UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

AETNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2012 Aetna Inc.

Notice of Annual Meeting and

Proxy Statement

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	Mark T. Bertolini Chairman, Chief Executive Officer and President

To Our Shareholders:

Aetna Inc.’s 2012 Annual Meeting of Shareholders will be held on Friday, May 18, 2012, at 9:30 a.m. Central time at the Gaylord Opryland Hotel & Convention Center in Nashville, Tennessee. We hope you will attend.

This booklet includes the Notice of the Annual Meeting and Aetna’s 2012 Proxy Statement. The Proxy Statement provides information about Aetna and describes the business we will conduct at the meeting.

At the meeting, in addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you plan to attend the meeting, please follow the advance registration instructions on page 5 of the Proxy Statement under “HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE ANNUAL MEETING?” and on page 85 of the Proxy Statement. Aetna’s Corporate Secretary must receive your written request for an admission ticket by May 11, 2012. An admission ticket, which is required for admission to the meeting, will be mailed to you prior to the meeting.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

Mark T. Bertolini

Chairman, Chief Executive Officer

and President

April 9, 2012

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	Judith H. Jones Vice President and Corporate Secretary

Notice of Annual Meeting of Shareholders of Aetna Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at Gaylord Opryland Hotel & Convention Center in Nashville, Tennessee on Friday, May 18, 2012, at 9:30 a.m. Central time for the following purposes:

1.	To elect as Directors of Aetna Inc. the 12 nominees named in this Proxy Statement;

2.	To approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012;

3.	To approve the Company’s executive compensation on a non-binding advisory basis;

4.	To consider and act on two shareholder proposals, if properly presented at the meeting; and

5.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 16, 2012 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders as of the record date, the close of business on March 16, 2012, or their authorized representatives. Parking is available at the Gaylord Opryland Hotel & Convention Center in Nashville, Tennessee, and public parking is also available in the vicinity. See the following page for directions to the Gaylord Opryland Hotel & Convention Center in Nashville, Tennessee.

In order to attend the Annual Meeting, you must present an admission ticket, along with government-issued photo identification (for example, a driver’s license or passport). You must request a ticket in advance by following the instructions on pages 5 and 85 of the attached Proxy Statement. Aetna’s Corporate Secretary must receive your written request for an admission ticket by May 11, 2012.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote by Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have voted previously.

This Notice of Annual Meeting and Proxy Statement and the Company’s 2011 Annual Report, Financial Report to Shareholders are available on Aetna’s Internet website at www.aetna.com/proxymaterials.

The Annual Meeting will be audiocast live on the Internet at www.aetna.com/investor.

By order of the Board of Directors,

Judith H. Jones

Vice President and Corporate Secretary

April 9, 2012

DIRECTIONS TO GAYLORD OPRYLAND HOTEL & CONVENTION CENTER.

2800 Opryland Drive

Nashville, TN 37214

From Nashville International Airport

•	Leave the airport complex and go west on Interstate 40

•	Proceed to Exit 215 and take Briley Parkway — 155 North

•	Go to and exit the parkway at Exit 12 (Opryland Hotel)

•	Turn left off the exit ramp onto McGavock Pike

•	Turn left at the first intersection into the Opryland Hotel complex

Interstate 40 West from Knoxville

•	Go west on Interstate 40

•	Proceed to Exit 215 and take Briley Parkway — 155 North

•	Go to and exit the parkway at Exit 12 (Opryland Hotel)

•	Turn left off the exit ramp onto McGavock Pike

•	Turn left at the first intersection into the Opryland Hotel complex

Interstate 40 East from Memphis

•	Go east through Nashville on Interstate 40

•	Proceed to Exit 215 and take Briley Parkway — 155 North

•	Go to and exit the parkway at Exit 12 (Opryland Hotel)

•	Turn left off the exit ramp onto McGavock Pike

•	Turn left at the first intersection into the Opryland Hotel complex

Interstate 65 South from Louisville / Bowling Green

•	Go south on Interstate 65

•	Proceed to Exit 90B to Briley Parkway — 155

•	Go east on Briley Parkway and exit at Exit 12 (Opryland Hotel)

•	Turn right off the exit ramp onto McGavock Pike

•	Turn left at the first intersection into the Opryland Hotel complex

Interstate 65 North from Birmingham

•	Go north on Interstate 65

•	Proceed to Exit 90B to Briley Parkway — 155

•	Go south on Briley Parkway and exit at Exit 12 (Opryland Hotel)

•	Turn right off the exit ramp onto McGavock Pike

•	Turn left at the first intersection into the Opryland Hotel complex

Interstate 24 West from Chattanooga

•	Go west on Interstate 24

•	Proceed to Exit 54 to Briley Parkway — 155

•	Go north on Briley Parkway and exit at Exit 12 (Opryland Hotel)

•	Turn left off the exit ramp onto McGavock Pike

•	Turn left at the first intersection into the Opryland Hotel complex

Interstate 24 East from St. Louis

•	Go east on Interstate 24

•	Proceed to Exit 43 to Briley Parkway — 155

•	Go east on Briley Parkway and exit at Exit 12 (Opryland Hotel)

•	Turn right off the exit ramp onto McGavock Pike

•	Turn left at the first intersection into the Opryland Hotel complex

AETNA INC.

151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT 06156

APRIL 9, 2012

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MAY 18, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2012

This Proxy Statement and the related 2011 Annual Report, Financial Report to Shareholders are available at www.aetna.com/proxymaterials.

Among other things, the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of this Proxy Statement contains information regarding:

•	The date, time and location of the Annual Meeting;

•	A list of the matters being submitted to shareholders for vote and the recommendations of the Board of Directors of Aetna Inc., if any, regarding each of those matters; and

•	Information about attending the Annual Meeting and voting in person.

Any control/identification number that a shareholder needs to access his or her form of proxy is included with his or her proxy or voting instruction card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:  The Board of Directors (the “Board”) of Aetna Inc. (“Aetna”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna’s Annual Meeting of Shareholders that will take place on May 18, 2012, and any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. These proxy materials and the enclosed proxy card are being mailed to shareholders beginning on or about April 9, 2012.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:  This Proxy Statement provides you with information about Aetna’s governance structure, our Director nominating process, the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our Directors and our named executive officers, and certain other required information.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:  There are five items scheduled to be voted on at the Annual Meeting:

•	Election of the 12 nominees named in this Proxy Statement as Directors of Aetna for the coming year.

•	Approval of the appointment of KPMG LLP as the independent registered public accounting firm of Aetna and its subsidiaries (collectively, the “Company”) for the year 2012.

•	Approval of the Company’s executive compensation on a non-binding advisory basis.

•	Consideration of a shareholder proposal relating to cumulative voting in the election of Directors, if properly presented at the Annual Meeting.

•

Consideration of a shareholder proposal requesting that the Company annually prepare and make available a report on political contributions and expenditures, if properly presented at the Annual Meeting.

Q:	WHAT ARE AETNA’S VOTING RECOMMENDATIONS?

A:  The Board recommends that you vote your shares as follows:

•	FOR each of Aetna’s nominees to the Board;

•	FOR the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2012;

•	FOR the approval of the Company’s executive compensation on a non-binding advisory basis; and

•	AGAINST each of the shareholder proposals.

Q:	WHICH OF MY SHARES CAN I VOTE?

A:  You may vote all Aetna common shares, par value $.01 per share (“Common Stock”), that you owned as of the close of business on March 16, 2012, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna’s Computershare Investment Plan, and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other holder of record.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:  Many Aetna shareholders hold their shares through a stockbroker, bank or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•

SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Aetna’s transfer agent, Computershare Trust Company, N.A. (the “Transfer Agent”), you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna, to vote in person at the Annual Meeting or to grant your voting proxy to your representative. Aetna has enclosed a proxy card for you to use. Any shares held for you under the Computershare Investment Plan are included on the enclosed proxy card.

•

BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares, and you also are invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or other nominee also is obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

A:  Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy to each of Barbara Hackman Franklin, Ellen M. Hancock and Edward J. Ludwig or, for shares you beneficially own, by submitting voting instructions to your broker or other nominee. Shareholders have a choice of voting by using the Internet, by calling a toll-free telephone number within the United States or Puerto Rico, or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below and carefully follow the instructions included on your proxy card or, for shares you beneficially own, the voting instruction card provided by your broker or other nominee.

•

BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy or voting instruction card but do not provide instructions, your shares will be voted as described under “WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?” on page 4.

•

BY INTERNET — Go to www.proxyvote.com and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you access the website.

•

BY TELEPHONE — Call toll-free on a touchtone telephone 1-800-690-6903 inside the United States or Puerto Rico and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you call.

The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for these shareholders will be available until 11:59 p.m. Eastern time on May 17, 2012.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE 401(K) PLAN?

A:  Participants in the Aetna 401(k) Plan (the “401(k) Plan”) who receive this Proxy Statement in their capacity as participants in the 401(k) Plan will receive voting instruction cards instead of proxy cards. The voting instruction card directs the trustee of the 401(k) Plan to vote the shares as indicated on the card. Shares held through the 401(k) Plan may be voted by using the Internet, by calling a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held through the 401(k) Plan for which no instructions are received will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held through the 401(k) Plan for which the trustee receives voting instructions.

Q:	HOW CAN I VOTE THE SHARES I ACQUIRED THROUGH AN AETNA EMPLOYEE STOCK PURCHASE PLAN?

A:  You hold the Common Stock you acquired through any of Aetna’s employee stock purchase plans as the beneficial owner of shares held in street name. You can vote these shares as described above beginning on page 2 under “HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?”

Q:	CAN I CHANGE MY VOTE?

A:  Yes. For shares you hold directly in your name, you may change your vote by (1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting, (2) submitting revised votes over the Internet or by telephone before 11:59 p.m. Eastern time on May 17, 2012, or (3) attending the Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card or Internet or telephone vote will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy or Internet or telephone vote to be revoked unless you specifically so request. You may revoke your proxy by providing written notice to Aetna’s Corporate Secretary at 151 Farmington Avenue, RW61, Hartford, CT 06156. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions you receive from your broker or other nominee and in a manner that allows your broker or other nominee sufficient time to process your new instructions and vote your shares.

Q:	CAN I VOTE AT THE ANNUAL MEETING?

A:  You may vote your shares at the Annual Meeting if you attend in person. You may vote the shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the Annual Meeting if you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. You may not vote shares you hold through the 401(k) Plan at the Annual Meeting.

Q:	HOW CAN I VOTE ON EACH PROPOSAL?

A:  In the election of Directors, you may vote FOR, AGAINST or ABSTAIN with respect to each of the Director nominees. In uncontested elections, Aetna’s Corporate Governance Guidelines require any incumbent Director nominee who receives more “AGAINST” votes than “FOR” votes to promptly submit his or her resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board. Please see “Director Elections — Majority Voting Standard” on page 10. For all other proposals, you may vote FOR, AGAINST or ABSTAIN. For a discussion of the votes needed to approve each proposal, see “WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW WILL VOTES BE COUNTED?” on page 6.

Q:	WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A:  If you sign and date your proxy card with no further instructions, your shares will be voted:

•	FOR the election as Directors of each of the nominees named on pages 21 through 32 of this Proxy Statement;

•	FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2012;

•	FOR the approval of the Company’s executive compensation on a non-binding advisory basis; and

•	AGAINST each of the shareholder proposals.

If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

If you sign and date your 401(k) Plan voting instruction card with no further instructions, all shares you hold through the 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held through the 401(k) Plan for which the trustee receives voting instructions.

Q:	WHAT IF I DON’T RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD AND DON’T VOTE BY INTERNET OR PHONE?

A:  If you do not return your proxy card and do not vote by Internet or phone, shares that you hold directly in your name (i.e., shares for which you are the shareholder of record) will not be voted at the Annual Meeting. If you do not return your voting instruction card and do not vote by Internet or phone, shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted in certain circumstances even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The approval of KPMG LLP as the Company’s independent registered public accounting firm for 2012 is considered a routine matter for which brokerage firms may vote uninstructed shares. The election of Directors; the approval of the Company’s executive compensation on a non-binding advisory basis, and each of the shareholder proposals to be voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote uninstructed shares on any of those proposals. Any uninstructed shares you hold through the 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held through the 401(k) Plan for which the trustee receives voting instructions.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:  It means your shares are registered differently or are in more than one account. Please provide voting instructions for all of the proxy and voting instruction cards you receive.

Q:	WHAT SHOULD I DO IF I WANT TO ATTEND THE ANNUAL MEETING?

A:  The Annual Meeting will be held at the Gaylord Opryland Hotel & Convention Center in Nashville, Tennessee. Directions to Gaylord Opryland Hotel & Convention Center are on the page following the attached Notice of Annual Meeting of Shareholders of Aetna Inc. The Annual Meeting is open to all shareholders as of the RECORD DATE (the close of business on March 16, 2012) or their authorized representatives. Anyone who attends the Annual Meeting must have an admission ticket. Follow the instructions below under “HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE ANNUAL MEETING?” to obtain an admission ticket.

Q:	HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE ANNUAL MEETING?

A:  In accordance with Aetna’s security procedures, anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

•	Shareholders at the close of business on March 16, 2012;

•	An authorized proxy holder of a shareholder of record at the close of business on March 16, 2012; or

•	An authorized representative of a shareholder of record who has been designated to present a shareholder proposal.

You must provide evidence of your ownership of shares with your ticket request and follow the requirements for obtaining an admission ticket specified in the “Admission and Ticket Request Procedure” on page 85. Aetna’s Corporate Secretary must receive your request for an admission ticket by May 11, 2012.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. Please note that, for security reasons, all bags may be searched, and all persons who attend the Annual Meeting may be required to pass through a metal detector. We will be unable to admit anyone to the Annual Meeting who does not comply with these security procedures. No one will be admitted to the Annual Meeting once the meeting has commenced.

Q:	CAN I LISTEN TO THE ANNUAL MEETING IF I DON’T ATTEND IN PERSON?

A:  Yes. You can listen to the live audio webcast of the Annual Meeting by going to Aetna’s Internet website at www.aetna.com/investor and then clicking on the link to the webcast.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:  We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting, and you will be able to find this report on Aetna’s Internet website at www.aetna.com/investor.

Q:	WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A:  Each share of Common Stock outstanding as of the RECORD DATE (the close of business on March 16, 2012) is entitled to one vote at the Annual Meeting. At the close of business on March 16, 2012, 348,424,276 shares of Common Stock were outstanding.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A:  A majority of the shares of Common Stock outstanding as of the RECORD DATE (the close of business on March 16, 2012) must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Broker nonvotes are counted as present for the purpose of determining the presence of a quorum if the broker votes on a non-procedural matter, such as the appointment of the Company’s independent registered public accounting firm. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW WILL VOTES BE COUNTED?

A:  Under Pennsylvania corporation law and Aetna’s Articles of Incorporation and By-Laws, the approval of any corporate action taken at the Annual Meeting is based on votes cast. For the proposals that will be considered at the Annual Meeting, shareholder approval occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. “Votes cast” on these proposals means votes “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered “votes cast” on these proposals and therefore have no effect on the outcome. In uncontested elections, Directors are elected by a majority of votes cast. As described in more detail on page 10 under “Director Elections — Majority Voting Standard,” in uncontested elections, Aetna’s Corporate Governance Guidelines require any incumbent Director nominee who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee and the Board.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described under “HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?” above.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A:  Aetna will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that you will pay for Internet access if you choose to access these proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the solicitation of votes for a fee of $21,000 plus reasonable out-of-pocket expenses for these services, which vary from year to year. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Common Stock and obtaining their voting instructions.

Q:	DOES AETNA ALLOW SHAREHOLDERS TO CHOOSE TO VIEW ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

A:  Yes. Aetna allows shareholders of record to choose to view future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2012 Aetna Inc. Notice of Annual Meeting and Proxy Statement and 2011 Aetna Annual Report, Financial Report to Shareholders are available on Aetna’s Internet website at www.aetna.com/proxymaterials. Under Pennsylvania law, Aetna may provide shareholders who give Aetna their e-mail addresses with electronic notice of its shareholder meetings as described below.

If you are a shareholder of record, you can choose to view annual reports to shareholders and proxy statements via the Internet and save Aetna the cost of producing and mailing these documents in the future by following the instructions under “HOW DO I ELECT TO VIEW ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?” below. If you hold your shares through a stockbroker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports via the Internet.

If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future annual reports and proxy statements over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. The notice you receive will include instructions and contain the Internet address for those materials.

Many shareholders who hold their shares through a stockbroker, bank or other holder of record and elect electronic access will receive an e-mail containing the Internet address to access Aetna’s notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

Q:	HOW DO I ELECT TO VIEW ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

A:  If you are a shareholder of record and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements via the Internet instead of receiving paper copies of these documents, you may elect this option when voting by using the Internet at www.proxyvote.com and following the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you access the website.

Q:	WHAT IF I GET MORE THAN ONE COPY OF AETNA’S ANNUAL REPORT?

A:  The 2011 Aetna Annual Report, Financial Report to Shareholders is being mailed to shareholders in advance of, or together with, this Proxy Statement. If you hold Aetna shares in your own name and received more than one copy of the 2011 Aetna Annual Report, Financial Report to Shareholders at your address and wish to reduce the number of reports you receive and save Aetna the cost of producing and mailing these reports, you should contact Aetna’s Transfer Agent at 1-800-446-2617 to discontinue the mailing of reports on the accounts you select. At least one account at your address must continue to receive an annual report, unless you elect to view future annual reports over the Internet. The mailing of dividend checks, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may resume the mailing of an annual report to an account by calling Aetna’s Transfer Agent at 1-800-446-2617. If you own shares through a stockbroker, bank or other holder of record and received more than one 2011 Aetna Annual Report, Financial Report to Shareholders, please contact the holder of record to eliminate duplicate mailings.

“Householding” occurs when a single copy of our annual report and proxy statement is sent to any household at which two or more shareholders reside if they appear to be members of the same family. Although we do not “household” for registered shareholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way.

Q:	WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?

A:  If for any reason one or more of Aetna’s nominees is not available to be a candidate for Director, the persons named as proxy holders on your proxy card may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A:  Other than the election of Directors and the other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using the enclosed proxy card, the persons named as proxies on the enclosed proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

Q:	CAN I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:  Yes. You can submit proposals for consideration at future annual meetings, including Director nominations.

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SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna’s proxy statement for the 2013 Annual Meeting, the written proposal must be RECEIVED by Aetna’s Corporate Secretary no later than the close of business on December 12, 2012. Such proposals must be sent to: Corporate Secretary, Aetna Inc., 151 Farmington Avenue, RW61, Hartford, CT 06156. Such proposals also will need to comply with the United States Securities and Exchange Commission (the “SEC”) rules and regulations, namely Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of shareholder proposals in Aetna-sponsored proxy materials.

In order for a shareholder proposal to be raised from the floor during the 2013 Annual Meeting instead of being submitted for inclusion in Aetna’s proxy statement, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of the 2013 Annual Meeting and must contain the information required by Aetna’s By-Laws. Please note that the 90-day advance notice requirement relates only to matters a shareholder wishes to bring before the 2013 Annual Meeting from the floor. It does not apply to proposals a shareholder wishes to have included in Aetna’s proxy statement; that procedure is explained in the paragraph above.

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NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Nominating Committee. In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. In order to nominate a Director candidate at the 2013 Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of the 2013 Annual Meeting and must contain the information required by Aetna’s By-Laws. (Please see “Director Qualifications” on page 19 for a description of qualifications that the Board believes are required for Board nominees.)

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COPY OF BY-LAW PROVISIONS: You may contact the Corporate Secretary at Aetna’s headquarters, 151 Farmington Avenue, RW61, Hartford, CT 06156, for a copy of the relevant provisions of Aetna’s By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates. You also can visit Aetna’s website at www.aetna.com/governance to review and download a copy of Aetna’s By-Laws.

Q:	CAN SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

A:  Yes. You can ask questions regarding each of the items to be voted on when those items are discussed at the Annual Meeting. Shareholders also will have an opportunity to ask questions of general interest at the end of the Annual Meeting.

Q:	WHO COUNTS THE VOTES CAST AT THE ANNUAL MEETING?

A:  Votes are counted by employees of Broadridge Financial Solutions, Inc. and certified by the judge of election for the Annual Meeting who is an employee of Governance Consulting Services, LLC, an independent consultant of Broadridge Financial Solutions, Inc. The judge will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the existence of a quorum, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A:  Yes. The vote of each shareholder is held in confidence from Aetna’s Directors, officers and employees except (a) as necessary to meet applicable legal requirements (including stock exchange listing requirements) and to assert or defend claims for or against Aetna and/or one or more of its consolidated subsidiaries, (b) as necessary to assist in resolving any dispute about the authenticity or accuracy of a proxy card, consent, ballot, authorization or vote, (c) if there is a contested proxy solicitation, (d) if a shareholder makes a written comment on a proxy card or other means of voting or otherwise communicates the shareholder’s vote to management, or (e) as necessary to obtain a quorum.

GOVERNANCE OF THE COMPANY

At Aetna, we believe sound corporate governance principles are good for our business, our industry, the competitive marketplace and for all of those who place their trust in us. We have embraced the principles behind the Sarbanes-Oxley Act of 2002, as well as the governance rules for companies listed on the NYSE. These principles are reflected in the structure and composition of our Board and in the charters of our Board Committees, and are reinforced through Aetna’s Code of Conduct, which applies to every Aetna employee and every member of the Board.

Aetna’s Corporate Governance Guidelines

Aetna’s Corporate Governance Guidelines (the “Guidelines”) provide the framework for the governance of Aetna. The governance rules for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the Guidelines. The Guidelines address the role of the Board (including advising on key strategic, financial and business objectives); the composition of the Board and selection of Directors; the functioning of the Board (including its annual self-evaluation); the Committees of the Board; the compensation of Directors; and the conduct and ethics standards for Directors, including a prohibition against any nonmanagement Director having a direct or indirect material relationship with the Company except as authorized by the Board or our Nominating Committee, and a prohibition against Company loans to, or guarantees of obligations of, Directors and their family members. The Guidelines are available at www.aetna.com/governance.

The Board reviews the Company’s corporate governance practices annually. These reviews include a comparison of our current practices to those suggested by various groups or authorities active in corporate governance and to those of other public companies.

Aetna’s Board of Directors

Aetna’s business and affairs are managed under the direction of the Board. Under Aetna’s By-Laws, the size of the Board may range from 3 to 21 members, with any change to the size of the Board to be designated from time to time by the Board. The Board currently consists of 13 individuals. The Board appoints Aetna’s officers, who serve at the discretion of the Board.

Under Aetna’s Articles of Incorporation, at each annual meeting of shareholders, all of the Directors are elected to hold office for a term of one year and until their successors are elected and qualified.

Director Elections — Majority Voting Standard

Aetna’s Articles of Incorporation provide for majority voting in uncontested elections of Directors. Under the Articles of Incorporation, a Director nominee will be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. An “abstain” vote will not have any effect on the outcome of the election. In contested elections, those in which there are more candidates for election than the number of Directors to be elected and one or more candidates have been properly proposed by shareholders, the voting standard will be a plurality of votes cast. Under Pennsylvania law and the Articles of Incorporation, if an incumbent Director nominee does not receive a majority of the votes cast in an uncontested election, the incumbent Director will continue to serve on the Board until his or her successor is elected and qualified. To address this situation, the Guidelines require any incumbent nominee for Director in an uncontested election who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee is then required to recommend to the Board the action to be taken with respect to the resignation, and the Board is required to act on the resignation, in each case within a reasonable period of time. Aetna will disclose promptly to the public each such resignation and decision by the Board. New nominees not already serving on the Board who fail to receive a majority of votes cast in an uncontested election will not be elected to the Board in the first instance.

Director Retirement Age

The Nominating Committee regularly assesses the appropriate size and composition of the Board and, among other matters, whether any vacancies on the Board are expected due to retirement or otherwise. The current Director retirement age is 76. In accordance with the Guidelines, Gerald Greenwald is not standing for election at the Annual Meeting. Mr. Greenwald’s vacancy will not be filled at the Annual Meeting, and, as a result, the size of the Board will be reduced from 13 to 12 Directors. Proxies cannot be voted for a greater number of persons than the number of Director nominees named in this Proxy Statement.

Executive Sessions

Aetna’s nonmanagement Directors meet in regularly scheduled executive sessions without management present at every regular Aetna Board meeting. Aetna’s independent Directors met once in executive session during 2011 without management present. During 2011, the nonmanagement Directors, each of whom is independent other than Dr. Coye, met six times to discuss certain Board policies, processes and practices, the performance and proposed performance-based compensation of the Chairman, Chief Executive Officer and President, management succession and other matters relating to the Company and the functioning of the Board. Dr. Coye was an independent Director until September 2010, when she joined UCLA Health System.

Board Leadership Structure and the Lead Director

The Board, assisted by the Nominating Committee, regularly reviews the leadership structure of the Company, including whether the position of Chairman should be held by an independent Director. The Board believes that the decision to combine or separate the positions of Chairman and Chief Executive Officer is highly dependent on the strengths and personalities of the personnel involved and must take into account current business conditions and the environment in which the Company operates. The Board also strongly believes Mr. Bertolini, who continues to serve as Chief Executive Officer and President, is a successful leader of the Board and an effective bridge between the Directors and Company management. While the Board has decided to keep the roles of Chairman and Chief Executive Officer combined at this time, the Board also has taken steps to ensure that it effectively carries out its responsibility for independent oversight of management. These steps include the appointment of a Lead Director (with comprehensive and clearly delineated duties); the scheduling at every regular Board meeting of an executive session of the nonmanagement Directors (without Mr. Bertolini or other management attendees present); and assuring that substantially all of the nonmanagement Directors are independent. In addition, each Board Committee meets regularly in executive session without management attendees.

Following its 2011 Annual Meeting of Shareholders, the Company discussed its Board leadership structure with its largest shareholders. As a result of these discussions, the Board decided to expand the duties of the Presiding Director and to change the name of the role to Lead Director. Effective February 24, 2012, the duties of the Lead Director include the following:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the nonmanagement directors;

•	approves meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items;

•	approves information sent to the Board;

•	has authority to call special meetings of the Board (including meetings of the nonmanagement or independent Directors); and

•	will make himself or herself available as appropriate for consultation and direct communication upon the reasonable request of a major shareholder.

Gerald Greenwald, an independent Director, served as the Presiding Director from April 2007 to September 2011. Edward J. Ludwig, an independent Director, served as the Presiding Director from September 2011 until February 24, 2012. Mr. Ludwig has served as the Lead Director since February 24, 2012. The Lead Director is elected annually. Commencing in 2012, the Lead Director will receive an annual cash retainer of $15,000, the same amount currently paid to the Chairman of the Audit Committee and the Chairman of the Committee on Compensation and Organization (the “Compensation Committee”).

Communications with the Board

To contact Aetna’s management Director, Mark T. Bertolini, Chairman, Chief Executive Officer and President, you may write to him at Aetna Inc., 151 Farmington Avenue, Hartford, CT 06156. Communications sent to Aetna’s management Director will be delivered directly to him. Anyone wishing to make their concerns known to Aetna’s nonmanagement Directors or the Lead Director or to send a communication to the entire Board may contact Mr. Ludwig by writing to the Lead Director at P.O. Box 370205, West Hartford, CT 06137-0205. All such communications will be kept confidential and forwarded directly to the Lead Director. Items that are unrelated to a Director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary.

Director Independence

The Board has established guidelines (“Director Independence Standards”) to assist it in determining Director independence. In accordance with the Director Independence Standards, the Board must determine that each independent Director has no material relationship with the Company other than as a Director and/or a shareholder of the Company. Consistent with the NYSE listing standards, the Director Independence Standards specify the criteria by which the independence of our Directors will be determined, including guidelines for Directors and their immediate family members with respect to past employment or affiliation with the Company or its external auditor. The Director Independence Standards are available at www.aetna.com/governance.

Pursuant to the Director Independence Standards, the Board undertook its annual review of Director independence in February 2012. The purpose of this review was to determine whether any nonmanagement Director’s relationships or transactions are inconsistent with a determination that the Director is independent. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family (or any entity of which a Director or an immediate family member is a partner, major shareholder or officer) and the Company. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family with members of the Company’s senior management or their affiliates.

As a result of this review, the Board affirmatively determined in its business judgment that each of Fernando Aguirre, Frank M. Clark, Betsy Z. Cohen, Roger N. Farah, Barbara Hackman Franklin, Jeffrey E. Garten, Ellen M. Hancock, Richard J. Harrington, Edward J. Ludwig and Joseph P. Newhouse, each of whom also is standing for election at the Annual Meeting, and Gerald Greenwald, who is not standing for election at the Annual Meeting, is independent as defined in the NYSE listing standards and under Aetna’s Director Independence Standards and that any relationship with the Company (either directly or as a partner, major shareholder or officer of any organization that has a relationship with the Company) is not material under the independence thresholds contained in the NYSE listing standards and under Aetna’s Director Independence Standards. In 2011, the Board affirmatively determined that Earl G. Graves was independent under both such standards and that any such relationship with the Company was not material. Mr. Graves retired from the Board in May 2011. The Board has determined that Molly J. Coye, M.D., is not independent under the NYSE listing standards and under Aetna’s Director Independence Standards due to the Company’s business relationship with her employer. Dr. Coye is not involved in that relationship.

In determining that each of the nonmanagement Directors other than Dr. Coye is independent, the Board considered that the Company in the ordinary course of business sells products and services to, and/or purchases products and services from, companies and other entities at which some of our Directors or their immediate family members are or have been officers and/or significant equity holders or have certain other relationships. Specifically, the Board considered the existence of and approved the transactions listed in the tables below, all of which were made in the ordinary course of business, on terms and conditions substantially similar to those with unrelated third parties, and which the Board believes were in, or not inconsistent with, the best interests of the Company. The aggregate amounts paid to or received from these companies or other entities in each of the last three years did not approach the threshold in the Director Independence Standards (i.e., the greater of $1 million or 2% of the other company’s consolidated gross revenues) for 2011, except in the case of Dr. Coye. The tables below set forth such aggregate amounts for 2011.

Director	Organization	Type of Organization	Relationship to Organization	Type of Transaction, Relationship or Agreement(a)	2011 Amount(b)
2011 Sales and Other Amounts Received by the Company
Fernando Aguirre	Chiquita Brands International, Inc.	Global Distributor of Consumer Products	Executive Officer	FSA & COBRA administrative services	<1% <$500,000
Frank M. Clark	Exelon Corporation	Energy Services Company	Executive Officer	Health Care Benefits (Dental)	≈0.02% >$1 million
Roger N. Farah	Ralph Lauren Corporation	Lifestyle Products	Executive Officer	Health Care Benefits (Medical/Dental)	<1% <$500,000
Jeffrey E. Garten	Yale University	Educational Institution	Employee	Health Care Benefits (Medical/Life)	≈0.11% >$1 million
Edward J. Ludwig	Becton, Dickinson and Company	Global Medical Technology Company	Executive Officer	Health Care Benefits (Medical/Dental); Manufacturer Discounts	≈0.07% >$1 million

(a)	All premiums and fees were determined on the same terms and conditions as premiums and fees for our other customers.

(b)	Percentages are determined by dividing (1) calendar year 2011 payments due and owing to the Company by (2) the applicable entity’s most recently available annual consolidated gross revenues.

Director	Organization	Type of Organization	Relationship to Organization	Type of, Transaction, Relationship or Agreement(A)	2011 Amount(B)
2011 Purchases by the Company
Frank M. Clark	Exelon Corporation, and/or its subsidiary companies	Energy Services Company	Executive Officer	Utility Services; Rent for Parking Easement	<1% <$500,000
Molly J. Coye, M.D.	UCLA Health System	Provider of Hospital/Physician Services	Chief Innovation Officer	Contract with Provider for Hospital/Physician Services for Members(C)	≈3.53% >$1 million
Jeffrey E. Garten	Yale University	Educational Institution	Employee	Childhood Obesity Study and Event Sponsorships	<1% <$500,000
Joseph P. Newhouse	Harvard University	Educational Institution	Employee	Medical Content for InteliHealth/Active Health and Employee Tuition	≈0.02% <$1 million

(A)	None of the transactions or relationships included consulting services provided to the Company.

(B)	Percentages are determined by dividing (1) calendar year 2011 purchases by the Company by (2) the applicable entity’s most recently available annual consolidated gross revenues.

(C)	Dr. Coye is Chief Innovation Officer at UCLA Health System, which includes health institutions and other health care providers. These providers are part of the Company’s broad national network of hospitals and physicians and other health care providers. Dr. Coye has no interest in or involvement with UCLA Health System’s relationship with the Company.

In addition to the transactions in the second table listed on page 13, the Company also may, in the ordinary course of its business, hold as investments equity and/or debt securities in corporations or organizations with which Messrs. Clark and/or Farah are affiliated. The amount of each such holding is below the 5% threshold amount in the Director Independence Standards. The Board determined that none of these investment relationships was material or impaired the independence of any Director.

All members of the Audit Committee, the Compensation Committee and the Nominating Committee are, in the business judgment of the Board, independent Directors as defined in the NYSE listing standards and in Aetna’s Director Independence Standards.

Compensation Committee Interlocks and Insider Participation

As of April 9, 2012, the members of the Compensation Committee are Roger N. Farah (Chairman), Frank M. Clark, Betsy Z. Cohen, Barbara Hackman Franklin and Jeffrey E. Garten. None of the members of the Compensation Committee has ever been an officer or employee of the Company. There are no interlocking relationships between any of our executive officers or Compensation Committee members.

Meeting Attendance

The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings from time to time, as appropriate. During 2011, the Board met fourteen times. The average attendance of Directors at all meetings during the year was 94.7%, and no Director attended fewer than 75% of the aggregate number of Board and Committee meetings that he or she was eligible to attend, except Earl G. Graves who retired from the Board in May 2011 and did not stand for election at Aetna’s 2011 Annual Meeting of Shareholders. It is the policy of the Board that all Directors should be present at Aetna’s Annual Meeting of Shareholders. Ten of the twelve Directors then in office and standing for election attended Aetna’s 2011 Annual Meeting of Shareholders.

Aetna’s Code of Conduct

Aetna’s Code of Conduct applies to every Aetna employee and to every member of the Board, and is available at www.aetna.com/governance. The Code of Conduct is designed to ensure that Aetna’s business is conducted in a consistently legal and ethical manner. The Code of Conduct includes policies on employee conduct, conflicts of interest and the protection of confidential information, and requires compliance with all applicable laws and regulations. Aetna will disclose any amendments to the Code of Conduct, or waivers of the Code of Conduct relating to Aetna’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions, on its website at www.aetna.com/governance within four business days following the date of any such amendment or waiver. To date, no waivers have been requested or granted.

Related Party Transaction Policy

Under Aetna’s Code of Conduct, the Board or an independent Committee reviews any potential conflicts between the Company and any Director. In addition, the Board has adopted a written Related Party Transaction Policy (the “Policy”) which applies to Directors, executive officers, significant shareholders and their immediate family members (each a “Related Person”). Under the Policy, all transactions involving the Company in which a Related Person has a direct or indirect material interest must be reviewed and approved (1) by the Board or the Nominating Committee if involving a Director, (2) by the Board or the Audit Committee if involving an executive officer, or (3) by the Board if involving a significant shareholder. The Board or appropriate Committee considers relevant facts and circumstances, which may include, without limitation, the commercial reasonableness of the terms, the benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. A transaction may be approved if it is determined, in the Board’s or appropriate Committee’s reasonable business judgment, that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, and considering the interests of other relevant constituents, when deemed appropriate. Determinations of materiality are made by the Board or appropriate Committee, as applicable.

Board’s Role in the Oversight of Risk

The Company relies on its comprehensive enterprise risk management (“ERM”) process to aggregate, monitor, measure and manage risk. The ERM process is dynamic and ongoing. It is designed to identify the most important risks facing the Company as well as to prioritize those risks in the context of the Company’s overall strategy. The Company’s ERM team is led by the Company’s Chief Enterprise Risk Officer, who is also the Company’s Chief Financial Officer. In collaboration with the Audit Committee and the Board, the ERM team annually conducts a risk assessment of the Company’s businesses. All of our key business leaders are involved in the risk assessment process. The risk assessment is presented to, and reviewed by, the Audit Committee and, after reflecting the Audit Committee’s views, the list of enterprise risks is then reviewed and approved by the Board. As part of their reviews, the Audit Committee and the Board consider the internal governance structure for managing risks, and the Board assigns responsibility for ongoing oversight of each identified risk to a specific Committee of the Board or to the Board. Discussions of assigned risks are then incorporated into the agenda for each Committee (or the Board) throughout the year. Risk management is ongoing, and the importance assigned to identified risks can change and new risks can emerge during the year as the Company develops and implements its strategy. Consequently, our Chief Enterprise Risk Officer, in consultation with the Chairman, Chief Executive Officer and President, monitors risk management and mitigation activities across the organization throughout the year and reports periodically to the Audit Committee and the Board concerning the Company’s risk management profile and activities. As a result, we believe having the same individual serve as both Chairman and Chief Executive Officer assists the Board in performing its risk oversight function because the Chairman, Chief Executive Officer and President is directly involved in the Company’s ERM process. The Audit Committee also meets regularly in private sessions with the Company’s Chief Enterprise Risk Officer.

Board and Committee Membership; Committee Descriptions

Aetna’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that are better addressed by smaller, more focused subsets of Directors.

The following table presents, as of April 9, 2012, the key standing Committees of the Board, the membership of such Committees and the number of times each such Committee met in 2011. Board Committee Charters adopted by the Board for each of the six Committees listed below are available at www.aetna.com/governance.

Board Committee
Nominee/Director	Audit		Compensation and Organization		Executive		Investment and Finance		Medical Affairs		Nominating and Corporate Governance
Fernando Aguirre	X								X
Mark T. Bertolini					X	*	X
Frank M. Clark			X						X
Betsy Z. Cohen			X		X		X
Molly J. Coye, M.D.					X		X		X	*
Roger N. Farah			X	*			X
Barbara Hackman Franklin			X								X
Jeffrey E. Garten			X						X
Gerald Greenwald					X		X				X
Ellen M. Hancock	X				X						X	*
Richard J. Harrington	X	*			X		X
Edward J. Ludwig	X				X		X	*			X
Joseph P. Newhouse	X								X
Number of Meetings in 2011	9		9		0		9		6		5

*	Committee Chairman.

Planned Committee Changes for 2012

The Board has determined that:

•	The Executive Committee will consist of the Lead Director, the Chairman of each Committee then in office and Mr. Bertolini.

•	Effective May 18, 2012, Betsy Z. Cohen will become a member of the Nominating Committee and will no longer be a member of the Compensation Committee.

Committee Functions and Responsibilities

The functions and responsibilities of the key standing Committees of Aetna’s Board are described below.

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Audit Committee. The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Audit Committee member, based on his or her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC. The Audit Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) compliance by the Company with legal and regulatory requirements. The Audit Committee periodically discusses management’s policies with respect to risk assessment and risk management, and periodically discusses with the Independent Accountants, management and Internal Audit department significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Audit Committee. The Company’s Chief Compliance Officer is authorized to communicate promptly and personally to the Audit Committee on all matters he or she deems appropriate, including, without limitation, any matter involving criminal conduct or potential criminal conduct. The Audit Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties. The Audit Committee has available from the Company such funding as the Audit Committee determines for compensation to the Independent Accountants and any other accounting firm or other advisers engaged by the Audit Committee, and for the Audit Committee’s ordinary administrative expenses. The Audit Committee conducts an annual evaluation of its performance. For more information regarding the role, responsibilities and limitations of the Audit Committee, please refer to the Report of the Audit Committee beginning on page 76.

The Audit Committee can be confidentially contacted by employees and others wishing to raise concerns or complaints about the Company’s accounting, internal accounting controls or auditing matters by calling AlertLine®, an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Aetna Inc. Audit Committee, c/o Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

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Committee on Compensation and Organization. The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Compensation Committee is directly responsible for reviewing and approving the corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation; evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives; and establishing the Chief Executive Officer’s and other executive officers’ compensation levels based on this evaluation. The Chief Executive Officer’s compensation is determined after reviewing the Chief Executive Officer’s performance and consulting with the nonmanagement Directors of the Board. The Compensation Committee also evaluates and determines the compensation of the Company’s executive officers and oversees the compensation and benefit plans, policies and programs of the Company. The Compensation Committee consults with the Chief Executive Officer regarding the compensation of all executive officers other than the Chief Executive Officer, but the Compensation Committee does not delegate its authority with regard to these executive compensation decisions. The Compensation Committee also administers Aetna’s stock-based incentive plans and Aetna’s 2001 Annual Incentive Plan (the “Annual Incentive Plan”). The Compensation Committee reviews and makes recommendations, as appropriate, to the Board as to the development and succession plans for the senior management of the Company. The Compensation Committee conducts an annual evaluation of its performance.

The Compensation Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Compensation Committee has the sole authority to select, retain and terminate any consultant used to assist the Compensation Committee and has the sole authority to approve each consultant’s fees and other retention terms. In accordance with this authority, the Compensation Committee engages Frederic W. Cook & Co., Inc. (“Cook”) as an independent outside compensation consultant to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive compensation. The Company may not engage Cook for any services other than in support of the Compensation Committee without the prior approval of the Chairman of the Compensation Committee. Cook also advises the Nominating Committee regarding Director compensation. The Company does not engage Cook for any services other than in support of these Committees. A representative of Cook attended eight of the Compensation Committee’s meetings in 2011.

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Executive Committee. This Committee is authorized to act on behalf of the Board between regularly scheduled Board meetings, usually when timing is critical. The Executive Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

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Investment and Finance Committee. This Committee assists the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Investment and Finance Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Investment and Finance Committee conducts an annual evaluation of its performance.

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Medical Affairs Committee. This Committee provides general oversight of Company policies and practices that relate to providing the Company’s members with access to cost-effective, quality health care. The Medical Affairs Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Medical Affairs Committee conducts an annual evaluation of its performance.

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Nominating and Corporate Governance Committee. The Board has determined in its business judgment that all members of the Nominating Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Nominating Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends to the Board corporate governance principles. Other specific duties and responsibilities of the Nominating Committee include: annually assessing the size and composition of the Board; annually reviewing and recommending Directors for continued service; reviewing the compensation of, and benefits for, Directors; recommending the retirement policy for Directors; coordinating and assisting the Board in recruiting new members to the Board; reviewing potential conflicts of interest or other issues arising out of other positions held or proposed to be held by, or any changes in circumstances of, a Director; recommending Board Committee assignments; overseeing the annual evaluation of the Board; conducting an annual performance evaluation of the Nominating Committee; conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members; and interpreting, as well as reviewing any proposed waiver of, Aetna’s Code of Conduct, the code of business conduct and ethics applicable to Directors. The Nominating Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Nominating Committee has the sole authority to select, retain and terminate any search firm used to identify Director candidates and has the sole authority to approve the search firm’s fees and other retention terms.

The Board makes all Director compensation determinations after considering the recommendations of the Nominating Committee. In setting Director compensation, both the Nominating Committee and the Board review director compensation data obtained from Cook. Cook advises the Nominating Committee regarding Director compensation, but neither the Nominating Committee nor the Board delegates any Director compensation decision-making authority.

Consideration of Director Nominees

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Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described on page 19 under “Director Qualifications” and “Identifying and Evaluating Nominees for Director.” Any shareholder nominations of candidates proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership, and otherwise comply with applicable rules and regulations, and should be addressed to:

Corporate Secretary

Aetna Inc.

151 Farmington Avenue, RW61

Hartford, CT 06156

In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. For a description of the process for nominating Directors in accordance with Aetna’s By-Laws, see “CAN I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?” on page 8.

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Director Qualifications. The Nominating Committee Charter sets out the criteria weighed by the Nominating Committee in considering all Director candidates, including shareholder-identified candidates. The criteria are re-evaluated periodically and currently include: the relevance of the candidate’s experience to the business of the Company; enhancing the diversity of the Board; the candidate’s independence from conflict or direct economic relationship with the Company; and the candidate’s ability to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that nonmanagement Directors nominated by the Board are individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

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Diversity. The Nominating Committee believes that, in addition to the traditional concepts of diversity (e.g., gender, race and ethnicity), it also is important to achieve a diversity of knowledge, experience and capabilities on the Board that supports the Company’s strategic direction. The Nominating Committee and the Board believe that having a Board of Directors with a broad background of skills, perspectives and experiences is crucial to enhancing the quality of Board decision making and governance. As a result, identifying Director candidates with diverse experiences, qualifications and skills that complement those already present on the Board has been and will continue to be central to the Nominating Committee’s Director nomination process. Although the Board does not have a formal diversity policy, our Directors come from many different fields, including, academia, technology, manufacturing, retail, service, consumer products, not-for-profit and regulatory. Our Director Nominees for 2012 include four women, one Latino male and one African American male.

The specific experiences, qualifications, attributes and skills that the Nominating Committee and the Board believe each Nominee possesses are set forth below each Nominee’s biography beginning on page 21.

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Identifying and Evaluating Nominees for Director. The Nominating Committee uses a variety of methods to identify and evaluate nominees for Director. In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential Director nominees. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with its consideration of nominees. The Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those vacancies and, if applicable, considers various potential Director candidates. These candidates are evaluated against the current Director criteria at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of the person(s) proposing a candidate, a shareholder nominee will be considered by the Nominating Committee at a meeting of the Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, such materials are forwarded to the Nominating Committee.

The Board and the Nominating Committee each assessed the characteristics and performance of the individual Directors standing for election to the Board at the Annual Meeting against the foregoing criteria, and, to the extent applicable, considered the impact of any change in the principal occupations of all Directors during the last year. Upon completion of this evaluation process, the

Nominating Committee reported to the Board its conclusions and recommendations for nominations to the Board, and the Board nominated the 12 Director nominees named in this Proxy Statement based on that recommendation.

Fernando Aguirre previously has not been elected to the Board by our shareholders. In 2011, the Nominating Committee engaged and paid the fees of a professional search firm to assist the Nominating Committee in identifying and evaluating potential nominees. Following the candidate identification and evaluation process, the Nominating Committee considered and recommended Mr. Aguirre to the full Board, and the Board appointed Mr. Aguirre a Director of Aetna on July 29, 2011.

I.    Election of Directors

This year, Aetna will nominate 12 individuals for election as Directors at the Annual Meeting (the “Nominees”) to replace the current Board of 13 members. The terms of office for the Directors elected at the Annual Meeting will run until the next annual meeting and until their successors are duly elected and qualified. The Nominating Committee recommended the 12 Nominees for nomination by the Board. Based on that recommendation, the Board nominated each of the Nominees for election at the Annual Meeting.

All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of Aetna or one of its predecessors, the principal occupation of each Nominee as of March 16, 2012, the publicly traded company directorships and certain other directorships held by each Nominee for the past five years, a brief description of the business experience of each Nominee for at least the last five years, and the specific experience, qualifications, attributes and skills that each Nominee possesses. The specific experience, qualifications, attributes and skills listed below for each Nominee are in addition to the individual qualifications required for all nominees as outlined under “Director Qualifications” on page 19.

Each of the 12 individuals listed below (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as described on page 7 under “WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?”) who receives more “for” votes than “against” votes cast at the Annual Meeting will be elected a Director. In addition, as described in more detail on page 10 under “Director Elections — Majority Voting Standard,” Aetna’s Corporate Governance Guidelines require any incumbent nominee for Director in an uncontested election who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee and the Board are then required to act on the resignation, in each case within a reasonable period of time.

The Board recommends a vote FOR each of the 12 Nominees. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the election of all 12 Nominees.

Nominees for Directorships

Director since 2011

Fernando Aguirre, age 54, has been President and Chief Executive Officer since January 2004 and Chairman since May 2004 of Chiquita Brands International, Inc. (global distributor of consumer products). Prior to joining Chiquita, Mr. Aguirre worked for more than 23 years in brand management, general management and turnarounds at The Procter & Gamble Company (P&G) (manufacturer and distributor of consumer products). Mr. Aguirre began his P&G career in 1980, serving in various capacities including President and General Manager of P&G Brazil, President of P&G Mexico, Vice President of P&G’s global snacks and US food products, and President of global feminine care. In July 2002, Mr. Aguirre was named President, special projects, reporting to P&G’s Chairman and CEO, working on strategy. Mr. Aguirre is currently a director of Levi Strauss & Co. and served as a director of Coca-Cola Enterprises Inc. from 2005 until November 2010.

Experience, Qualifications, Attributes and Skills
We believe Mr. Aguirre brings to the Board extensive consumer products, global business and executive leadership experience. As an active Chairman and CEO of a large public company that produces and distributes consumer products worldwide, he has significant brand management and international experience that is valuable to the Board’s strategic and operational understanding of global markets. He possesses significant experience as a director, as demonstrated by his current and prior service on other public company boards.
Director since 2010

Mark T. Bertolini, age 55, is Chairman, Chief Executive Officer and President of Aetna. He assumed the role of Chairman on April 8, 2011 and Chief Executive Officer on November 29, 2010. Mr. Bertolini came to Aetna in 2003 as head of Aetna’s Specialty Products. In July 2007, he was named President, responsible for all of Aetna’s businesses and operations across the company’s broad range of health care products and related services. Prior to serving as Aetna’s president, Mr. Bertolini was executive vice president and head of Aetna’s regional businesses, which included the company’s individual, retiree, small group and middle market segments, as well as numerous product, network and service areas. Prior to joining Aetna, Mr. Bertolini held executive positions at Cigna, NYLCare Health Plans, and SelectCare, Inc., where he served as president and chief executive officer. Among his civic activities, Mr. Bertolini serves on the Board of Directors of The Hole in the Wall Gang Camp, an organization founded by Paul Newman that serves children with cancer and other serious illnesses, and the Fidelco Guide Dog Foundation, an organization that breeds, trains and places German shepherd guide dogs with people with visual disabilities.

Experience, Qualifications, Attributes and Skills
We believe Mr. Bertolini brings to his position as Chairman, Chief Executive Officer and President extensive health care industry expertise, with over 25 years in the health care business. He has strong leadership skills and business experience, as he has demonstrated as President and then as Chairman and Chief Executive Officer of Aetna and in several prior executive-level positions. He is a well-recognized leader in the health care industry and possesses deep insights into health care issues as well as broad knowledge and appreciation of public policy issues affecting the Company.

Director since 2006

Frank M. Clark, age 66, retired in February 2012 as the Chairman and Chief Executive Officer of Commonwealth Edison Company (“ComEd”) (an electric energy distribution subsidiary of Exelon Corporation), having served in this position since November 2005. Mr. Clark served as President of ComEd from October 2001 to 2005 and served as Executive Vice President and Chief of Staff to the Exelon Corporation Chairman from 2004 to 2005. After joining ComEd in 1966, Mr. Clark held key leadership positions in operational and policy-related responsibilities, including regulatory and governmental affairs, customer service operations, marketing and sales, information technology, human resources and labor relations, and distribution support services. Mr. Clark is non-executive chairman of BMO Financial Corporation (financial services) and a director of Waste Management, Inc. (waste disposal services).

Experience, Qualifications, Attributes and Skills
We believe Mr. Clark brings to the Board a broad background of senior leadership experience, gained from his over 45 years of service with ComEd and Exelon Corporation. He possesses significant management ability and business acumen which give Mr. Clark critical insights into the operational issues facing a large, public company. We believe that Mr. Clark is an experienced manager in a business that is intensely customer service oriented, whose knowledge of customer relations, marketing and human resources offers the Board important perspectives on similar issues affecting the Company. Mr. Clark also possesses significant public company board experience.

Director of Aetna or its predecessors since 1994

Betsy Z. Cohen, age 70, is Chief Executive Officer of The Bancorp, Inc. (financial holding company) and its subsidiary, The Bancorp Bank (Internet banking and financial services), a position she has held since September 2000. Mrs. Cohen served as Chairman of The Bancorp Bank from November 2003 to February 2004. From August 1997 to her retirement in December 2010, Mrs. Cohen served as Chairman and a trustee of RAIT Financial Trust (real estate investment trust). Until December 2006, she also held the position of Chief Executive Officer. From 1999 to 2000, Mrs. Cohen also served as a director of Hudson United Bancorp (holding company), the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981 and also served as Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank (which she founded in 1974) and Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks’ merger with Hudson United Bancorp in December 1999. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984.

Experience, Qualifications, Attributes and Skills
We believe Mrs. Cohen brings to the Board a broad and diverse background in the financial services industry, having founded and successfully led financial institutions both in the U.S. and abroad. We believe that she possesses extensive leadership and business management expertise focused on the financial industry, an important knowledge base for the Board. Mrs. Cohen has extensive legal, financial and real estate investment expertise and has been recognized both nationally and internationally for her business acumen and leadership skills, which contribute important expertise to the Board.

Director since 2005

Molly J. Coye, M.D., 65, is Chief Innovation Officer of the UCLA Health System (comprehensive health care organization), a position she has held since September 2010. Before assuming her current position, Dr. Coye served as President and Chief Executive Officer of CalRHIO (non-profit California health information exchange organization) and Chief Executive Officer of the Health Technology Center (non-profit education and research organization), which she founded in December 2000. She also served as a Senior Advisor to the Public Health Institute until January 2010. Previously, Dr. Coye served in both the public and private sectors: Senior Vice President of the West Coast Office of The Lewin Group (consulting) from 1997 to December 2000; Executive Vice President, Strategic Development, of HealthDesk Corporation from 1996 to 1997; Senior Vice President, Clinical Operations, Good Samaritan Health Hospital from 1993 to 1996; Director of the California Department of Health Services from 1991 to 1993; Head of the Division of Public Health, Department of Health Policy and Management, Johns Hopkins School of Hygiene and Public Health from 1990 to 1991; Commissioner of Health of the New Jersey State Department of Health from 1986 to 1989; Special Advisor for Health and the Environment, State of New Jersey Office of the Governor from 1985 to 1986; and National Institute for Occupational Safety and Health Medical Investigative Officer from 1980 to 1985. She also is chair of PATH (non-profit organization developing technologies for international health), serves as an advisor to the Health Evolution Partners Innovation Network (health-related investment fund), as well as on the Board of Directors of Drug Strategies (non-profit research and education organization). Dr. Coye also serves on the Board of Directors of Aetna Foundation, Inc.

Experience, Qualifications, Attributes and Skills
We believe Dr. Coye brings to the Board significant clinical, health policy and health-related technology expertise. She has developed this expertise through over 30 years of service in the public and private health care sectors, where she has managed major research studies, led health technology initiatives and held several senior advisory roles. Her in-depth knowledge of innovative health information technology and global health issues provides the Board with valuable insights into an area of growing importance to the Company.

Director since 2007

Roger N. Farah, age 59, has been President, Chief Operating Officer and a Director of Ralph Lauren Corporation (lifestyle products) since April 2000. Prior to that, he served as Chairman of the Board of Venator Group, Inc. (now Foot Locker, Inc.) from December 1994 to April 2000, and as its Chief Executive Officer from December 1994 to August 1999. Mr. Farah served as President and Chief Operating Officer of R.H. Macy & Co., Inc. (retailing) from July 1994 to October 1994. From June 1991 to July 1994, he was Chairman and Chief Executive Officer of Federated Merchandising Services (retailing), the central buying and product development arm of Federated Department Stores, Inc. (retailing). From 1988 to 1991, Mr. Farah served as Chairman and Chief Executive Officer of Rich’s/Goldsmith’s Department Stores (retailing) and President of Rich’s/Goldsmith’s Department Stores from 1987 to 1988. He held a number of positions of increasing responsibility at Saks Fifth Avenue, Inc. (retailing) from 1975 to 1987. Mr. Farah is a director of The Progressive Corporation (auto insurance).

Experience, Qualifications, Attributes and Skills
We believe that Mr. Farah brings to the Board extensive business and leadership experience. He has strong marketing, brand management and consumer insights developed in his over 35 years of experience in the retail industry. His current position as chief operating officer of Ralph Lauren Corporation gives Mr. Farah an important perspective on the complex financial and operational issues facing the Company. He also possesses significant public company experience as demonstrated by his past and current service on a number of public company boards.

Director of Aetna or its predecessors from 1979 to 1992 and since 1993

Barbara Hackman Franklin, age 72, is President and Chief Executive Officer of Barbara Franklin Enterprises (private international consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Prior to that appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. She has received the John J. McCloy Award for contributions to audit excellence, the Director of the Year Award from the National Association of Corporate Directors, an Outstanding Director Award from the Outstanding Director Exchange, and was named by Directorship as one of the 100 most influential people in governance. Ms. Franklin was Senior Fellow of The Wharton School of Business from 1979 to 1988, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission from 1973 to 1979, and a Staff Assistant to the President of the United States from 1971 to 1973. Earlier, she was an executive at Citibank and the Singer Company. Ms. Franklin is a director of The Dow Chemical Company (chemicals, plastics and agricultural products) and is also a director of three funds in the American Funds family of mutual funds and a director of J.P. Morgan Value Opportunities Fund. She is Chairman of the National Association of Corporate Directors, Chairman Emerita of the Economic Club of New York, a director of the US-China Business Council, the National Committee on US-China Relations, the Committee for Economic Development and the Atlantic Council. Ms. Franklin served as a director of MedImmune, Inc. from November 1995 to June 2007 and GenVec, Inc. from October 2002 to April 2007.

Experience, Qualifications, Attributes and Skills
We believe that Ms. Franklin brings to the Board a wealth of business and leadership experience from her private and public sector accomplishments over more than 40 years. She is a recognized expert on corporate governance, auditing and financial reporting matters whose expertise has helped the Board navigate the changing governance landscape. Her extensive senior-level government service (Cabinet, regulatory commission, White House) provides the Board with unique perspectives into the political, regulatory and international environment affecting the Company. Ms. Franklin has extensive international business expertise, demonstrated by her service as Secretary of Commerce, her private sector business experience and her past service on the President’s Advisory Committee for Trade Policy and Negotiations. Ms. Franklin also possesses significant public company experience as demonstrated by her past service on fourteen public company boards, including Dow Chemical. She has served as a presiding director and the chair of audit, governance and ethics committees, and as a member of compensation committees.

Director of Aetna or its predecessors since 2000

Jeffrey E. Garten, age 65, is the Juan Trippe Professor in the Practice of International Trade, Finance and Business at Yale University since July 1, 2005, having served previously as the Dean of the Yale School of Management since 1995. He also is Chairman of Garten Rothkopf (global consulting firm), a position he assumed in October 2005. Mr. Garten held senior posts on the White House staff and at the U.S. Department of State from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University’s Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. Mr. Garten is a director of CarMax, Inc. (automotive retailer) and is also a director of four Credit Suisse mutual funds. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy; The Big Ten: Big Emerging Markets and How They Will Change Our Lives; The Mind of the CEO; and The Politics of Fortune: A New Agenda for Business Leaders. Mr. Garten is a director of The Conference Board, the International Rescue Committee and Aetna Foundation, Inc. He also serves on the Board of Managers of Standards & Poor’s LLC, a division of The McGraw-Hill Companies. Mr. Garten served as a director of Alcan Inc. from February 2007 to November 2007.

Experience, Qualifications, Attributes and Skills
We believe that Mr. Garten brings to the Board extensive experience in global investment banking and many years of government service during which he held senior policy positions that focused on trade and investment. His background includes work with corporations in the United States and abroad, Congress, regulatory agencies and foreign governments. He possesses significant business and leadership experience as the former Dean of the Yale School of Management and as a current principal of Garten Rothkopf, an international consulting firm. Mr. Garten is a recognized expert on finance and international trade, and has written extensively on leadership, the relationship between business and government and the challenges of operating in a global marketplace. His experience leading a national working group on accounting standards and as a former advisor to the Public Company Accounting Oversight Board provides him with a thorough understanding of accounting issues. Mr. Garten also possesses significant public company board experience.

Director of Aetna or its predecessors since 1995

Ellen M. Hancock, age 69, served as the President of Jazz Technologies, Inc. and President and Chief Operating Officer of its predecessor, Acquicor Technology Inc., from August 2005 to June 2007. Prior to its merger with Jazz Semiconductor, Inc., a wafer foundry, in February 2007, Jazz Technologies (then known as Acquicor) was a blank check company formed for the purpose of acquiring businesses in the technology, multimedia and networking sector. Mrs. Hancock previously served as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). She joined Exodus in March 1998 and served as Chairman from June 2000 to September 2001, Chief Executive Officer from September 1998 to September 2001, and President from March 1998 to June 2000. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996, and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products). Mrs. Hancock served as a director of Electronic Data Systems Corporation from February 2004 to August 2008, and Acquicor Technology, Inc. from February 2006 to June 2007.

Experience, Qualifications, Attributes and Skills

We believe that Mrs. Hancock brings to the Board highly relevant experience in the field of information technology and consumer products, where she has held senior leadership positions and also led a start-up company. Her technology background provides the Board with an important perspective on the health technology challenges and opportunities of the Company. Mrs. Hancock also has significant public company board experience. Her experience positions her well as Chairman of our Nominating Committee.

Director since 2008

Richard J. Harrington, age 65, served as President and Chief Executive Officer of The Thomson Corporation (business technology and integrated information solutions) prior to its acquisition of Reuters Group PLC in April 2008. From April 2008 to October 2009, he served as Chairman of the Thomson Reuters Foundation. He currently serves as Chairman of The Cue Ball Group (a venture capital firm) and Knovel Corporation (web-based application integrating technical information). Mr. Harrington held a number of senior leadership positions within Thomson since 1982, including CEO of Thomson Newspapers, and CEO of Thomson Professional Publishing. Mr. Harrington began his professional career with Arthur Young & Co. (public accounting firm) in 1972, where he became a licensed certified public accountant. In 2002, he was presented an Honorary Doctorate of Laws from University of Rhode Island. In 2007, he received the “Legend in Leadership” award from the Yale University Chief Executive Leadership Institute; the “CEO of the Year” award from the Executive Council; and the “Man of the Year” award from the National Executive Council for his many philanthropic activities. Mr. Harrington is a director of Xerox Corporation (document management, technology and service enterprise). He is also a director of Milliken & Co.

Experience, Qualifications, Attributes and Skills
We believe that Mr. Harrington brings to the Board the skills and insights of a seasoned business leader with over 25 years’ experience in the business technology and information solutions area. He has strategic vision and leadership expertise, and led The Thomson Corporation at the time of its acquisition of Reuters Group PLC. Mr. Harrington’s experience in change management and strategic differentiation gives the Board a unique perspective on these important issues. Mr. Harrington, who has worked as a certified public accountant, also chairs the audit committee of Xerox Corporation. These experiences position him well to serve as Chairman of our Audit Committee.

Director since 2003

Edward J. Ludwig, age 60, has been Chairman of the Board of Becton, Dickinson and Company (“BD”) (global medical technology company) since February 2002. He served as Chief Executive Officer from January 2000 to September 2011 and as President from May 1999 to December 31, 2008. Mr. Ludwig joined BD as a Senior Financial Analyst in 1979. Prior to joining BD, Mr. Ludwig served as a senior auditor with Coopers and Lybrand (now PricewaterhouseCoopers) where he earned his CPA and as a financial and strategic analyst at Kidde, Inc. He is a member of the Board of Trustees of the College of the Holy Cross and chairs the Advisory Board of the Hackensack (NJ) University Medical Center. He also serves as a Director of Xylem, Inc. (water technology company) and Project Hope.

Experience, Qualifications, Attributes and Skills
We believe Mr. Ludwig brings to the Board significant executive-level leadership experience and business expertise. His more than 30 years of experience in the field of medical technology give Mr. Ludwig a unique perspective on the Company’s strategy. As Chairman of BD, Mr. Ludwig brings a thorough appreciation of the strategic and operational issues facing a large public company in the health care industry. Mr. Ludwig served as chief financial officer of a Fortune 500 company and has worked as a certified public accountant. He offers the Board a deep understanding of financial, accounting and audit-related issues. These experiences position Mr. Ludwig well to serve as our Lead Director and Chairman of our Investment and Finance Committee.

Director since 2001

Joseph P. Newhouse, age 70, is the John D. MacArthur Professor of Health Policy and Management at Harvard University, a position he assumed in 1988. At Harvard, he also is the Director of the Division of Health Policy Research and Education, the Director of the Interfaculty Initiative on Health Policy, Chair of the Committee on Higher Degrees in Health Policy and a member of the faculties of the John F. Kennedy School of Government, the Harvard Medical School, the Harvard School of Public Health and the Faculty of Arts and Sciences. Prior to joining Harvard, Dr. Newhouse held various positions at The RAND Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy Program Manager for Health Sciences Research from 1971 to 1988, Senior Staff Economist from 1972 to 1981, Head of the Economics Department from 1981 to 1985 and as a Senior Corporate Fellow from 1985 to 1988. Dr. Newhouse was the Founding Editor of the Journal of Health Economics, which he edited for 30 years. He is a Faculty Research Associate of the National Bureau of Economic Research, a member of the Institute of Medicine of the National Academy of Sciences, a member of the New England Journal of Medicine Editorial Board, a fellow of the American Academy of Arts and Sciences, and a director of the National Committee for Quality Assurance. Dr. Newhouse is the author of Free for All: Lessons from the RAND Health Insurance Experiment and Pricing the Priceless: A Health Care Conundrum. He also serves on the Board of Directors of Aetna Foundation, Inc.

Experience, Qualifications, Attributes and Skills
We believe Dr. Newhouse’s experience of over 40 years in the health policy arena significantly enhances the Board’s understanding of health policy issues, which is particularly important in the current public policy reform environment. He has written extensively on U.S. health policy matters, and he is a highly-regarded expert in economics and business. Dr. Newhouse’s expertise in health policy and health care financing continues to enhance the Board’s understanding of these issues.

Other Director Information

In accordance with Aetna’s Corporate Governance Guidelines regarding retirement age, Gerald Greenwald is not standing for election at the Annual Meeting. Mr. Greenwald has been a Director of Aetna or its predecessors since 2000 and will continue as a Director until his term ends immediately prior to the Annual Meeting. Mr. Greenwald’s vacancy will not be filled at the Annual Meeting, and, as a result, the size of the Board will be reduced from 13 to 12 Directors.

Director Compensation Philosophy and Elements

Each year, the Nominating Committee reviews compensation for nonmanagement Directors and makes recommendations regarding the prospective level and composition of Director compensation to the Board for its approval.

The Nominating Committee’s goal is to develop a compensation program that:

•	Attracts and retains qualified Directors;

•	Recognizes Directors’ critical contributions; and

•	Aligns, through the offering of stock-based compensation, the interests of Aetna’s Directors with the long-term interests of our shareholders.

As part of their review, the Nominating Committee and the Board consider, among other factors, the Director compensation practices at a comparative group of public companies (the “comparative group”), based on market comparison studies prepared by Cook, an outside consultant. Cook also serves as the compensation consultant to the Compensation Committee as described on page 17.

The primary elements of Aetna’s Director compensation program are annual cash retainer fees and annual restricted stock unit (“RSU”) awards. Directors also receive certain benefits. Directors who are officers of Aetna receive no additional compensation for membership on the Board or any of its Committees. In 2011, the Presiding Director received no additional compensation for his service as Presiding Director. Commencing in 2012, the Lead Director will receive an annual cash retainer of $15,000, the same amount currently paid to the Chairman of the Audit Committee and the Chairman of the Compensation Committee.

Director Stock Ownership Guidelines

The Board has established Director Stock Ownership Guidelines under which each nonmanagement Director is required to own, within five years of joining the Board, shares of Common Stock or stock units having a dollar value equal to $400,000. As of March 16, 2012, all of Aetna’s nonmanagement Directors are in compliance with these guidelines.

Aetna’s Code of Conduct prohibits Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based on the value of the Common Stock.

2011 Nonmanagement Director Compensation

For 2011, Director compensation for Aetna’s nonmanagement Directors approximated the median level paid to nonmanagement directors in the prior year in the comparative group.

The 2011 comparative group is a blend of:

•

Public health care companies consisting of Assurant, Inc., CIGNA Corporation, Coventry Health Care, Inc., Health Net, Inc., Humana Inc., UnitedHealth Group Incorporated and WellPoint, Inc. (the “Public Health Care Company Group”); and

•	The companies listed in the National Association of Corporate Directors (“NACD”) 2010/2011 Director Compensation Report for companies with revenues greater than $10 billion.

Competitive data indicate that on a per director basis, Aetna’s nonmanagement Director compensation level is below the 25th percentile of the Public Health Care Company Group, although the range is narrow between Aetna’s actual pay and median due to the limited number of companies in the Public Health Care Company Group. According to the NACD data, Aetna’s nonmanagement Director compensation level is between the median and the 75th percentile of general industry peers and below the median of health care industry peers of similar size in terms of the value of all compensation, including equity compensation.

Details regarding retainer fees for Board and Committee service are set forth in footnote 2 to the 2011 Director Compensation Table below.

The 2011 Director Compensation Table sets forth for 2011 the total compensation of each of the nonmanagement Directors. Actual compensation for any Director, and amounts shown in the 2011 Director Compensation Table, may vary by Director due to the Committees on which a Director serves and other factors described in footnote 4 to the 2011 Director Compensation Table.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total (5)
Fernando Aguirre	$30,750	$248,940	$106	$279,796
Frank M. Clark	59,000	160,008	30,432	249,440
Betsy Z. Cohen	68,000	160,008	28,854	256,862
Molly J. Coye, M.D.	63,334	160,008	29,184	252,526
Roger N. Farah	59,000	160,008	25,920	244,928
Barbara Hackman Franklin	61,667	160,008	28,854	250,529
Jeffrey E. Garten	59,000	160,008	26,432	245,440
Earl G. Graves(1)	27,707	0	20,691	48,398
Gerald Greenwald	65,333	160,008	22,854	248,195
Ellen M. Hancock	70,167	160,008	30,432	260,607
Richard J. Harrington	71,667	160,008	10,190	241,865
Edward J. Ludwig	70,167	160,008	29,334	259,509
Joseph P. Newhouse	64,834	160,008	22,032	246,874

(1)	Mr. Graves retired from Aetna’s Board of Directors on May 20, 2011.

(2)	The amounts shown in this column include any cash compensation that was deferred by Directors during 2011 under the Aetna Inc. Non-Employee Director Compensation Plan (the “Director Plan”). See “Additional Director Compensation Information” beginning on page 36 for a discussion of Director compensation deferrals. Amounts in this column consist of one or more of the following:

Activity	Fees Earned or Paid in Cash
Annual Retainer Fee	$50,000
Chairman of the Audit Committee	15,000
Membership on the Audit Committee	7,500
Chairman of the Compensation Committee	10,000
Membership on the Compensation Committee	5,000
Chairman of the Nominating Committee	10,000
Membership on the Nominating Committee	5,000
Chairman of the Investment and Finance Committee	8,000
Chairman of the Medical Affairs Committee	8,000
Committee Membership (except as set forth above) (other than the Chairs)	4,000

(3)	Amounts shown in this column represent the full grant date fair value for RSUs granted in 2011 computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. Refer to pages 97-99 of Aetna’s 2011 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of the stock awards included in this column. On May 20, 2011, Aetna granted each nonmanagement Director then in office 3,551 RSUs. Mr. Aguirre joined the Board on July 29, 2011, and received at that time a grant of 6,000 initial deferred stock units (“Initial Units”). The full grant date fair value is calculated by multiplying the number of units granted times the closing price of Aetna’s Common Stock on the date of grant. See “Additional Director Compensation Information” beginning on page 36 for a discussion of various stock unit awards and their respective deferrals.

As of December 31, 2011, the number of outstanding stock awards held by each Director was as follows: Fernando Aguirre, 6,000, Frank M. Clark, 1,776; Betsy Z. Cohen, 1,776; Molly J. Coye, M.D., 1,776; Roger N. Farah, 1,776; Barbara Hackman Franklin, 1,776; Jeffrey E. Garten, 1,776; Earl G. Graves, 0; Gerald Greenwald, 1,776; Ellen M. Hancock, 1,776; Richard J. Harrington, 1,776; Edward J. Ludwig, 1,776; and Joseph P. Newhouse, 1,776. Other than the 6,000 Initial Units held by Mr. Aguirre, the outstanding stock awards held by each director consisted solely of unvested RSUs. Refer to the Beneficial Ownership Table on page 39 for more information on Director holdings of Common Stock.

(4)	All Other Compensation consists of the items in the following table. See “Additional Director Compensation Information” beginning on page 36 for a discussion of certain components of All Other Compensation.

	Group Life Insurance and Business Travel Accident Insurance Premiums	Charitable Award Program(a)	Matching Charitable Contributions(b)	Total
Fernando Aguirre	$106	$0	$0	$106
Frank M. Clark	2,288	19,144	9,000	30,432
Betsy Z. Cohen	3,710	19,144	6,000	28,854
Molly J. Coye, M.D.	1,190	19,144	8,850	29,184
Roger N. Farah	776	19,144	6,000	25,920
Barbara Hackman Franklin	3,710	19,144	6,000	28,854
Jeffrey E. Garten	2,288	19,144	5,000	26,432
Earl G. Graves	1,547	19,144	0	20,691
Gerald Greenwald	3,710	19,144	0	22,854
Ellen M. Hancock	2,288	19,144	9,000	30,432
Richard J. Harrington	1,190	0	9,000	10,190
Edward J. Ludwig	1,190	19,144	9,000	29,334
Joseph P. Newhouse	2,288	19,144	600	22,032

(a)	Refer to “Director Charitable Award Program” beginning on page 36 for information about the Charitable Award Program, which was discontinued for any new Director joining the Board after January 25, 2008. Amounts shown are pre-tax, and do not reflect the anticipated tax benefit to the Company from the charitable contributions under the Charitable Award Program. Directors derive no personal financial or tax benefit from this program.

(b)	These amounts represent matching contributions made by Aetna Foundation, Inc. pursuant to Aetna’s charitable giving programs, which encourage contributions by eligible persons to charitable organizations. Through the Directors’ Matching Gift program, up to $15,000 in eligible contributions per person per program year are matched at a variable percentage (60% in 2011) by Aetna Foundation, Inc. Amounts shown are pre-tax. Directors derive no personal financial or tax benefit from this program.

(5)

The Company has not granted stock appreciation rights (“SARs”) to nonmanagement Directors and has not granted stock options to nonmanagement Directors since 2004. Therefore, no amount associated with SARs or stock options is included in this column. As of December 31, 2011, the only outstanding stock options held by Directors were as follows: Betsy Z. Cohen, 14,000; Ellen M. Hancock, 26,735; Edward J. Ludwig, 14,000; and Joseph P. Newhouse, 20,400.

Additional Director Compensation Information

Director Deferrals

The amounts shown in the “Fees Earned or Paid in Cash” and “Stock Awards” columns of the 2011 Director Compensation Table include amounts that were deferred by Directors during 2011 under the Director Plan. Under the Director Plan, nonmanagement Directors may defer payment of some or all of their annual retainer fees, vested RSUs and dividend equivalents paid on stock units to an unfunded stock unit account or unfunded interest account until after they have resigned or retired (as defined in the Director Plan) from the Board or elect to diversify their stock unit holdings as described below.

During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. During the period of deferral, amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan (2.6% per year for the period January to June 2012).

Under the Director Plan, beginning at age 68, Directors are allowed to make an annual election to diversify up to 100% of their voluntary deferrals into the stock unit account out of stock units and into an interest account. During 2011, one Director made such a diversification election. Directors who make a diversification election remain subject to the Board’s Director Stock Ownership Guidelines.

Stock Unit and Restricted Stock Unit Awards

For 2011, pursuant to the Director Plan, nonmanagement Directors, upon their initial election to the Board, received a one-time grant of Initial Units convertible upon retirement from Board service into 6,000 shares of Common Stock. Generally, to become fully vested in the Initial Units, a Director must complete three years of service following the grant. If service is terminated sooner by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director from the date of grant.

A Director’s right with respect to unvested Initial Units also will vest upon a change in control of Aetna (as defined in the Director Plan). If a Director terminates Board service prior to completion of three years of service from the grant date of any Initial Units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents on the Initial Units, they have no voting rights with respect to the Initial Units granted. The Initial Units granted are not transferable.

On May 20, 2011, Aetna granted each nonmanagement Director then in office 3,551 RSUs under the Director Plan. The full grant date fair value of the RSUs granted to each nonmanagement Director was $160,008. The RSUs vest in quarterly increments over a one-year period beginning May 20, 2011, and are payable at the end of the one-year period in shares of Common Stock or can be deferred under the Director Plan to a stock unit account or an interest account as described above. The RSUs granted to a nonmanagement Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or acceptance of a position in government service. All RSUs granted to nonmanagement Directors also will vest upon a change in control of Aetna (as defined in the Director Plan). The unvested RSUs granted to nonmanagement Directors do not earn dividend equivalents, have no voting rights and are not transferable.

Director Charitable Award Program

Prior to January 26, 2008, Aetna maintained a Director Charitable Award Program (the “Program”) for nonmanagement Directors serving on the Board. After a review of the Program and competitive practices, the Board decided to close the Program, and any Director who first joins the Board after January 25, 2008 will not be eligible to participate. However, to recognize pre-existing commitments, the Program remains in place for Directors serving prior to that date. Under the Program, Aetna will make a charitable contribution of $1 million in ten equal annual installments allocated among up to five charitable organizations recommended by a participating Director once he or she reaches age 72. For Mr. Farah, who joined the Board in 2007, contributions would occur once he reaches age 75. The Program may be funded indirectly by life insurance on the lives of the participating Directors. Messrs. Harrington and Aguirre are not eligible to participate in the Program because they joined the Board after the Program closed to new Directors.

Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Donations Aetna ultimately makes are expected to be deductible from Aetna’s taxable income for purposes of U.S. federal and other income taxes. Directors derive no personal financial or tax benefit from the Program, since all insurance proceeds and charitable deductions accrue solely to Aetna.

The Program values included in footnote 4 to the 2011 Director Compensation Table on page 35 represent an estimate of the present value of the total annual economic net cost of the Program, pre-tax, for current and former Directors, allocated equally among the Directors still participating in the Program. The present value calculation considers estimates of (a) premiums paid on whole life insurance policies purchased with respect to certain of the Directors to fund part of the Program; (b) the expected future charitable contributions to be paid by Aetna on behalf of current and former Directors; (c) expenses associated with administering the Program; and (d) the expected future proceeds from such whole life insurance policies which are, in turn, based on expected mortality, as well as assumptions related to future investment returns of the policies.

Other Benefits

Aetna provides $150,000 of group life insurance and $100,000 of business travel accident insurance (which includes accidental death and dismemberment coverage) for its nonmanagement Directors. Optional medical, dental and long-term care coverage for nonmanagement Directors and their eligible dependents also is available to Directors at a cost similar to that charged to Aetna employees and may be continued into retirement by eligible Directors.

Aetna also reimburses nonmanagement Directors for the out-of-pocket expenses they incur that pertain to Board membership, including travel expenses incurred in connection with attending Board, Committee and shareholder meetings, and for other Aetna business-related expenses (including the business-related travel expenses of spouses if they are specifically invited to attend an event).

From time to time, Aetna also may transport Directors to and from Board meetings or Directors and their guests to and from other Aetna business functions on Company aircraft.

2012 Nonmanagement Director Compensation

On December 2, 2011, the Board voted to approve the Director compensation package for nonmanagement Directors for 2012. The Board set the total value of target compensation for 2012 at approximately $259,315 consisting of stock-based compensation, cash and benefits and excluding the estimated cost of the Charitable Award Program. The annual retainer has been increased to $75,000. In addition, for 2012, the retainer for the Chairman of the Compensation Committee increased from $10,000 to $15,000. Committee member retainers remain at $4,000 for the Investment and Finance Committee and the Medical Affairs Committee; $5,000 for the Nominating Committee; and $7,500 for the Audit Committee. The retainer for the Compensation Committee was raised from $5,000 to $7,500 in light of the demands of service on this committee. The Board also voted to discontinue the one-time grant of Initial Units for new Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, our executive officers and certain other persons to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that during our fiscal year ended December 31, 2011, our Directors and executive officers timely met all applicable SEC filing requirements.

Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers

The following table presents, as of December 31, 2011, the names of the only persons known to Aetna to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
BlackRock Inc.	31,761,633(1)	9.09%
40 East 52nd Street
New York, NY 10022

State Street Corporation	22,532,335(2)	6.45%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

(1)	Of the reported shares of Common Stock, BlackRock Inc. reports that it has sole voting and sole dispositive power with respect to all 31,761,633 shares.

(2)	Of the reported shares of Common Stock, State Street Corporation reports that it has shared voting and shared dispositive power with respect to all 22,532,335 shares. Of the reported shares of Common Stock, 8,841,594 shares are held by State Street Corporation in its capacity as the trustee of the 401(k) Plan.

Beneficial Ownership Table

The following table presents, as of March 16, 2012, the beneficial ownership of, and other interests in, shares of our Common Stock of each current Director, each Nominee, each executive officer named in the 2011 Summary Compensation Table on page 57 and Aetna’s Directors and executive officers as a group. The information set forth in the table below and in the related footnotes has been furnished by the respective persons.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner and Position	Common Stock		Percent of Common Stock	Common Stock Equivalents(12)		Total

Fernando Aguirre	2,575		*	6,000	(13)	8,575
(current Director and Nominee)
Frank M. Clark	1,000	(1)	*	27,195	(13)	28,195
(current Director and Nominee)
Betsy Z. Cohen	71,484		*	80,735	(13)	152,219
(current Director and Nominee)
Molly J. Coye, M.D.	11,645		*	17,372	(13)	29,017
(current Director and Nominee)
Roger N. Farah	3,000		*	32,822	(13)	35,822
(current Director and Nominee)
Barbara Hackman Franklin	21,978		*	43,267	(13)	65,245
(current Director and Nominee)
Jeffrey E. Garten	19,691	(2)	*	28,307	(13)	47,998
(current Director and Nominee)
Gerald Greenwald	0		*	68,335	(13)	68,335
(current Director and Nominee)
Ellen M. Hancock	46,713	(3)	*	107,513	(13)	154,226
(current Director and Nominee)
Richard J. Harrington	414		*	28,375	(13)	28,789
(current Director and Nominee)
Edward J. Ludwig	28,959	(4)	*	36,833	(13)	65,792
(current Director and Nominee)
Joseph P. Newhouse	22,400	(5)	*	69,921	(13)	92,321
(current Director and Nominee)
Mark T. Bertolini	1,753,456	(6)	*	515,222	(14)	2,268,678
(Chairman, Chief Executive Officer and President, current Director and Nominee)
William J. Casazza	460,681	(7)	*	118,149	(15)	578,830
(named executive)
Margaret M. McCarthy	280,714	(8)	*	224,356	(16)	505,070
(named executive)
Lonny Reisman, M.D.	286,757	(9)	*	90,018	(17)	376,775
(named executive)
Joseph M. Zubretsky	889,013	(10)	*	311,842	(18)	1,200,855
(named executive)
Directors and Executive	3,969,754	(11)	1.13%	1,949,745	(19)	5,919,499
Officers as a group (19 persons)
*	Less than 1%

Unless noted in the footnotes beginning on page 40, each person currently has sole voting and investment powers over the shares set forth in the Beneficial Ownership Table. None of the shares reported are pledged as security.

Notes to Beneficial Ownership Table

(1)	Amount shown represents shares held jointly with Mr. Clark’s spouse, as to which Mr. Clark shares voting and investment powers.

(2)	Includes 14,123 shares held jointly with Mr. Garten’s spouse, as to which Mr. Garten shares voting and investment powers.

(3)	Includes 26,735 shares that Mrs. Hancock has the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of stock options. Also includes 19,578 shares held jointly with her spouse, as to which Mrs. Hancock shares voting and investment powers.

(4)	Includes 14,000 shares that Mr. Ludwig has the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of stock options and 14,959 shares held jointly with his spouse, as to which Mr. Ludwig shares voting and investment powers.

(5)	Includes 20,400 shares that Dr. Newhouse has the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of stock options and 2,000 shares held jointly with his spouse, as to which Dr. Newhouse shares voting and investment powers.

(6)	Includes 1,400,744 shares that Mr. Bertolini has the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of stock options and SARs; and 352,712 shares held by Mr. Bertolini.

(7)	Includes 406,018 shares that Mr. Casazza has the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of stock options and SARs; 50,667 shares held by Mr. Casazza; and 3,996 shares held through the 401(k) Plan by Mr. Casazza.

(8)	Includes 214,073 shares that Ms. McCarthy has the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of stock options and SARs; 65,301 shares held by Ms. McCarthy; and 1,340 shares held through the 401(k) Plan by Ms. McCarthy.

(9)	Includes 190,652 shares that Dr. Reisman has the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of stock options and SARs; and 96,105 shares, 28,440 shares of which are held in a 2010 Grantor Retained Annuity Trust of which Dr. Reisman is the sole trustee and 67,665 shares of which are held by Dr. Reisman.

(10)	Includes 640,716 shares that Mr. Zubretsky has the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of SARs; and 248,297 shares held by Mr. Zubretsky.

(11)	Directors and executive officers as a group have sole voting and investment power over 937,936 shares, share voting and investment power with respect to 58,624 shares (including 6,964 shares held through the 401(k) Plan). Also includes 2,973,194 shares that Directors and executive officers have the right to acquire currently or within 60 days of March 16, 2012, upon the exercise of stock options and SARs.

(12)	Common stock equivalents include unvested stock units, RSUs, Performance Stock Units (“PSUs”) and Market Stock Units (“MSUs”) that do not earn dividend equivalents and have no voting rights. Common stock equivalents also include vested stock units that earn dividend equivalents but do not have voting rights.

(13)	Includes stock units issued under the Director Plan and plans of Aetna’s predecessors, as applicable. Certain of the stock units are not vested — see “Stock Unit and Restricted Stock Unit Awards” on page 36. Stock units track the value of the Common Stock and vested stock units earn dividend equivalents that may be reinvested, but do not have voting rights. Also includes RSUs granted to each nonmanagement Director under the Director Plan which are unvested, or vested but not yet payable, and are payable in shares of the Common Stock.

(14)

Includes 66,980 RSUs that will vest on in three annual installments beginning on February 2, 2013. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 21,704 PSUs and 117,910 PSUs that will vest on November 29, 2012 and December 7, 2012, respectively. Also includes 54,354 PSUs that may vest on February 2, 2014. Also includes 132,149 MSUs that will vest on December 7, 2012, and 61,384 MSUs and 60,741 MSUs that may vest on February 2, 2014, and February 2, 2015, respectively, based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(15)	Includes 34,176 PSUs that will vest on December 7, 2012, and 14,066 PSUs that may vest on February 2, 2014. Also includes 38,302 MSUs that will vest on December 7, 2012, and 15,886 MSUs and 15,719 MSUs that may vest on February 2, 2014, and February 2, 2015, respectively, based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(16)	Includes 36,854 vested deferred stock units that earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights. Also includes 32,787 RSUs that will vest on December 2, 2013. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 44,752 PSUs that will vest on December 7, 2012, and 18,420 PSUs that may vest on February 2, 2014. Also includes 50,157 MSUs that will vest on December 7, 2012, and 20,802 MSUs and 20,584 MSUs that may vest on February 2, 2014, and February 2, 2015, respectively, based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(17)	Includes 26,038 PSUs that will vest on December 7, 2012, and 10,718 PSUs that may vest on February 2, 2014. Also includes 29,182 MSUs that will vest on December 7, 2012, and 12,103 MSUs and 11,977 MSUs that may vest on February 2, 2014, and February 2, 2015, respectively, based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(18)	Includes 65,574 RSUs that will vest on December 2, 2013. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 69,976 PSUs that will vest on December 7, 2012, and 30,142 PSUs that may vest on February 2, 2014. Also includes 78,427 MSUs that will vest on December 7, 2012, and 34,040 MSUs and 33,683 MSUs that may vest on February 2, 2014, and February 2, 2015, respectively, based on the average closing price of the Common Stock for the final 30 trading days of the applicable vesting period.

(19)	Includes 507,614 stock units issued to Directors; 9,768 unvested RSUs issued to Directors; 29,293 RSUs that are vested but not yet payable issued to Directors; 36,854 vested deferred stock units issued to Ms. McCarthy; and 1,366,216 unvested RSUs, MSUs and PSUs issued to executive officers as a group.

Compensation Discussion and Analysis

I.	2011 — A Year of Outstanding Operating Performance and Effective Execution of Our Strategy

A.	Company 2011 Performance and Related Impact on Compensation Decisions

The Company’s financial performance in 2011 was strong and continued to reflect our attention to capital deployment, a balanced business mix and effective execution of our strategy. As a result, the Company significantly exceeded the financial targets it established at the start of the year. On February 1, 2012, the Company reported:

•	Higher Operating Earnings per Share. Aetna reported 2011 operating earnings per share of $5.17 (40% increase over 2010), reflecting strong performance across all product lines.

•	Increased Pre-Tax Operating Margin. Aetna reported a 2011 pre-tax operating margin of 10.2% (28% increase over 2010).

Operating earnings per share and pre-tax operating margin are non-GAAP financial measures. Refer to Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.

In addition, during 2011, the Company delivered:

•

Strong Shareholder Returns. During 2011, our stock price increased 35.9%, from $31.04 on January 3, 2011 to $42.19 on December 30, 2011. On March 16, 2012 our stock closed at $46.50, a 10.2% increase from the end of 2011.

•

Increase to its Dividend. On December 2, 2011, Aetna announced a 16.7% increase to its quarterly dividend from $0.15 per share to $0.175 per share ($0.70 annualized), reflecting confidence in our strategy and our continued commitment to enhancing total return for our shareholders.

*	Declaration and payment of future dividends are at the discretion of the Board and may be adjusted as business needs or market conditions change.

•

Strong Progress on Strategic Initiatives. Aetna reported progress on several strategic initiatives, acquisitions and technologies that create a unique set of capabilities to permit the Company to capitalize on exciting new consumer and provider opportunities in the marketplace. These initiatives include: implementing the CVS Caremark pharmacy benefit management agreement; completion of four significant acquisitions (Medicity, Inc., Prodigy Health Group, PayFlex Holdings, Inc., and Genworth Financial Inc.’s Medicare Supplement Business); and the creation of our Accountable Care Solutions business.

The Company’s executive pay decisions reflect the link between executive compensation and Company performance as follows:

•	Annual Bonus Payments Above Target. Our annual bonus program (the “ABP”), which is weighted 80% on annual financial metrics, was funded at 164.9% of target.

•

2011-2012 Equity Incentive Program/Performance Goals Achieved. The one-year performance goals for the 2011-2012 PSU and MSU programs were achieved as more fully described on page 51. These awards are not payable to executives until December 2012.

B.	2011 and 2012 Compensation Plan Design Changes

The Compensation Committee reviewed the Company’s executive compensation programs during 2010 and 2011 with the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc. In addition, during 2011 and following the “say-on-pay” vote at its 2011 Annual Meeting, the Company discussed executive compensation and other governance issues with its largest shareholders. The tone of these conversations was very positive. To reflect the results of these discussions and this review, the compensation program changes adopted for 2011 and 2012 included the following:

2011 Changes

•

A new compensation peer group. For 2011, the Compensation Committee modified the select cross-industry peer group used for compensation comparisons (the “Cross-Industry Comparison Group”) to include only companies that have revenues between .5 and 2 times Aetna’s revenue. This change is intended to provide compensation data from similarly sized companies with whom we compete for talent which improves our ability to make well-informed compensation decisions.

•

Substantial revision to CEO target compensation level and pay mix. In setting the 2011 target compensation for Mr. Bertolini, the Compensation Committee reduced the total target compensation opportunity for our CEO to approximately the 50th percentile of the revised compensation peer groups. This compares to the targeting of pay at approximately the 75th percentile for our preceding CEO. The Compensation Committee also adjusted the mix of pay for Mr. Bertolini so that a greater percentage of Mr. Bertolini’s compensation is tied to achieving annual financial goals, as more fully described beginning on page 45. The intent of this change is to tie Mr. Bertolini’s compensation more directly to the Company’s annual financial performance and further align Mr. Bertolini’s interests with those of our shareholders.

•

Pension plan freeze/401(k) plan improvements. Effective December 31, 2010, the Company froze future accruals under the Company’s noncontributory, defined benefit pension plan (the “Pension Plan”). The freeze means that Company employees, including the Named Executive Officers, will not earn any new pension service credits after December 31, 2010. Benefits employees earned before the freeze will be paid to employees under the terms of the Pension Plan when employees terminate employment. The Company had previously frozen accruals under the Company’s supplemental defined benefit pension plan (the “Supplemental Pension Plan”) in January 2007. Interest continues to accrue on outstanding cash balance accounts. In connection with the Pension Plan freeze, the Company enhanced the 401(k) Plan by: (a) increasing the company match to 100% on the first 6% of eligible contributions; (b) making participating employees eligible for the matching contribution immediately upon joining the 401(k) Plan; and (c) automatically enrolling eligible newly hired employees into the 401(k) Plan immediately following their date of hire. The Company has a non-tax-qualified supplemental 401(k) plan (the “Supplemental 401(k) Plan”) for highly compensated employees that permits employee contributions above Code limits applicable to the 401(k) Plan. The Company does not match employee contributions under the Supplemental 401(k) Plan.

2012 Change

•

Lengthening the performance and vesting periods of our long-term incentive program. The 2012 Long-Term Incentive Program was modified to lengthen the performance and vesting periods. As more fully described on page 51, MSUs granted in 2012 will vest over 36 months if performance targets are met (50% eligible to vest in 2014; 50% eligible to vest in 2015). Performance Stock Units granted in 2012 will vest at the end of 24 months if performance targets for 2012 and 2013 are met.

In addition, Roger N. Farah was appointed Chairman of the Compensation Committee effective February 1, 2012.

II.	Objectives of Our Executive Compensation Program

An understanding of our executive compensation program begins with the program objectives. Although we made changes to our program for 2011 and 2012, our objectives remain the same. These include:

•

Aligning the interests of our executives and shareholders. We seek to align the interests of our executives with those of our shareholders through equity-based compensation and share ownership requirements.

•

Linking rewards to performance. We seek to implement a pay-for-performance philosophy by tying a significant portion of our executives’ compensation to their achievement of financial and other goals that are linked to the Company’s business strategy and each executive’s contributions towards the achievement of those goals.

•

Offering competitive compensation. We seek to offer an executive compensation program that is competitive and that helps us attract, motivate and retain top performing executives in the highly competitive global market for health care talent.

We continue to believe that a significant portion of executive compensation should be variable and based on defined performance goals and/or stock price change (i.e., “at risk”). Our program meets this goal by delivering compensation in the form of equity and other performance-based awards.

The chart below shows the 2011 mix of target compensation opportunity for Mr. Bertolini and for the other Named Executive Officers as a group.

COMPENSATION MIX AT TARGET

III.	Summary of Chief Executive Officer Compensation Decisions

Mr. Bertolini’s Compensation

2011
Salary	$1,000,000
Annual Bonus(1)
Target = 300% of Salary
Actual Cash Delivered	$2,000,000
Actual Equity Delivered	$3,000,000
2011-2012 Long-term Incentive Opportunity(2)	$7,299,731

(1)	Bonus amount was paid 40% in cash and 60% in RSUs. The RSUs were granted on February 2, 2012 and will vest over a 36 month period (one-third per year). Due to Securities and Exchange Commission reporting rules for equity awards, these RSUs are not reported in the 2011 Summary Compensation Table on page 57 but instead will be reported in Aetna’s 2013 Proxy Statement.

(2)	Reflects the grant date fair value of MSUs ($5,126,060) and PSUs ($2,173,671) granted on February 7, 2011.

Below is a summary of the Compensation Committee’s compensation decisions for Mr. Bertolini:

•	2011 Compensation Opportunity. In connection with Mr. Bertolini’s appointment as CEO, the Compensation Committee restructured Mr. Bertolini’s 2011 compensation opportunity as follows:

•

Mr. Bertolini’s 2011 total direct compensation opportunity ($11,245,500 at target) was established at approximately the 50th percentile of the Comparison Groups (as defined below) (just below the 50th percentile of the Cross-Industry Comparison Group and just above the 50th percentile of the Health Care Comparison Group). This pay target is a substantial reduction from the 2010 pay target of our former CEO, which was set at the 75th percentile.

•

Within the total direct compensation opportunity, Mr. Bertolini’s 2011 annual bonus opportunity was set at 300% of his annual base salary. Of this amount, 60% was expected to be paid in an equity-based vehicle which would vest over three years. The increase to Mr. Bertolini’s 2011 annual bonus opportunity was accompanied by a corresponding reduction to his 2011-2012 long-term equity grant value to keep his total compensation opportunity at the levels noted above. This change in mix of pay opportunity was made to more directly align Mr. Bertolini’s total direct compensation opportunity with the Company’s annual financial performance while continuing the focus on creation of long-term shareholder value and retention.

•

Mr. Bertolini’s 2011-2012 long-term opportunity was set at $7,299,731. As described more fully on page 50, this grant was delivered 70% in MSUs ($5,126,060) and 30% in PSUs ($2,173,671). The 2011-2012 MSUs and PSUs are described on page 51 and will vest at the end of 2012, subject to continued employment and, in the case of MSUs, the performance of our stock price.

•	Compensation Decisions for 2011

•

Base Salary.    Mr. Bertolini’s salary was not adjusted in 2011. Concurrent with his appointment as CEO in November 2010, Mr. Bertolini’s salary was set at $1,000,000 to more closely align Mr. Bertolini’s salary with the salaries of CEOs of the comparison groups of companies used to review Mr. Bertolini’s compensation. This annual base salary is slightly below the median base salary of the CEOs of the five health care companies that we consider our closest competitors (the “Health Care Comparison Group” and together with the Cross-Industry Comparison Group, the “Comparison Groups”).

•

Annual Bonus.    Mr. Bertolini’s annual bonus for 2011 was determined primarily on the basis of Company performance against the ABP goals described in detail beginning on page 48. The Compensation Committee also conducted a subjective review of Mr. Bertolini’s individual performance. The individual performance factors considered by the Compensation Committee and the Board consisted primarily of execution of strategy (including development of new business opportunities and innovation) and results of business operations (including improved national accounts performance and development of the Company’s low-cost operating model). The Compensation Committee also considered that Mr. Bertolini has continued to serve as a positive and constructive influence in the implementation of health care reform and has continued to build effective relations with coalitions, associations and other stakeholders. The Compensation Committee further considered that Mr. Bertolini continued to evolve the Company’s talent management and succession processes and led the development of the next generation of The Aetna Way, the Company’s core values and business ethics program. The annual bonus was paid 40% in cash and 60% in a grant of RSUs that will vest over a 36-month period.

•

Long-Term Incentive Awards.    The Compensation Committee determined that the performance targets set for the MSUs and PSUs granted in 2010 and 2011 had been met. The 2010 awards were paid in February 2012, and the 2011 awards will be paid in December 2012, subject to continued employment and, in the case of MSUs, the performance of our stock price.

IV.	2011 Compensation Policies

What are the elements of the Company’s executive compensation program?

The 2011 compensation program for our Named Executive Officers consisted of the following components:

Component	Description	Purpose
Base Salary	Fixed cash compensation based on the executive’s past and potential future performance, scope of responsibilities, experience and competitive market pay practices.	Provide a fixed, baseline level of compensation that is not contingent upon Company performance.

Performance-Based Annual Bonus	Cash payment tied to meeting annual performance goals set for the fiscal year that are tied to the Company’s annual business plan and individual performance.	Motivate executives to achieve superior annual financial and operational performance.

Long-Term Equity Incentives:
• MSUs	Performance-based stock units earned based on the achievement of two factors. The first factor is a one-year performance goal. The second factor is stock price change over a 22-month period. The 2011-2012 MSUs will vest in a single installment at the end of a 22-month period. The vesting and performance period for the 2012 MSU award was changed as described on page 51.	Align compensation to changes in Aetna’s stock price and the shareholder experience.

• PSUs	Performance-based stock units which pay out, if at all, based on the Company’s performance against a one-year financial goal. The 2011-2012 PSUs will vest in a single installment at the end of a 22-month vesting period. The vesting and performance period for the 2012 PSU award was changed as described on page 51.	Align achievement of specific internal financial performance objectives with the creation of shareholder value, increase executive stock ownership and provide retention incentives.

• RSUs	Time-vested stock units that vest over the time period set at grant, typically 36 months.	Align compensation with changes in Aetna’s stock price and the creation of shareholder value, and strengthen retention.

The Company also provides health, welfare and retirement benefits to its executives and other employees generally.

How are the total cash and equity compensation amounts determined?

Our compensation program, in general, is designed to set total cash and equity compensation opportunity (considered as base salary, performance-based annual bonus and long-term equity incentive awards) for senior executives at an amount that is competitively reasonable and appropriate for our business needs and circumstances. For the Named Executive Officers, the Compensation Committee reviews the cash and equity compensation opportunities available to similarly positioned executives of companies in the

Comparison Groups. The Compensation Committee also reviews third-party compensation surveys. The companies that make up each Comparison Group and the reasons they were selected are listed on page 56. The third-party compensation surveys are purchased from outside compensation vendors selected by our human resources department, and the data provided by the vendors is reviewed by Cook. The data presented to the Compensation Committee includes a regression analysis (market compensation data adjusted to account for company size based on revenue) where available. The compensation of our Named Executive Officers is compared across the Named Executive Officer group and with the compensation of other senior executives of the Company for internal pay relativity purposes. The Compensation Committee, however, has not established a specific pay relativity percentage.

Our compensation program is designed, in general, to deliver above median total compensation for above median performance and below median total compensation for below median performance. For executives with compensation opportunities that are more highly variable or focused on longer-term incentives, including the Named Executive Officers, total cash and equity compensation opportunity may be above the median, but “at risk” amounts are paid only if performance goals are achieved or exceeded. In setting total compensation opportunity, the Compensation Committee does not, on a formulaic basis, set target compensation opportunity at the precise median of the Comparison Groups. Instead, the Compensation Committee uses Comparison Group information as a reference point and guide to make what is ultimately a subjective decision that balances (i) a competitive level of compensation for a position; (ii) executive experience and scope of responsibility; (iii) individual performance; (iv) percent of pay “at risk”; and (v) retention. There is not a pre-defined formula that determines which of these factors is more or less important, and the emphasis placed on a specific factor may vary among executive officers and will reflect market conditions and business needs at the time the pay decision is made.

How are base salaries for executive officers determined?

In making annual base salary determinations, the Compensation Committee considers the terms of any employment agreement with the executive, the recommendations of our CEO (as to other executives), salary paid to persons in comparable positions in the executive’s Comparison Groups, the executive’s experience and scope of responsibility, and a subjective assessment of the executive’s individual past and potential future contribution to Company results. Base salary, as a percent of total compensation, also differs based on the executive’s position and function. Although the Compensation Committee has not established a specific ratio of base salary to total compensation, in general, executives with the highest level and broadest scope of responsibility have the lowest percentage of their compensation fixed as salary and have the highest percentage of their compensation subject to performance-based standards (performance-based annual bonus and long-term incentives).

Mr. Casazza, Ms. McCarthy and Dr. Reisman each received a salary increase in 2011 of 2.5%. This amount was consistent with the 2011 salary increase budget of 2.5% for employees company-wide. These increases became effective on April 4, 2011. Messrs. Bertolini and Zubretsky did not receive salary increases in 2011 as their salary levels were deemed appropriate at that time.

How are annual performance-based bonuses determined?

Except for a portion of Mr. Bertolini’s bonus (described on page 45), 2011 annual bonuses were paid in cash. All executive officers and managers are eligible to participate in the ABP. The Compensation Committee, after consulting with the Board, establishes specific financial and operational goals at the beginning of each performance year, and annual bonus funding is linked directly to the achievement of these annual goals. Following the completion of the performance year, the Compensation Committee assesses performance against the pre-established performance goals to determine bonus funding for the year. The ABP goals, described in more detail below, are directly derived from our strategic and business operating plan approved by the Board. These goals, which measure annual results, require performance to be balanced between delivering financial results and achieving internal and external constituent goals. The Company believes it is important to consider these non-financial constituent goals, which have a 20% ABP weighting, because they help keep a focus on our longer-term success and the quality of our brand and reputation, rather than strict annual financial results.

Under the ABP, if all of the goals are met at the target level in the aggregate, then up to 100% of the target bonus pool is funded. If the goals are exceeded in the aggregate, by a sufficient margin, then up to a maximum of 200% of the target bonus pool is funded. At the threshold performance level, 25% of the target bonus pool is funded. For executive officers subject to Section 162(m) of the Code, their annual cash bonus cannot exceed $3 million.

For 2011, bonus pool funding under the ABP was determined as set forth below:

Weight	Measure	Target	Maximum	Actual Performance	Performance Level	Weighted Points
80%	Financial Performance
45%	Adjusted Operating Earnings Per Share(1)	$4.06	$4.49	$5.19	Maximum	90
25%	Underwriting Margin(2)	$8,153	$8,591	$8,966	Maximum	50
10%	G&A as a % of Revenue(3)	14.56%	14.25%	15.39%	<Target	0
20%	Constituent Index Performance
8%	Member(4)	100%	109%	106%	<Maximum	12.12
4%	External(5)	100%	124%	96%	<Target	3.51
8%	Internal(6)	100%	106%	102%	<Maximum	9.32
Total						164.9

(1)	Adjusted operating earnings per share is a non-GAAP financial measure used in connection with the ABP. Refer to Annex A to this Proxy Statement for a reconciliation of adjusted operating earnings per share to the most directly comparable GAAP measure. Adjusted operating earnings per share excludes from net income (a) net realized capital gains and losses; (b) other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance; and (c) the impact of projected pension expense. These adjustments are established when the target is set.

(2)	Underwriting margin is a non-GAAP financial measure used in connection with the ABP. Refer to Annex A to this Proxy Statement for a reconciliation of underwriting margin to the most directly comparable GAAP measure. Underwriting margin is calculated by subtracting health care costs and current and future benefits from total premiums and fees and other revenue. Other items, if any, and revenues and expenses associated with acquisitions we completed during 2011 also are excluded from the calculation of underwriting margin. These adjustments are established when the target is set.

(3)	General and administrative expenses (“G&A”) as a percentage of revenue is a non-GAAP financial measure used in connection with the ABP. Refer to Annex A to this Proxy Statement for a reconciliation of G&A as a percentage of revenue to the most directly comparable GAAP measure. G&A as a percentage of revenue is calculated by dividing total revenue, excluding net realized capital gains and losses and other items, if any, by total operating expenses, excluding selling expense and other items, if any. Certain performance-based compensation and revenues and expenses associated with acquisitions we completed during 2011 also are excluded from the calculation of G&A as a percentage of revenue. These adjustments are established when the target is set.

(4)	This goal measures member health quality and satisfaction determined through external national and regional benchmarks (HEDIS and Quality Compass results) and a Company sponsored survey of consumer perceptions across the industry.

(5)	This goal measures external constituent satisfaction determined through a Company sponsored survey of plan sponsors, health care providers and brokers. Performance reflects changes to the Company’s broker commission strategy in 2011.

(6)	This goal measures employee engagement determined through responses to the Company’s all-employee survey as well as performance against diversity initiatives for employees and supplier groups.

The Company reported strong operating earnings and underwriting margin for 2011, exceeding the goals established at the start of the year. As a result of this performance, after applying the weightings noted above, the Compensation Committee set the 2011 ABP bonus pool funding at 164.9% of target. Within this pool funding, the Compensation Committee set actual bonus amounts after conducting a subjective review of each Named Executive Officer’s individual performance for the year and considering the recommendations of Mr. Bertolini (as to executives other than himself). In determining the annual bonus for Mr. Bertolini, the Compensation Committee consulted with the nonmanagement members of the Board. The factors considered in determining individual bonus amounts for the Named Executive Officers are set forth below.

Named Executive Officer	2011 Annual Bonus Target as a Percent of Base Salary	2012 Actual Bonus as a Percent of Target	Individual Discretionary Factors
Mr. Bertolini	300%(1)	166.7%	• Described beginning on page 45.
Mr. Casazza	80%	166.7%	• Effective deployment of high-quality cost-effective legal services • Implementation of Health Care Reform compliance initiatives
Ms. McCarthy	90%	170.1%	• Operating results of business units managed • Delivery of technology initiatives • Change leadership and talent management within business units managed
Dr. Reisman	80%	171.7%	• Collaboration to support customer sales • Development of key initiatives, including metabolic syndrome and US Oncology Network program • Talent development for Company clinicians
Mr. Zubretsky	110%	151.5%

•  Leadership on enterprise strategy

•  Development of innovative business solutions through enhanced M&A activity

•  Capital Management and Deployment

•  Financial and operating results of business units managed

(1)	Bonus paid 40% in cash and 60% in RSUs that vest over 36 months. As described on page 45, the increase of Mr. Bertolini’s annual bonus target from 120% to 300% was accompanied with a corresponding reduction of his 2011-2012 long-term incentive equity grant value. This change was made to more directly align Mr. Bertolini’s compensation to the Company’s annual financial performance.

How are long-term incentive equity awards (MSUs and PSUs) determined?

In 2011, the Company’s long-term incentive equity award program was delivered in the form of MSUs and PSUs. The objective of the MSU and PSU awards is to advance the longer-term interests of the Company and our shareholders by directly aligning executive compensation with increases in our stock price and providing incentives for executives to meet the specified MSU and PSU performance goals. These awards complement cash incentives tied to annual performance as they motivate executives to increase earnings and shareholder value over time.

As described above, individual long-term equity awards (MSUs and PSUs) are set so that, in general, when combined with base salary and annual bonus, an executive’s total target compensation opportunity approximates the compensation paid to similarly positioned executives at companies in the executive’s Comparison Groups. In 2011, the theoretical value of the long-term equity incentive awards was delivered 70% in MSUs and 30% in PSUs. This split aligns the majority (70%) of the long-term incentive value directly with shareholder interest in increasing the value of our stock; the value of the award declines if the stock price declines. The remaining 30% of the long-term incentive value is also tied to the value of our stock and the attainment of specific financial operating goals. The MSUs and PSUs granted in 2011 to the Named Executive Officers vest over a 22-month period only if the one-year performance goal set at the time of grant is met. The MSU and PSU awards are settled in Common Stock, net of applicable withholding taxes, in order to reduce shareholder dilution resulting from the awards. The Company currently does not pay dividend equivalents on MSUs, PSUs or on any unvested RSUs.

What is the MSU performance goal and why was it selected?

•

2011-2012 MSU Program. Market Stock Units granted in 2011 were designed to vest based on two factors. The first factor is the change in Aetna’s stock price between the grant date and the average closing price of the Common Stock for the final 30 trading days of the 22-month vesting period, which ends December 7, 2012. The number of MSUs that will vest is formulaically determined based on the percentage change in the price of the Common Stock, with 150% of the units awarded being the maximum number of units eligible to vest if the Common Stock price increases 50% from the closing price on the date of grant. If the stock price declines, both the value and number of units that will vest is reduced. The second factor required that the Company achieve a 2011 adjusted operating earnings goal of at least $1,346 million and/or total revenue goal of at least $30,717 million. On January 18, 2012, the Compensation Committee determined that the 2011-2012 MSU performance goal had been achieved. As a result, the number of vested MSUs will be determined based on the average closing price of the Common Stock for the final 30 trading days ending on and including the December 7, 2012 vesting date, subject to continued employment.

•

2012-2014 MSU Program. Market Stock Units granted in 2012 will operate similar to the 2011-2012 MSU program except that 50% of the units granted will be eligible to vest 24 months from the date of grant and the remaining 50% will be eligible to vest 36 months from the date of grant. The number of MSUs that will vest will be formulaically determined based on the percentage change in the price of the Common Stock over the applicable vesting period (i.e., 24 or 36 months) up to a maximum of 150% of the units granted.

What is the PSU performance goal and why was it selected?

•

2011-2012 PSU Program. Performance Stock Units granted in 2011 were designed to vest at 100% if the Company attained a one-year adjusted operating earnings per share goal of $4.06 per share. The goal was selected because, at the time it was set, it represented the Company’s adjusted operating earnings per share goal for 2011. The PSU performance measurement period was defined as one year (calendar year 2011), with final vesting to occur at the end of 22-months if the performance goal was achieved, to reinforce the importance of maintaining targeted margin levels while simultaneously controlling costs during 2011. The award also includes a service-based vesting element to increase retention. As noted above, the Company exceeded its 2011 adjusted operating earnings per share goal and, as a result, on January 18, 2012, the Compensation Committee determined that the 2011-2012 PSUs will vest at the maximum level (200%). For the PSUs to vest at this level, an executive must continue to provide services to the Company through the December 7, 2012 vesting date.

•

2012-2013 PSU Program. Performance Stock Units granted in 2012 will operate similar to the 2011-2012 PSU program except that 50% of the units granted will vest based on performance relative to goals set for 2012 and 50% will vest based on performance relative to goals set for 2013, up to a maximum of 200% of the units granted. Units eligible to vest based on performance, if any, will be paid in February 2014.

Why did the Company change the PSU and MSU program for 2012?

The Compensation Committee modified the performance period for the 2012-2013 MSUs and PSUs to lengthen the performance and vesting periods. The Compensation Committee had shortened the performance period for the 2010 and 2011 long-term incentive programs due to the extraordinary uncertainty surrounding health care reform, the economy and the related impact on the Company’s business. While uncertainty concerning the economy and health care reform remains, the Compensation Committee decided to return to a longer period over which Company performance is measured and to increase the vesting period for MSUs to return to a more market competitive program over time and increase retention.

Does the Compensation Committee consider prior equity grants when making compensation decisions?

In making individual long-term incentive equity award decisions, the Compensation Committee does not take into account prior equity grants or amounts realized on the exercise or vesting of prior equity grants in determining the equity value to be granted. The Company’s philosophy is to pay an annualized market value for the executive’s position, sized according to the performance level of the individual in the position. The Compensation Committee does review prior equity grants of executives in evaluating the overall design, timing and size of the long-term incentive program. In addition, in assessing the recruitment/retention risk for executives, the Compensation Committee considers the value of unvested equity awards.

What is the Company’s policy on the grant date of equity awards?

As was the case with equity awards granted in prior years, the effective date of the annual long-term equity incentive grant is the stock market trading day after our annual earnings are announced, and the grant price of any award is the closing price of our Common Stock on that day. Our annual earnings are announced prior to the opening of trading on the NYSE. The Compensation Committee has selected this timing so that the award value reflects the current market value of our Common Stock, incorporating our most recent full-year earnings information and outlook.

The Compensation Committee also makes grants during the year, primarily in connection with hiring and promotions. Under our policy, off-cycle grants made in connection with hiring are effective on the date of hire or the 10th day of the month following the date of hire. Grants made in connection with promotions are generally effective on the date of the promotion.

What are the health, welfare and pension benefits offered?

To attract and retain employees at all levels, we offer a subsidized health and welfare benefits program that includes medical, dental, life, accident, disability, vacation and severance benefits. Our subsidy for employee health benefits is graduated so that executives pay a higher contribution than more moderately paid employees.

The Company makes a tax-qualified 401(k) plan available to substantially all of our U.S. based employees, including the Named Executive Officers. We also offer a Supplemental 401(k) Plan to provide benefits above Code contribution limits. There is no Aetna matching contribution under the Supplemental 401(k) Plan. As discussed on page 44, the Pension Plan was frozen as of December 31, 2010. The Company’s Supplemental Pension Plan was previously frozen in January 2007. Interest continues to accrue on outstanding pension cash balance accruals.

Does the Company have an Employee Stock Purchase Plan?

Our tax-qualified employee stock purchase plan is available to substantially all employees, including the Named Executive Officers. This program allows our employees to buy our Common Stock at a 5% discount to the market price on the purchase date (up to a maximum of $25,000 per year). We offer this program because we believe it is important for all employees to focus on increasing the value of our Common Stock and to have an opportunity to share in our success.

Does the Company provide other compensation to its Named Executive Officers?

The Company provides only limited other compensation to the Named Executive Officers (see the All Other Compensation table in footnote 8 to the 2011 Summary Compensation Table on page 59). The largest item shown in the All Other Compensation table is personal use of corporate aircraft. In the interest of security, with certain exceptions, the Company requires that the CEO use corporate aircraft for personal travel whenever use of the aircraft is not required for a business purpose. Other senior executives are also permitted to use corporate aircraft for personal travel at the discretion of the CEO. The Compensation Committee believes this practice is reasonable and appropriate given security concerns and the demands put on our Named Executive Officers’ time. The Company does not provide any tax gross-ups related to other compensation, including perquisites.

What is the Company’s policy on Internal Revenue Code Section 162(m)?

Currently, Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. It is Company policy to maximize the tax-deductibility of payments as “performance-based compensation” under Section 162(m) to the extent practicable. Annual bonuses, MSUs and PSUs are designed so that the compensation paid will be tax deductible by the Company. The Compensation Committee believes that there are circumstances under which it is appropriate for the Compensation Committee not to require deductibility to maintain flexibility or to continue to pay competitive compensation. As part of the new federal health care legislation enacted in 2010, Section 162(m) was revised with respect to compensation paid by health insurance companies, including the Company. Starting in 2013, an annual deduction limit of $500,000 per person will apply to the compensation we pay to any of our employees and certain service providers. This tax deduction limitation will apply to compensation earned after 2009, if paid after 2012. The tax deduction limitation will apply whether or not the compensation is performance-based or is provided pursuant to a shareholder-approved plan.

Do executives have to meet stock ownership requirements?

The CEO and other senior executives are subject to minimum stock ownership requirements. The ownership requirements are based on the executive’s pay opportunity and position within the Company. As of March 16, 2012, all Named Executive Officers exceeded their stock ownership requirement. The ownership levels (which include shares owned and vested stock units but not stock options, SARs or unvested MSUs or PSUs) are as follows:

Stock Ownership as a Multiple of Base Salary

Position	Multiple of Salary
Chief Executive Officer	5x
Other Named Executive Officers	3x
Other Executives	1/2x to 2x

Executives who do not meet their individual ownership requirement at the time an equity award vests or is exercised will be required to retain up to 35% of the after-tax equity payout in shares of Common Stock until their ownership requirement is met. These shares are required to be held until the executive terminates employment with the Company. This policy applies to equity awards granted in 2010 and later and is intended to further align the interests of our executives with the interests of our shareholders. The Company’s Code of Conduct prohibits all employees (including executives) and Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of our Common Stock.

Why do the amounts of severance paid following termination of employment differ among the Named Executive Officers?

The narrative and tables beginning on page 66 outline the potential payments that would be made to the Named Executive Officers following their termination of employment under various scenarios. The difference in treatment among the Named Executive Officers is due to the dynamics of negotiation at the time the executive was hired (or promoted), the executive’s position in the Company, market practices and Company policies in effect at the time of entry into an executive’s agreement with the Company.

V.	Governance Policies

Governance Highlights

The Company seeks to maintain best practice standards with respect to the oversight of our executive compensation. The following policies and practices were in effect during 2011:

•	Compensation Committee composed solely of independent directors;

•	use of an independent compensation consultant retained directly by the Compensation Committee who performs no other consulting or other services for management of the Company;

•	an annual review and approval of our executive compensation strategy by the Compensation Committee, including a review of our compensation-related risk;

•	robust stock ownership requirements for our executive officers;

•	a policy prohibiting all employees, including the Named Executive Officers, from engaging in hedging transactions with respect to equity securities of the Company;

•	a compensation “clawback” policy that permits the Company to recoup performance-based compensation if the Board determines that a senior executive has engaged in fraud or misconduct;

•	no tax gross-up benefits upon a change-in-control in new employment contracts and elimination of that provision from our Chairman and CEO’s employment agreement; and

•	limited perquisites and other personal benefits (and no tax gross-ups on these benefits).

Many of these policies are described more fully below.

Does the Compensation Committee use an independent compensation consultant?

The Compensation Committee has engaged Cook to provide independent compensation consulting services to the Compensation Committee. The role of the compensation consultant is to ensure that the Compensation Committee has objective information needed to make informed decisions in the best interests of shareholders based on compensation trends and practices in public companies. During the past year, the Compensation Committee requested Cook to: (i) assist in the development of agendas and materials for Compensation Committee meetings; (ii) provide market data and alternatives to consider for making compensation decisions for the CEO and other executive officers; (iii) assist in the redesign of the Company’s long-term compensation program; and (iv) keep the Compensation Committee and the Board abreast of changes in the executive compensation environment. In 2011, a representative of Cook attended eight of the nine Compensation Committee meetings, including, when invited, executive sessions. Cook also advises the Nominating Committee regarding Director compensation. In accordance with Compensation Committee policy, the Company does not engage Cook for any services other than in support of these two Committees. The Compensation Committee has the sole authority to determine the compensation for and to terminate the services of Cook. For services provided to the Compensation Committee and the Nominating Committee in 2011, we paid Cook $127,023.

What is the role of the CEO and the Board of Directors in determining compensation?

The CEO personally reviews and reports to the Compensation Committee on the performance of select senior executives (including all of the Named Executive Officers other than himself) and provides specific compensation recommendations to the Compensation Committee. The Compensation Committee considers this information in making compensation decisions for these executives, but the Compensation Committee does not delegate its decision-making authority to the CEO. The CEO also provides to the Compensation Committee a self-evaluation. The CEO does not, however, present a recommendation for his own compensation. Prior to making any decisions regarding CEO compensation, the Compensation Committee consults with the nonmanagement Directors and receives input from Cook. After discussing proposed compensation decisions for the CEO with the nonmanagement Directors, the Compensation Committee determines the CEO’s compensation. The CEO is not present when his performance or compensation is evaluated and determined, unless invited by the Compensation Committee.

Does the Compensation Committee review tally sheets?

In setting executive officer compensation, the Compensation Committee, with assistance from Cook, reviews tally sheets prepared for each executive officer. The tally sheets provide information that is in addition to the information shown in the 2011 Summary Compensation Table. The tally sheets show not only current year compensation, but also historical equity gains and the in-the-money value of outstanding equity awards (vested and unvested). The tally sheets also show amounts that would be paid under various termination of employment scenarios. While compensation decisions are based on competitive market pay data and individual performance, the Compensation Committee uses the tally sheets as a reference point and as a basis for comparing program participation across the executive group. In particular, the Compensation Committee uses the tally sheets to understand the effect compensation decisions have on various possible termination of employment scenarios. During 2011, the information in the tally sheets was consistent with the Compensation Committee’s expectations and, therefore, the tally sheets did not have an effect on individual compensation decisions.

Does the Compensation Committee review risk associated with the Company’s compensation policies and practices?

Annually, as part of its compensation review process, the Compensation Committee requests the Company’s Chief Enterprise Risk Officer to oversee a review of the Company’s compensation policies for executives and other employees to determine whether these programs create risks that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Company. As part of this risk review process in 2011, the Chief Enterprise Risk Officer, assisted by human resources personnel, inventoried all Company compensation programs and established a financial framework, consistent with other enterprise risk management protocols, to identify compensation policies or practices that could have a material adverse effect on the Company. This review included the structure and material features of each program, the behaviors the programs are intended to reward, as well as program features or Company policies that operate to mitigate risk. After conducting the review and assessing potential risks, the Company determined, and the Compensation Committee concurred, that the design of each incentive program contains sufficient design features, controls, limits and/or financial requirements so that the program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Although a significant portion of the Company’s executive compensation is performance-based, we do not believe that our programs encourage excessive or unnecessary risk-taking. Overall, our compensation mix, including the use of equity and other long-term incentives, is generally consistent with competitive market practice. While risk is a necessary part of growing a business, our executive compensation program attempts to mitigate risk and align the Company’s compensation policies with the long-term interests of the Company by selecting performance goals that are directly aligned with the Company’s strategic plan, balancing annual and longer-term incentives, using multiple performance measures (including financial and non-financial measures) and applying program caps. Other risk mitigation features include the Company’s executive stock ownership requirement and the Company’s “clawback” policy which are described on page 53 and below, respectively.

Does the Company have a clawback/recoupment policy?

Several years ago, the Company adopted a policy regarding the recoupment of performance-based incentive compensation. Under the policy, if the Board determines that a senior executive of the Company has engaged in fraud or intentional misconduct that has caused a material restatement of the Company’s financial statements, the Board will review the performance-based compensation earned by that senior executive on the basis of the Company’s performance during the periods materially affected by the restatement. If, in the Board’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board may seek to recoup the portion of the performance-based compensation that would not have been awarded to that senior executive. This policy applies to the Company’s executive officers as well as the Chief Accounting Officer and Head of Internal Audit. In addition, equity awards issued to employees include a provision that allows the Company to recoup gains if the employee violates covenants that prohibit terminated employees from soliciting our customers and employees, disclosing confidential information and, for some employees, providing services to certain competitors of the Company.

VI.	Comparison Group Company Lists

The companies in each of the compensation Comparison Groups are listed below. The companies in the Health Care Comparison Group were selected because they represent our closest competitors. The companies in the Cross-Industry Comparison Group were selected from the FORTUNE 200 and are companies that we compete against for talent and capital, without regard to industry. The pay information for each group is developed using market pay survey data provided by Cook and data purchased from third-party compensation vendors.

2011 Health Care Comparison Group:

CIGNA Corporation	Coventry Health Care, Inc.	Humana Inc.
UnitedHealth Group Incorporated	WellPoint, Inc.

2011 Cross-Industry Comparison Group(1):

3M Company	Johnson & Johnson	Raytheon Company
Allstate Insurance Company	Kimberly-Clark Corporation	State Farm Mutual Automobile
Bristol-Myers Squibb Company	Kraft Foods Inc.	Insurance Company
CIGNA Corporation	Lockheed Martin Corporation	Time Warner Inc.
Comcast Corporation	Medco Health Solutions, Inc.	The Travelers Companies, Inc.
General Dynamics Corporation	Merck & Co., Inc.	United Technologies Corporation
HCA Holdings, Inc.	Metropolitan Life Insurance Company	The Walt Disney Company
Honeywell International Inc.	Nationwide Insurance Companies	WellPoint, Inc.
Humana Inc.	Northrop Grumman Corporation	Xerox Corporation
International Paper Company	PepsiCo, Inc.
The Hartford Insurance Group	Pfizer Inc.

(1)	If pay data for a comparable position is not available from a company on this list, the company is not included in the Cross-Industry Comparison Group for that position.

Third Party Compensation Surveys:

•	Frederic W. Cook & Co., Inc. Long-Term Incentive Survey;

•	Pearl Meyer Executive and Senior Management Total Compensation Survey;

•	Mercer’s Integrated Health Network Survey; and

•	Hewitt Total Compensation Measurement Survey.

Executive Compensation

The 2011 Summary Compensation Table summarizes the total compensation paid or earned for the fiscal year ended December 31, 2011 and applicable comparative data for 2010 and 2009 by our Chairman, Chief Executive Officer and President, our Chief Financial Officer and our three other most highly paid executive officers (collectively, the “NEOs” or “Named Executive Officers”). When setting compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

The cash ABP award amounts for 2011 are disclosed in the 2011 Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and are not categorized as a “Bonus” payment under SEC rules. The amounts listed under “Non-Equity Incentive Plan Compensation” were approved by the Compensation Committee in January 2012. Please refer to the 2011 Grants of Plan-Based Awards Table and related footnotes beginning on page 59 for information about the number of RSUs, PSUs and MSUs, as applicable, awarded to each of the Named Executive Officers in the fiscal year ended December 31, 2011.

The Company has entered into employment arrangements with a limited number of the Named Executive Officers. Refer to “Agreements with Named Executive Officers” beginning on page 72 for a discussion of those employment arrangements.

2011 Summary Compensation Table

The following table shows the compensation provided by Aetna to each of the Named Executive Officers in 2011 and applicable comparative data for 2010 and 2009.

Name and Principal Position	Year	Salary	Stock Awards (2)		Option Awards (4)		Non-Equity Incentive Plan Compensation (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (7)	All Other Compensation (8)	Total
Mark T. Bertolini	2011	$1,000,000	$7,299,731		$0		$2,000,000	$5,208	$251,396	$10,556,335
Chairman, Chief Executive Officer and President	2010	937,318	5,827,331		0		1,894,848	31,890	117,465	8,808,852
	2009	932,414	7,150,030	(3)	3,806,838		612,144	54,682	71,692	12,627,800

William J. Casazza	2011	509,180	2,115,770		0		679,364	192,553	18,640	3,515,507
Senior Vice President and General Counsel	2010	498,129	2,100,023		0		672,461	128,234	9,217	3,408,064
	2009	498,129	1,530,128	(3)	1,453,528		218,020	245,183	14,039	3,959,027

Margaret M. McCarthy(1)	2011	610,962	2,770,593		0		935,763	4,283	170,831	4,492,432
Executive Vice President, Operations and Technology	2010	588,506	3,600,037		0		837,312	18,550	65,905	5,110,310

Lonny Reisman, M.D.	2011	560,048	1,611,980		0		769,645	0	137,821	3,079,494
Senior Vice President and Chief Medical Officer	2010	547,893	1,600,048		0		976,800	0	150,064	3,274,805
	2009	547,893	450,022	(3)	207,658		239,800	0	23,143	1,468,516

Joseph M. Zubretsky	2011	800,000	4,332,191		0		1,333,200	326	122,873	6,588,590
Senior Executive Vice President and Chief Financial Officer	2010	730,728	5,800,034		0		1,252,820	10,165	77,343	7,871,090
	2009	725,211	4,940,027	(3)	2,630,183	(5)	396,760	8,816	38,198	8,739,195

(1)	Ms. McCarthy was not a NEO in 2010. As a result, her 2009 compensation as an employee of the Company is not included in the 2011 Summary Compensation Table.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock awards granted in the relevant year computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. Refer to pages 97-99 of Aetna’s 2011 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of the stock awards included in this column. Amounts shown in this column for 2011 include the grant date fair value of PSUs and MSUs granted to each Named Executive Officer in 2011 based upon the probable outcome of the performance conditions associated with these PSUs and MSUs as of the date of grant. The grant date fair value of the PSUs granted in 2011 assuming the highest level of performance conditions associated with these PSUs occurs is as follows: Mr. Bertolini, $4,347,342; Mr. Casazza, $1,260,069; Ms. McCarthy, $1,650,006; Dr. Reisman, $960,021 and Mr. Zubretsky, $2,580,015. Since the Compensation Committee has determined that the Company achieved the one-year performance goal set at the time of the grant, at the maximum level, each PSU will be converted into two vested PSUs, subject to continued employment of the NEO through December 7, 2012. Each vested PSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, following December 7, 2012. The grant date fair value of the MSUs granted in 2011 assuming the highest level of performance conditions associated with these MSUs occurs is as follows: Mr. Bertolini, $7,689,090; Mr. Casazza, $2,228,602; Ms. McCarthy, $2,918,385; Dr. Reisman, $1,697,955 and Mr. Zubretsky, $4,563,275. Since the Compensation Committee has determined that the Company achieved the one-year operating earnings per share and/or revenue goal for 2011, at the end of the approximately two-year vesting period on December 7, 2012, each MSU granted will be converted into between zero and 1.5 vested MSUs, subject to continued employment of the NEO through December 7, 2012. The conversion ratio will be calculated by dividing the average closing price of the Common Stock for the final 30 trading days of the approximately two-year vesting period by $36.87, the closing price of the Common Stock on the February 7, 2011 grant date. The resulting quotient will be capped at 1.5 and will be multiplied by the number of MSUs granted to yield the number of MSUs that vest. Each vested MSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, following December 7, 2012.

(3)	Represents the grant date fair value of PSUs granted to Messrs. Bertolini, Casazza and Zubretsky and Dr. Reisman in 2009 based upon the probable outcome of the performance conditions associated with these PSUs as of the date of grant and the grant date fair value of RSUs granted to Messrs. Bertolini, Casazza and Zubretsky in 2009. Because the threshold performance level associated with the PSUs granted in 2009 was not achieved, all of the PSUs granted in 2009 expired without payment.

(4)	Amounts shown in this column represent the grant date fair value of SARs granted to each Named Executive Officer in 2009. No SARs were granted to any Named Executive Officer in 2010 or 2011. The SAR values are calculated using a modified Black-Scholes Model for pricing options. Refer to pages 71-73 of Aetna’s 2009 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of the SARs included in this column.

(5)	Mr. Zubretsky elected to exchange $40,000 of his ABP award for 2008 for SARs with an exercise price equal to the closing price of Common Stock on February 13, 2009, the date of grant, which was $32.11. This amount is not included in the 2009 Option Awards figure under SEC rules. This amount was reported in previous Aetna Proxy Statements as Non-Equity Incentive Plan Compensation received in 2008.

(6)	Amounts shown in this column represent cash bonus awards for the relevant calendar year under the ABP. For 2011, bonus pool funding under the ABP depended upon Aetna’s performance against certain measures discussed under “How are annual performance-based bonuses determined?” beginning on page 48. Mr. Bertolini’s 2011 ABP award was paid 40% ($2,000,000) in cash and 60% ($3,000,000) in RSUs with a grant date of February 2, 2012 that vest over three years (one-third per year).

(7)	Amounts in this column only reflect pension values and do not include earnings on deferred compensation amounts because such earnings are non-preferential. Refer to the 2011 Nonqualified Deferred Compensation Table and “Deferred Compensation Narrative” beginning on page 64 for a discussion of deferred compensation. The following table presents the change in present value of accumulated benefits under the Pension Plan and Supplemental Pension Plan from December 31, 2010 through December 31, 2011. See “Pension Plan Narrative” beginning on page 63 for a discussion of pension benefits and the economic assumptions behind the figures in this table.

Named Executive Officer	Pension Plan	Supplemental Pension Plan
Mark T. Bertolini	$1,579	$3,629
William J. Casazza	71,218	121,335
Margaret M. McCarthy	2,452	1,831
Lonny Reisman, M.D.(a)	0	0
Joseph M. Zubretsky	326	0

(a)	Dr. Reisman is not eligible to participate in the Pension Plan or Supplemental Pension Plan because he joined the Company through its acquisition of Active Health Management, Inc.

(8)	All Other Compensation consists of the following for 2011:

	Mark T. Bertolini	William J. Casazza	Margaret M. McCarthy	Lonny Reisman, M.D.	Joseph M. Zubretsky
Personal Use of Corporate Aircraft(a)	$216,924	$0	$146,072	$89,846	$50,381
Personal Use of Corporate Vehicles(b)	14,806	56	59	1,225	46,502
Professional Association/Club Dues(c)	88	2,134	0	22,050	5,390
Financial Planning	0	1,750	10,000	10,000	5,900
Security System(d)	4,878	0	0	0	0
Company Matching Contributions Under 401(k) Plan(e)	14,700	14,700	14,700	14,700	14,700

Total	$251,396	$18,640	$170,831	$137,821	$122,873

(a)	The calculation of incremental cost for personal use of Company aircraft includes only those variable costs incurred as a result of personal use, such as fuel and allocated maintenance costs, and excludes non-variable costs which the Company would have incurred regardless of whether there was any personal use of the aircraft.

(b)	Represents the aggregate incremental cost to the Company of personal use of a Company driver and vehicle.

(c)	Represents annual membership dues to professional organizations/clubs.

(d)	In light of concerns regarding the safety of Mr. Bertolini and his family as a result of the national health care debate, the Company provided Mr. Bertolini with an in-home security system.

(e)	Represents actual match received under the 401(k) Plan attributable to the 2011 plan year.

2011 Grants of Plan-Based Awards Table

The following table sets forth information concerning plan-based equity and non-equity awards granted by Aetna during 2011 to the Named Executive Officers.

Name	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)						Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards(5)
				Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Mark T. Bertolini	2/07/2011	(1)	1/20/2011	$—		$—		$—		0	58,955	117,910	$2,173,671
	2/07/2011	(2)	1/20/2011	—		—		—		0	132,149	198,224	5,126,060
				0	(4)	1,200,000	(4)	3,000,000	(4)

William J. Casazza	2/07/2011	(1)	1/20/2011	—		—		—		0	17,088	34,176	630,035
	2/07/2011	(2)	1/20/2011	—		—		—		0	38,302	57,453	1,485,735
				0		407,537		3,000,000

Margaret M. McCarthy	2/07/2011	(1)	1/20/2011	—		—		—		0	22,376	44,752	825,003
	2/07/2011	(2)	1/20/2011	—		—		—		0	50,157	75,236	1,945,590
				0		550,125		3,000,000

Lonny Reisman, M.D.	2/07/2011	(1)	1/20/2011	—		—		—		0	13,019	26,038	480,010
	2/07/2011	(2)	1/20/2011	—		—		—		0	29,182	43,773	1,131,970
				0		448,250		3,000,000

Joseph M. Zubretsky	2/07/2011	(1)	1/20/2011	—		—		—		0	34,988	69,976	1,290,008
	2/07/2011	(2)	1/20/2011	—		—		—		0	78,427	117,641	3,042,183
				0		880,000		3,000,000

(1)

Represents 2011-2012 PSUs granted under the Amended Aetna Inc. 2010 Stock Incentive Plan (the “2010 Stock Plan”) in the respective amounts listed. The Compensation Committee approved the grant of these PSUs at its meeting on January 20, 2011, with an effective grant date of February 7, 2011. As discussed in “What is the Company’s policy on the grant date of equity awards?” on page 52, the Company’s annual equity awards are made at the closing price of the Common Stock on the next stock market trading day after the release of Aetna’s full year earnings. The release of Aetna’s full year earnings occurs prior to the opening of trading on the NYSE. In 2011, Aetna announced its full year 2010 earnings on February 4, 2011, and the grants of equity awards were made effective at the close of business on February 7, 2011. The Compensation Committee has determined that the 2011-2012 PSUs met the one-year performance goal set at the time of grant at the maximum level and will vest on December 7, 2012, subject to continued employment of the NEO through that date. The PSUs do not earn dividend equivalents and have no voting rights. See the discussion of long-term equity incentive awards in “How are long-term incentive equity awards (MSUs and PSUs) determined?” beginning on page 50 for a discussion of the vesting of these awards based on the Compensation Committee’s determination that the Company has attained the applicable performance metrics. Refer to footnote 2 beginning on page 57 for a discussion of how the number of vested PSUs was determined. Each vested PSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, as a result of the determination by the Compensation Committee described in this footnote.

(2)	Represents 2011-2012 MSUs granted under the 2010 Stock Plan in the respective amounts listed. The Compensation Committee approved the grant of these MSUs at its meeting on January 20, 2011, with an effective grant date of February 7, 2011. The Compensation Committee has determined that the 2011-2012 MSUs met the one-year performance goal set at the time of grant, which allows for the continued vesting of these MSU awards. The 2011-2012 MSUs will vest on December 7, 2012, subject to continued employment of the NEO through that date. The MSUs do not earn dividend equivalents and have no voting rights. See the discussion of long-term incentive equity awards in “How are long-term incentive equity awards (MSUs and PSUs) determined?” beginning on page 50 for a discussion of the vesting of these awards based on the Compensation Committee’s determination that the Company has attained the applicable performance metrics. Refer to footnote 2 beginning on page 57 for a description of how the number of vested MSUs will be determined. Each vested MSU represents one share of Common Stock and will be paid in shares of Common Stock, net of taxes, as a result of the determination by the Compensation Committee described in this footnote.

(3)	Represents the range of possible cash bonus amounts available for 2011 under the ABP. See “How are annual performance-based bonuses determined?” beginning on page 48 for a discussion of bonus metrics and payouts.

(4)	Mr. Bertolini’s 2011 annual bonus opportunity at target was set at 300% of his base salary. Mr. Bertolini’s 2011 ABP award was paid 40% ($2,000,000) in cash and 60% ($3,000,000) in RSUs with a grant date of February 2, 2012 that vest over three years (one-third per year).

(5)	Refer to pages 97-99 of Aetna’s 2011 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions.

Outstanding Equity Awards at 2011 Fiscal Year-End Table

The following table sets forth information concerning outstanding stock options, SARs, PSUs, MSUs and RSUs as of December 31, 2011 held by the Named Executive Officers. Based on full year 2011 earnings which were available in February 2012, the Compensation Committee determined that the 2011-2012 PSUs met the one-year performance goal set at the time of the grant at the maximum level and will vest on December 7, 2012, subject to continued employment of the NEO through that date; and the Committee determined that the 2011-2012 MSUs met the one-year performance goal set at the time of grant, which allows for the continued vesting of these MSU awards. The 2011-2012 MSUs will vest on December 7, 2012, subject to continued employment of the NEO through that date. Unvested 2011-2012 PSUs are illustrated below at maximum performance and unvested 2011-2012 MSUs are illustrated below at maximum performance.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (8)
Mark T. Bertolini	112,000		0		19.375	2/13/2014	735,491	(3)	$31,030,365
	130,272		0		33.375	2/11/2015
	97,474		0		50.205	2/10/2016
	106,570		0		39.93	6/30/2016
	148,138		0		42.57	2/09/2017
	308,642		0		48.65	7/27/2017
	197,897		0		50.70	2/08/2018
	199,834		99,917	(2)	32.11	2/13/2019

William J. Casazza	22,800		0		33.375	2/11/2015	213,067	(4)	8,989,297
	23,834		0		42.35	9/29/2015
	75,678		0		50.205	2/10/2016
	86,414		0		42.57	2/09/2017
	82,841		0		50.70	2/08/2018
	76,301		38,150	(2)	32.11	2/13/2019

Margaret M. McCarthy	12,460		0		41.54	6/23/2015	286,777	(5)	12,099,122
	23,310		0		50.205	2/10/2016
	49,380		0		42.57	2/09/2017
	11,687		0		53.96	11/12/2017
	73,636		0		50.70	2/08/2018
	0		43,600	(2)	32.11	2/13/2019

Lonny Reisman, M.D.	72,000		0		39.045	5/27/2015	152,275	(6)	6,424,482
	21,314		0		39.93	6/30/2016
	21,480		0		42.57	2/09/2017
	27,614		0		50.70	2/08/2018
	42,794		0		21.81	11/12/2018
	0		5,450	(2)	32.11	2/13/2019

Joseph M. Zubretsky	84,890		0		44.22	2/28/2017	527,934	(7)	22,273,535
	203,736		0		44.22	2/28/2017
	138,068		0		50.70	2/08/2018
	138,067		69,034	(2)	32.11	2/13/2019
	6,921	(1)	0		32.11	2/13/2014

(1)	Consists of 6,921 SARs granted in lieu of a portion of Mr. Zubretsky’s ABP award for 2008, at Mr. Zubretsky’s election, which are currently exercisable.

(2)	Consists of SARs that vest in one installment on February 13, 2012.

(3)	Consists of 114,191 RSUs that vest in one installment on February 13, 2012; 56,507 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; 10,852 PSUs granted on November 29, 2010, that will vest on November 29, 2012, at maximum performance; 58,955 PSUs granted on February 7, 2011, that will vest on December 7, 2012, at maximum performance; 113,738 MSUs granted on February 8, 2010, that will vest on February 8, 2012, at 149.86%; and 132,149 MSUs granted on February 7, 2011, that will vest on December 7, 2012, and are assumed to vest at 150%. Refer to footnote 2 beginning on page 57 for a description of how the number of vested PSUs and MSUs is determined.

(4)	Consists of 13,206 RSUs that vest in one installment on March 10, 2012; 21,576 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; 17,088 PSUs granted on February 7, 2011, that will vest on December 7, 2012, at maximum performance; 43,427 MSUs granted on February 8, 2010, that will vest on February 8, 2012, at 149.86%; and 38,302 MSUs granted on February 7, 2011, that will vest on December 7, 2012, and are assumed to vest at 150%. Refer to footnote 2 beginning on page 57 for a description of how the number of vested PSUs and MSUs is determined.

(5)	Consists of 32,787 RSUs that vest in one installment on December 2, 2013; 26,713 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; 22,376 PSUs granted on February 7, 2011, that will vest on December 7, 2012, at maximum performance; 53,767 MSUs granted on February 8, 2010, that will vest on February 8, 2012, at 149.86%; and 50,157 MSUs granted on February 7, 2011, that will vest on December 7, 2012, and are assumed to vest at 150%. Refer to footnote 2 beginning on page 57 for a description of how the number of vested PSUs and MSUs is determined.

(6)	Consists of 16,439 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; 13,019 PSUs granted on February 7, 2011, that will vest on December 7, 2012, at maximum performance; 33,088 MSUs granted on February 8, 2010, that will vest on February 8, 2012, at 149.86%; and 29,182 MSUs granted on February 7, 2011, that will vest on December 7, 2012, and are assumed to vest at 150%. Refer to footnote 2 beginning on page 57 for a description of how the number of vested PSUs and MSUs is determined.

(7)	Consists of 78,896 RSUs that vest in one installment on February 13, 2012; 65,574 RSUs that vest in one installment on December 2, 2013; 39,042 PSUs granted on February 8, 2010, that will vest on February 8, 2012, at maximum performance; 34,988 PSUs granted on February 7, 2011, that will vest on December 7, 2012, at maximum performance; 78,582 MSUs granted on February 8, 2010, that will vest on February 8, 2012, at 149.86%; and 78,427 MSUs granted on February 7, 2011, that will vest on December 7, 2012, and are assumed to vest at 150%. Refer to footnote 2 beginning on page 57 for a description of how the number of vested PSUs and MSUs is determined.

(8)	Market value calculated using the December 30, 2011 (last trading day of 2011) closing price of the Common Stock of $42.19. For purposes of calculating the market value of unvested MSUs, the average closing price of the Common Stock for the final 30 trading days of the two-year vesting period also was assumed to be $42.19.

2011 Option Exercises and Stock Vested Table

The following table sets forth information concerning the gross number of stock options and/or SARs exercised and RSUs vested during 2011 for the Named Executive Officers. None of our NEOs acquired shares based on the vesting of PSUs or MSUs during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting		Value Realized on Vesting(4)
Mark T. Bertolini	200,000	$6,490,179	0		$0
William J. Casazza	32,666	843,072	13,205	(2)	486,736
Margaret M. McCarthy	93,405	487,384	7,106	(3)	275,642
Lonny Reisman, M.D.	96,489	1,260,758	0		0
Joseph M. Zubretsky	0	0	0		0

(1)	Calculated by multiplying (a) the difference between (i) the market price of our Common Stock at the time of the exercise and (ii) the exercise price of the stock options or SARs, by (b) the number of stock options or SARs exercised.

(2)	Consists of 13,205 shares acquired upon the partial vesting of RSUs granted in 2009.

(3)	Ms. McCarthy elected to defer the value of 7,106 shares that were acquired upon the partial vesting of RSUs granted on April 25, 2008, net of applicable withholding taxes, into her deferred stock account. Refer to footnote 1 beginning on page 64 for a list of all deferral contributions by the Named Executive Officers during 2011.

(4)	Calculated by multiplying the number of shares of Common Stock acquired on vesting by the closing price of the Common Stock on the vesting date.

2011 Pension Benefits Table

The following table sets forth information concerning the present value of the Named Executive Officers’ respective accumulated benefits under the Pension Plan and Supplemental Pension Plan. The present value of the accrued benefit shown below was determined for each participant based on the participant’s actual pay and service through December 31, 2011, the pension plan measurement date used by the Company in 2011 for accounting purposes, and assumes continued employment to age 65 for Ms. McCarthy and Messrs. Bertolini and Zubretsky. Mr. Casazza is eligible to retire with an unreduced final average pay benefit at age 62. Pursuant to SEC rules, the valuations shown below do not take into account any assumed future pay increases. Dr. Reisman is not eligible to participate in the Pension Plan or Supplemental Pension Plan because he joined the Company through its acquisition of Active Health Management, Inc. Effective December 31, 2010, the Pension Plan was frozen.

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit(3)	Payments During Last Fiscal Year
Mark T. Bertolini	Pension Plan	11.08		$113,637	$0
	Supplemental Pension Plan(1)			186,437	0
William J. Casazza	Pension Plan	18.25		547,951	0
	Supplemental Pension Plan(1)			907,753	0
Margaret M. McCarthy	Pension Plan	6.75		75,217	0
	Supplemental Pension Plan(1)			65,347	0
Lonny Reisman, M.D.	Pension Plan	0	(2)	0	0
	Supplemental Pension Plan			0	0
Joseph M. Zubretsky	Pension Plan	2.83		24,784	0
	Supplemental Pension Plan(1)			0	0

(1)	As of January 1, 2007, the Supplemental Pension Plan is no longer used to accrue benefits that exceed the Code limits, but interest continues to accrue on the outstanding cash balance accruals. In addition, the Supplemental Pension Plan may continue to be used to credit benefits for special pension agreements. Refer to “What are the health, welfare and pension benefits offered?” on page 52.

(2)	Dr. Reisman is not eligible to participate in the Pension Plan or Supplemental Pension Plan because he joined the Company through its acquisition of Active Health Management, Inc.

(3)	Refer to pages 90-96 of Aetna’s 2011 Annual Report, Financial Report to Shareholders for a discussion of the valuation methods used to calculate the amounts in this column. In calculating the present value of the accumulated benefit under the Pension Plan and the Supplemental Pension Plan, the following economic assumptions were used:

	Pension Plan	Supplemental Pension Plan
Discount Rate	5.00%	4.64%
Future Cash Balance Interest Rate	3.13%	3.13%
5-Year Average Cost of Living Adjustment	2.30%	2.30%

Pension Plan Narrative

Prior to January 1, 2011, the Company provided the Pension Plan, a noncontributory, defined benefit pension plan, for most of its employees. In 1999, the Pension Plan was amended to convert the Pension Plan’s final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year through December 31, 2010, a participant’s cash balance account was credited with (i) a pension credit based on the participant’s age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. For 2011, the interest rate was 3.87%. For purposes of the Pension Plan, eligible pay was generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option and SAR exercises and other equity grants. The maximum eligible pay under the Pension Plan was set annually by the Internal Revenue Service and was $245,000 in 2010. Effective December 31, 2010, the Pension Plan was frozen. No further pension service credits will be earned after this date. However, participants’ cash balance accounts will continue to be credited with the interest credit. Effective January 1, 2007, the pension credit was significantly reduced for all eligible employees to a maximum of 4%. Under the Pension Plan, benefits are paid over the lifetime of the employee (or the joint lives of the employee and his or her beneficiary) except that the employee may elect to take up to 50% of his or her benefits in a lump sum payment following termination of employment.

Employees with pension benefits as of December 31, 1998, including Mr. Casazza, are considered transition participants under the Pension Plan. Transition participants continued to accrue benefits under the Pension Plan’s final average pay formula until December 31, 2006. Under the final average pay formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee’s average annual earnings during the 60 consecutive months out of the last 180 months of service that yield the highest annual compensation. On termination of employment, the value of the December 31, 2006 cash balance account with interest is compared to the lump sum value of the benefit under the final average pay formula accrued through December 31, 2006, and the greater of these two amounts becomes the December 31, 2006 cash balance account value. Cash balance accruals after December 31, 2006, if any, are added to this amount to determine a participant’s total benefit. Mr. Casazza is the only Named Executive Officer considered a transition participant under the Pension Plan.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna established the Supplemental Pension Plan, an unfunded, non-tax qualified supplemental pension plan that provides benefits (included in the amounts listed in the 2011 Pension Benefits Table on page 63), that exceed the Code limit. The Supplemental Pension Plan also has been used to pay other pension benefits that were not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan. Supplemental Pension Plan benefits are paid out in five equal annual installments commencing six months following termination of employment. As of January 1, 2007, the Supplemental Pension Plan is no longer used to accrue benefits that exceed the Code limits, but interest continues to accrue on the outstanding cash balance accruals. In addition, the Supplemental Pension Plan may continue to be used to credit benefits for special pension agreements.

2011 Nonqualified Deferred Compensation Table

The following table sets forth information concerning compensation deferrals during 2011 by the Named Executive Officers.

Name	Executive Contributions in Last FY(1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
Mark T. Bertolini	$40,000	$44,558	$327,789	$1,199,208
William J. Casazza	50,918	37,119	0	1,048,918
Margaret M. McCarthy	299,444	306,717	0	1,704,375
Lonny Reisman, M.D.	0	0	0	0
Joseph M. Zubretsky	806,760	118,116	0	3,330,990

(1)

The following table provides additional information about contributions by Named Executive Officers to their nonqualified deferred compensation accounts during 2011. Except for Ms. McCarthy and Mr. Zubretsky, the contributions during 2011 came from the base salary and/or annual bonus that are reported for the Named Executive Officer in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2011 Summary Compensation Table on page 57. All amounts contributed by a Named Executive Officer and by the Company in prior years have been reported in the Summary Compensation Tables in Aetna’s previously filed proxy statements in the year earned to the extent such person was a named executive officer for purposes of the SEC’s executive compensation disclosure.

Name	2011 Stock Contributions into Stock Unit Account		2011 Cash Contributions into Interest Account		2011 Cash Contributions into Supplemental 401(k) Plan	Total 2011 Contributions
Mark T. Bertolini	$0		$0		$40,000	$40,000
William J. Casazza	0		0		50,918	50,918
Margaret M. McCarthy	299,444	(a)	0		0	299,444
Lonny Reisman, M.D.	0		0		0	0
Joseph M. Zubretsky	0		806,760	(b)	0	806,760

(a)	On October 17, 2007, the Compensation Committee granted Ms. McCarthy a cash award of $450,000. The award vests in a stock unit account in increments of 10% per year, on each of October 17, 2008, 2009, 2010, 2011 and 2012; and the remaining 50% will vest on October 17, 2014. In addition, on April 25, 2008, the Compensation Committee granted Ms. McCarthy a retention RSU award of $936,029, which she elected to defer and which completed vesting on April 25, 2011. The vested amount of each of these grants will be paid to Ms. McCarthy six months following her termination of employment with the Company.

(b)	In recognition of Mr. Zubretsky’s forfeiture of his supplemental executive retirement plan from his previous employer, the Company established a $2,800,000 deferred compensation interest account for him upon the commencement of his employment with the Company. That account is credited with interest at the same rate as the fixed interest rate fund option of the 401(k) Plan. That account, together with accrued interest thereon, vested over four years, and completed vesting on February 11, 2011, the fourth anniversary of Mr. Zubretsky’s date of hire. The vested amount will be paid to Mr. Zubretsky six months following his termination of employment with the Company.

(2)	The following table details the aggregate earnings on nonqualified deferred compensation accrued to each Named Executive Officer during 2011.

Name	Appreciation (Depreciation) on Stock Unit Account	Earnings on Interest Account	Dividend Equivalents on Stock Unit Account	Interest on Supplemental 401(k) Plan	Total
Mark T. Bertolini	$0	$38,718	$0	$5,840	$44,558
William J. Casazza	0	1,088	0	36,031	37,119
Margaret M. McCarthy	283,223	0	14,997	8,497	306,717
Lonny Reisman, M.D.	0	0	0	0	0
Joseph M. Zubretsky	0	118,116	0	0	118,116

(3)	The aggregate nonqualified deferred compensation account balances of each Named Executive Officer at December 31, 2011 consist of the following:

Name	Stock Unit Account	Interest Account	Supplemental 401(k) Plan Account	Total
Mark T. Bertolini	$0	$1,017,758	$181,450	$1,199,208
William J. Casazza	0	29,412	1,019,506	1,048,918
Margaret M. McCarthy	1,470,107	0	234,268	1,704,375
Lonny Reisman, M.D.	0	0	0	0
Joseph M. Zubretsky	0	3,330,990	0	3,330,990

Deferred Compensation Narrative

The “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2011 Summary Compensation Table include cash compensation that was deferred by the Named Executive Officers during 2011. The Company permits executives to defer up to 20% of eligible pay (which includes base salary and annual bonus) into the 401(k) Plan (subject to deferral limits established by the Code — in 2011, $16,500 and $22,000 for individuals age 50 and older). The 401(k) Plan, which is available to all eligible employees of the Company, is a funded arrangement that provides eighteen investment options, as well as a self-managed brokerage option. Aetna matches 100% of the amount deferred by employees, including the Named Executive Officers, under the 401(k) Plan up to 6% of eligible pay. Under the 401(k) Plan, benefits are paid to the executive after termination of employment on the date selected by the executive.

Aetna established the Supplemental 401(k) Plan to provide the deferral that would have been credited to the 401(k) Plan but for limits imposed by the Employee Retirement Income Security Act of 1974, as amended, and the Code. The Supplemental 401(k) Plan allows eligible employees to defer up to an additional 10% of base salary. Aetna does not match employees’ contributions to the Supplemental 401(k) Plan. The Supplemental 401(k) Plan is an unfunded plan that credits interest at a fixed rate pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan. In 2011, this fixed interest rate was 3.90% from January to June and 3.65% from July to December. In 2012, this fixed interest rate is 2.60% from January to June. Under the Supplemental 401(k) Plan, benefits are paid to the executive on the later of six months or January 1 following termination of employment.

Further, the Company permits executives to defer up to 100% of their annual bonus. The deferral arrangement for annual bonuses is also unfunded and permits investment in either an interest account or a stock unit account. The interest account credits the same interest as the Supplemental 401(k) Plan. The stock unit account tracks the value of our Common Stock and earns dividend equivalents, but is paid in cash. This arrangement pays out on a date selected by the executive at the time of deferral. The Compensation Committee may also require or permit other compensation to be deferred.

Potential Post-Employment Payments

Regardless of the manner in which a Named Executive Officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment, including the following: (a) deferred compensation amounts; (b) amounts accrued and vested through the 401(k) Plan and Supplemental 401(k) Plan; and (c) amounts accrued and vested through the Pension Plan and Supplemental Pension Plan. In addition, except as provided in the tables below, each Named Executive Officer is eligible to receive vested equity awards upon a termination of employment for any reason (other than for cause). Equity awards (other than PSUs and MSUs) continue to vest for all employees during any period of severance or salary continuation. The actual amounts paid to any Named Executive Officer can only be determined at the time of the executive’s separation from the Company. Section 409A of the Code may require the Company to delay the payment of certain payments for six months following termination of employment. Refer to the 2011 Nonqualified Deferred Compensation Table and “Deferred Compensation Narrative” beginning on page 64 for a discussion of the deferred compensation plan, 401(k) Plan and Supplemental 401(k) Plan. Refer to the 2011 Pension Benefits Table and “Pension Plan Narrative” beginning on page 63 for a discussion of the Pension Plan and Supplemental Pension Plan. Refer to the Outstanding Equity Awards at 2011 Fiscal Year-End Table on page 61 for a discussion of the outstanding equity awards at December 31, 2011.

Our agreement with Mr. Zubretsky provides that the Company will make him whole for certain excise taxes that may apply under Sections 280G and 4999 of the Code for payments made in connection with a change in control. SEC regulations require an estimate of these amounts, for purposes of the following tables, assuming that the change in control and termination of employment occurred on December 31, 2011, and using the market price of our Common Stock on that day. Using these assumed facts, these provisions produce no hypothetical payment to Mr. Zubretsky. Any payments that may actually be owed to Mr. Zubretsky under these provisions will be highly dependent upon the actual facts applicable to the change in control transaction and termination of employment, and can be accurately estimated only when such facts are known.

Each of the tables for the Named Executive Officers below assumes a termination of employment (or change in control and termination of employment without Cause and/or for Good Reason, as defined below, as applicable) as of December 31, 2011, and assumes a Common Stock price of $42.19 per share

(the closing price of our Common Stock on December 30, 2011) and, for illustrative purposes, an immediate sale of equity awards upon termination of employment at $42.19 per share. Change in control severance benefits (base salary and bonus payments) to each Named Executive Officer are paid pursuant to a “double-trigger,” which means that to receive such benefits employment must terminate both: (1) as a result of a qualifying termination of employment, and (2) after a change in control as detailed in the agreements described below and under “Agreements with Named Executive Officers” beginning on page 72.

The amounts set forth in the tables that follow under “PSUs” were calculated based upon the Compensation Committee’s determination that the 2010-2011 PSUs performed at the maximum level, and they will continue to vest until February 8, 2012, and the 2011-2012 PSUs performed at the maximum level, and they will continue to vest until December 7, 2012.

As of December 31, 2011, Messrs. Bertolini and Casazza, Dr. Reisman and Ms. McCarthy were considered retirement eligible for purposes of equity vesting. As a result, SARs previously granted to these Named Executive Officers are subject to additional vesting pursuant to the terms of their equity award agreements and/or their employment agreements. This additional vesting is included in the equity awards in the tables that follow for each of these Named Executive Officers.

Mark T. Bertolini

The following table reflects additional payments that would be made to Mr. Bertolini upon termination of his employment on December 31, 2011, under various scenarios. Mr. Bertolini’s employment agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within fifteen business days following written notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, commission of an act constituting fraud, embezzlement or any other act constituting a felony; or (d) commission of any act constituting a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Mr. Bertolini’s employment agreement defines “Good Reason” as the occurrence of one or more of the following: (a) a reduction by the Company of base salary or total Target Cash Bonus Opportunity (except in the event of a ratable reduction prior to a change in control affecting all senior officers of the Company); (b) within twenty-four months following a change of control, a reduction in the level of the long-term incentive plan opportunity from that afforded him immediately prior to the change in control; (c) any failure of a successor of the Company to assume and agree to perform the Company’s entire obligations under the employment agreement; (d) reporting to any person other than the Company’s Board of Directors; (e) any action or inaction by the Company that constitutes a material breach of the employment agreement; (f) removal of Mr. Bertolini as President, Chief Executive Officer or Director; or (g) the appointment of any person to the position of executive Chairman after Mr. Bertolini becomes Chairman. Mr. Bertolini’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise. Mr. Bertolini’s employment agreement contains a change in control cutback policy which, under certain circumstances, would reduce the amount due to Mr. Bertolini following a change in control to an amount that maximizes the net after tax amount retained by him to the extent permitted under Section 409A of the Code.

Payment Type	Retirement or Voluntary Termination by Mr. Bertolini		Termination by Aetna without Cause or by Mr. Bertolini for Good Reason		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$0		$2,000,000	(1)	$2,000,000	(1)	$0		$0
Bonus	0		3,600,000	(1)	3,600,000	(1)	0		0
Long-term Incentive
SARs	1,007,163	(2)	1,007,163	(2)	1,007,163	(9)	0	(10)	1,007,163	(2)
RSUs	0	(3)	4,817,718	(6)	4,817,718	(9)	0	(10)	4,817,718	(6)
MSUs	9,223,214	(4)	13,265,911	(7)	13,265,911	(9)	0	(10)	13,265,911	(7)
PSUs	7,127,937	(5)	10,658,375	(8)	10,658,375	(9)	0	(10)	10,658,375	(8)

Total	$17,358,314		$35,349,167		$35,349,167		$0		$29,749,167

(1)	Represents 24 months of cash compensation (calculated as annual base salary and target cash bonus opportunity) plus a pro rata portion of Mr. Bertolini’s target cash bonus opportunity for the year in which termination of employment occurs. Amounts would be paid bi-weekly during the severance period.

(2)	Represents accelerated vesting of final installment of a SAR grant awarded February 13, 2009.

(3)	Represents forfeiture of a RSU grant awarded February 13, 2009.

(4)	Represents pro-rated vesting of MSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012 and December 7, 2012, vesting dates, which is assumed to be $42.19.

(5)	Represents pro-rated vesting of PSU grants awarded February 8, 2010, November 29, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012, November 29, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents full accelerated vesting of a RSU grant awarded February 13, 2009.

(7)	Represents full accelerated vesting of MSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012 and December 7, 2012, vesting dates, which is assumed to be $42.19.

(8)	Represents full accelerated vesting of PSU grants awarded February 8, 2010, November 29, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012, November 29, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes. The Compensation Committee has determined that these PSUs performed at the maximum level.

(9)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Bertolini’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $42.19.

(10)	Vested and unvested options and SARs and unvested RSUs, PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Bertolini’s employment agreement).

William J. Casazza

The following table reflects additional payments that would be made to Mr. Casazza upon termination of his employment on December 31, 2011, under various scenarios. Mr. Casazza’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

Payment Type	Retirement or Voluntary Termination by Mr. Casazza		Termination by Aetna without Cause		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$0		$512,546	(1)	$512,546	(1)	$0		$0
Bonus	0		0		0		0		0
Long-term Incentive
SARs	384,552	(2)	384,552	(2)	384,552	(7)	0	(8)	384,552	(2)
RSUs	417,892	(3)	557,161	(6)	557,161	(7)	0	(8)	557,161	(6)
MSUs	3,255,846	(4)	3,255,846	(4)	4,480,543	(7)	0	(8)	3,255,846	(4)
PSUs	2,324,247	(5)	2,324,247	(5)	3,262,467	(7)	0	(8)	2,324,247	(5)

Total	$6,382,537		$7,034,352		$9,197,269		$0		$6,521,806

(1)	Represents 52 weeks of base salary continuation. Amounts would be paid bi-weekly during the severance period.

(2)	Represents accelerated vesting of final installment of a SAR grant awarded February 13, 2009.

(3)	Represents partial vesting of final installment of a RSU grant awarded March 10, 2009.

(4)	Represents pro-rated vesting of MSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012 and December 7, 2012, vesting dates, which is assumed to be $42.19.

(5)	Represents pro-rated vesting of PSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents full vesting of final installment of a RSU grant awarded March 10, 2009.

(7)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Casazza’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $42.19.

(8)	Vested and unvested options and SARs and unvested RSUs, PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for cause.

Margaret M. McCarthy

The following table reflects additional payments that would be made to Ms. McCarthy upon termination of her employment on December 31, 2011, under various scenarios. Ms. McCarthy’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

Payment Type	Retirement or Voluntary Termination by Ms. McCarthy		Termination by Aetna without Cause		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$0		$425,769	(1)	$425,769	(1)	$0		$0
Bonus	0		0		0		0		0
Long-term Incentive
SARs	439,488	(2)	439,488	(2)	439,488	(7)	0	(8)	439,488	(2)
RSUs	0	(3)	806,926	(6)	1,383,284	(7)	0	(8)	1,383,284	(9)
MSUs	4,090,856	(4)	4,090,856	(4)	5,678,920	(7)	0	(8)	4,090,856	(4)
PSUs	2,924,442	(5)	2,924,442	(5)	4,142,129	(7)	0	(8)	2,924,442	(5)

Total	$7,454,786		$8,687,481		$12,069,590		$0		$8,838,070

(1)	Represents 36 weeks of base salary continuation. Amounts would be paid bi-weekly during the severance period.

(2)	Represents accelerated vesting of final installment of a SAR grant awarded February 13, 2009.

(3)	Represents forfeiture of a RSU grant awarded December 2, 2010.

(4)	Represents pro-rated vesting of MSUs grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012 and December 7, 2012, vesting dates, which is assumed to be $42.19.

(5)	Represents pro-rated vesting of PSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents partial vesting of a RSU grant awarded December 2, 2010 in accordance with Ms. McCarthy’s equity award agreement.

(7)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Ms. McCarthy’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $42.19.

(8)	Vested and unvested options and SARs and unvested RSUs, PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for cause.

(9)	Represents full accelerated vesting of a RSU grant awarded December 2, 2010.

Lonny Reisman, M.D.

The following table reflects additional payments that would be made to Dr. Reisman upon termination of his employment on December 31, 2011, under various scenarios. Dr. Reisman’s agreement defines “Good Reason” as the occurrence of one or more of the following: (a) a breach by the Company of any material terms of the agreement; (b) a relocation of the Company’s principal executive officers; (c) a material diminution of Dr. Reisman’s duties and responsibilities; or (d) a material diminution of Dr. Reisman’s base salary and bonus opportunities or employee benefits. Dr. Reisman’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

Payment Type	Retirement or Voluntary Termination by Dr. Reisman		Termination by Aetna without Cause or by Dr. Reisman for Good Reason		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$0		$563,750	(1)	$563,750	(1)	$0		$0
Bonus	0		451,000	(1)	451,000	(1)	0		0
Long-term Incentive
SARs	54,936	(2)	54,936	(2)	54,936	(5)	0	(6)	54,936	(2)
MSUs	2,480,719	(3)	2,480,719	(3)	3,413,770	(5)	0	(6)	2,480,719	(3)
PSUs	1,770,883	(4)	1,770,883	(4)	2,485,666	(5)	0	(6)	1,770,883	(4)

Total	$4,306,538		$5,321,288		$6,969,122		$0		$4,306,538

(1)	Represents 52 weeks of base salary continuation and annual bonus at target. Amounts would be paid bi-weekly during the severance period.

(2)	Represents full accelerated vesting of a SAR grant awarded February 13, 2009.

(3)	Represents pro-rated vesting of MSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012 and December 7, 2012, vesting dates, which is assumed to be $42.19.

(4)	Represents pro-rated vesting of PSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes. The Compensation Committee has determined that these PSUs performed at the maximum level.

(5)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Dr. Reisman’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $42.19.

(6)	Vested and unvested options and SARs and unvested PSUs and MSUs are subject to forfeiture if there is a termination by Aetna for cause.

Joseph M. Zubretsky

The following table reflects additional payments that would be made to Mr. Zubretsky upon termination of his employment on December 31, 2011, under various scenarios. Mr. Zubretsky’s agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within 15 business days following notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, a conviction for fraud, embezzlement or any other felony; or (d) a conviction of a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Under Mr. Zubretsky’s agreement, “Change in Control” means the occurrence or the expected occurrence of a change in “the ownership or effective control” of Aetna or “the ownership of a substantial portion of the assets” of Aetna within the meaning of Section 280G of the Code. Certain of Mr. Zubretsky’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other

Directors then in office; or (c) a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

Payment Type	Retirement or Voluntary Termination by Mr. Zubretsky	Termination by Aetna without Cause		Termination after Change- in-Control		Termination by Aetna for Cause		Death or Disability
Base Salary	$0	$800,000	(1)	$800,000	(1)	$0		$0
Bonus	0	880,000	(1)	880,000	(1)	0		0
Payment Related to Tax Regulation	0	0		0		0		0
Long-term Incentive
SARs	0	695,863	(2)	695,863	(6)	0	(7)	695,863	(2)
RSUs	0	5,173,000	(3)	6,095,189	(6)	0	(7)	6,095,189	(8)
MSUs	0	6,090,921	(4)	8,546,211	(6)	0	(7)	6,090,921	(4)
PSUs	0	4,361,855	(5)	6,246,651	(6)	0	(7)	4,361,855	(5)

Total	$0	$18,001,639		$23,263,914		$0		$17,243,828

(1)	Represents 52 weeks of base salary and annual bonus at 110% of base salary. Amounts would be paid bi-weekly during the severance period.

(2)	Represents accelerated vesting of final installment of a SAR grant awarded February 13, 2009.

(3)	Represents full vesting of a RSU grant awarded February 13, 2009 and partial vesting of a RSU grant awarded December 2, 2010 in accordance with Mr. Zubretsky’s equity award agreements.

(4)	Represents pro-rated vesting of MSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes, based on the average closing price of the Common Stock for the final 30 trading day period ending on the February 8, 2012 and December 7, 2012, vesting dates, which is assumed to be $42.19.

(5)	Represents pro-rated vesting of PSU grants awarded February 8, 2010 and February 7, 2011. Actual payment would occur following February 8, 2012 and December 7, 2012, respectively, in shares of Common Stock, net of taxes. The Compensation Committee has determined that these PSUs performed at the maximum level.

(6)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Zubretsky’s equity award agreements). MSUs would vest as of the date of the Change in Control. MSU value assumes the average closing price of the Common Stock for the final 30 trading days of the vesting period is $42.19.

(7)	Vested and unvested SARs and unvested RSUs, MSUs and PSUs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Zubretsky’s agreement).

(8)	Represents full accelerated vesting of RSU grants awarded February 13, 2009 and December 2, 2010.

Agreements with Named Executive Officers

Aetna entered into an amended and restated employment agreement with Mr. Bertolini in connection with his promotion to Chief Executive Officer and President effective November 29, 2010. Under the agreement, which is for a remaining term ending December 31, 2013, with automatic one-year extensions, Mr. Bertolini is entitled to an annual salary of $1,000,000, and a full year target bonus opportunity of at least 300% of his base salary. If Aetna terminates Mr. Bertolini’s employment other than for “Cause” (as defined in the agreement), death or disability, or Mr. Bertolini terminates his employment for “Good Reason” (as defined in the agreement), he will be entitled to 24 months of cash compensation (calculated as annual base salary and target cash bonus opportunity) plus a pro rata portion of his target cash bonus opportunity for the year of termination. Under certain circumstances the amounts payable to Mr. Bertolini following a change in control will be reduced to an amount that maximizes the net after tax amount retained by him to the extent permitted under Section 409A of the Code. Under the non-competition agreement entered into in July 2007 between Aetna and Mr. Bertolini, Mr. Bertolini agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Bertolini’s agreements with Aetna.

Under his agreement with Aetna, if Aetna involuntarily terminates Mr. Casazza’s employment other than for misconduct, he is entitled to 12 months of salary continuation (or such greater amount as may be provided under the Company’s severance program then in effect). In connection with his 2009 retention RSU award, Mr. Casazza has agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Casazza’s agreement with Aetna.

In connection with her 2008 retention RSU award, Ms. McCarthy has agreed not to compete against the Company for a period of one year following termination of her employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Ms. McCarthy’s agreement with Aetna.

In connection with the purchase of Active Health Management, Inc. in May 2005, the Company assumed Active Health Management Inc.’s employment agreement with Dr. Reisman. Under the agreement, which is for a remaining term ending December 31, 2012, with automatic one-year extensions, Dr. Reisman is entitled to an annual salary of at least $451,052 and a target annual bonus opportunity of at least 60% of base salary. In addition, Dr. Reisman was entitled to a performance based incentive in respect of calendar years 2006 and 2007 and stock options which completed vesting on December 31, 2008. Under the terms of the agreement, if Dr. Reisman’s employment is terminated in a “severance circumstance” (as defined in the agreement), Dr. Reisman is entitled to receive payment of his base salary for a period of 12 months. During this period, the Company will continue to pay the employer portion of premiums for medical benefits. In the event the severance circumstance does not constitute “good reason” (as defined in the agreement), Dr. Reisman will also receive his target annual bonus. Under the agreement, Dr. Reisman has agreed not to compete against the Company for a period of two years following his termination of employment. Upon an early termination of the agreement, the Company will continue to provide coverage under the Company’s group health plan at COBRA rates during this two year period. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Dr. Reisman’s agreement with Aetna.

Aetna entered into an agreement with Mr. Zubretsky at the time of his hire in February of 2007, which was last amended effective December 17, 2008. Under the agreement, Mr. Zubretsky was hired with an annual salary of $700,000. The agreement provided for an initial grant of 288,626 SARs and 107,418 RSUs, that each vested in three substantially equal annual installments, a full year target bonus opportunity of 100% of base salary and a payment of up to $1,175,000 in connection with his career move. Mr. Zubretsky’s base salary was increased to $800,000 effective as of November 29, 2010, and his target bonus opportunity was increased to 110% of base salary effective for performance year 2011. Under the agreement, a deferred compensation account was created in the amount of $2,800,000 which replaced certain compensation and benefits forfeited from his prior employer. This account vested over four years and completed vesting on February 28, 2011. If Mr. Zubretsky’s employment is involuntarily terminated by the Company other than for “Cause” (as defined in the agreement) his severance payment would be 12 months of base salary plus bonus at target. Aetna has agreed generally to make Mr. Zubretsky whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise, although under certain circumstances Mr. Zubretsky has agreed to reduce the amounts payable to him to an amount that does not trigger any such excise taxes. Under the agreement, Mr. Zubretsky has agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Zubretsky’s agreement with Aetna.

Job Elimination Benefits Plan

Aetna administers a Job Elimination Benefits Plan under which employees, including Aetna’s executive officers, terminated by Aetna due to re-engineering, reorganization or staff reduction efforts may receive a maximum of 52 weeks of continuing salary depending on years of service and pay level. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purpose of inducing employment of senior officers or rewarding past service. The tables above under “Potential Post-Employment Payments” reflect benefits under the Job Elimination Benefits Plan. Certain health and other employee benefits continue for part of the severance period.

The Board has approved provisions for certain benefits of Company employees upon a change in control of Aetna (as defined). The provisions provide that the Job Elimination Benefits Plan shall provide an enhanced benefit and shall become noncancelable for a period of two years following a change in control. Upon a change in control, stock options and other equity-based awards granted prior to January 1, 2010 and PSUs and MSUs granted on or after January 1, 2010 that have not yet vested will become vested and immediately exercisable, and bonuses payable under the Annual Incentive Plan will become payable based on the target award for participants. Upon a change in control, stock options, SARs and RSUs granted on or after January 1, 2010 vest upon a termination of employment by the Company other than for cause within 24 months after the change in control. Provision also has been made to maintain the aggregate value of specified benefits for one year following a change in control.

Equity Compensation Plans

The following table gives information about Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2011. In 2011, executive tier participants’ equity-based incentive value was granted 30% in PSUs and 70% in MSUs. PSUs and MSUs are delivered in shares, net of taxes, after final performance is reviewed and approved and the awards have vested.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(3) (a)	Weighted- average exercise price of outstanding options, warrants and rights(4) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(5) (c)
Equity compensation plans approved by security holders(1)	30,589,144	$38.73	15,924,210
Equity compensation plans not approved by security holders(2)	5,217,606	$19.25	0

Total	35,806,750	N/A	15,924,210

(1)	Consists of the Aetna Inc. 2000 Stock Incentive Plan, the 2010 Stock Plan, the Aetna Inc. 2010 Non-Employee Director Compensation Plan (the “2010 Director Plan”) and the 2011 Employee Stock Purchase Plan (the “2011 ESPP”).

(2)	Consists of the Aetna Inc. 2002 Stock Incentive Plan and the Aetna Inc. 2000 Non-Employee Director Compensation Plan. No shares of Common Stock are available for future awards under either Plan.

(3)	Consists of all outstanding awards under the applicable plans, including stock options, SARs, RSUs, PSUs, MSUs and other stock-based awards. Includes PSUs granted in 2010 and 2011 at maximum performance and MSUs granted in 2010 at 149.86% performance and assumes maximum performance for the MSUs granted in 2011.

(4)	Amounts in this column do not take into account outstanding MSUs, PSUs or RSUs.

(5)	Consists of 10,637,136 shares of Common Stock available for future issuance under the 2010 Stock Plan; 370,015 shares of Common Stock available for future issuance under the 2010 Director Plan; and 4,917,059 shares of Common Stock available for future issuance under the 2011 ESPP. Shares available under the 2010 Stock Plan and the 2010 Director Plan may become the subject of future awards in the form of stock options, SARs, restricted stock, RSUs, PSUs, MSUs and other stock-based awards. Only shares of Common Stock are issuable under the 2011 ESPP. As of December 31, 2011, employees had committed an aggregate of approximately $4.0 million to purchase Common Stock under the 2011 ESPP. This purchase will occur on June 8, 2012, at a purchase price equal to 95% of the fair market value of the Common Stock on the purchase date.

2002 Stock Incentive Plan

The Aetna Inc. 2002 Stock Incentive Plan (the “Prior Stock Plan”) was replaced by the 2010 Stock Plan. The Prior Stock Plan was designed to promote our interests and those of our shareholders and to further align the interests of shareholders and employees by tying awards to total return to shareholders, enabling plan participants to acquire additional equity interests in Aetna and providing compensation opportunities dependent upon our performance. The Prior Stock Plan has not been submitted to shareholders for approval. No shares of Common Stock remain available for future awards under the Prior Stock Plan.

Under the Prior Stock Plan, eligible participants formerly could be granted stock options to purchase shares of Common Stock, SARs, time vesting and/or performance vesting incentive stock or incentive units and other stock-based awards. At December 31, 2011, the maximum number of shares of Common Stock that may be issued under the Prior Stock Plan was approximately 4,608,410 shares, subject to adjustment for corporate transactions, and no shares remained available for future awards. If an award under the Prior Stock Plan is paid solely in cash, no shares are deducted from the number of shares available for issuance.

2000 Non-Employee Director Compensation Plan

The Aetna Inc. 2000 Non-Employee Director Plan (the “Prior Director Plan”) was replaced by the Aetna Inc. 2010 Non-Employee Director Compensation Plan. The Prior Director Plan permitted Aetna’s eligible Directors to receive shares of Common Stock, deferred stock units, RSUs and other stock-based awards in recognition of their contributions. The Prior Director Plan has not been submitted to shareholders for approval and expired on April 30, 2010. No shares of Common Stock remain available for future awards under the Prior Director Plan. At December 31, 2011, the maximum number of shares of Common Stock that may be issued under the Prior Director Plan was approximately 609,196 shares, subject to adjustment for corporate transactions, and no shares remained available for future awards.

Compensation Committee Report

The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards.

The Committee operates pursuant to a Charter that was last reviewed by the Committee on December 1, 2011 and was last amended and restated by the Board on January 25, 2008. The Compensation Committee Charter can be found at www.aetna.com/governance.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Committee on Compensation and Organization

Roger N. Farah, Chairman

Frank M. Clark

Betsy Z. Cohen

Barbara Hackman Franklin

Jeffrey E. Garten

Report of the Audit Committee

The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his or her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC.

The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Committee.

The Committee operates pursuant to a Charter that was last amended and restated by the Board on December 2, 2011. The Audit Committee Charter can be found at www.aetna.com/governance.

As set forth in the Audit Committee Charter, Aetna’s management is responsible for the preparation, presentation and integrity of Aetna’s financial statements and management’s annual assessment of Aetna’s internal control over financial reporting. Aetna’s management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna’s financial statements. In conjunction with the Company’s annual report, the Independent Accountants express an opinion as to the conformity of the Company’s financial statements with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Independent Accountants also provide review reports regarding the Company’s quarterly financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the Company’s audited financial statements for 2011 with management and the Independent Accountants. The Committee has also discussed with the Independent Accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T. The Committee has also received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Committee concerning independence, and has discussed with the Independent Accountants the Independent Accountants’ independence.

Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports and statements, including financial statements and other financial data, prepared or presented by officers or employees of Aetna, legal counsel, the Independent Accountants or other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements by the Independent Accountants has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the Company’s internal control over financial reporting is effective or that the Independent Accountants are in fact “independent.”

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in its Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

The Audit Committee

Richard J. Harrington, Chairman

Fernando Aguirre

Ellen M. Hancock

Edward J. Ludwig

Joseph P. Newhouse

II.    Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to audit the Company’s consolidated financial statements for 2012. The Audit Committee and the Board recommend that shareholders approve KPMG LLP as the Company’s independent registered public accounting firm (the “Independent Accountants”) for 2012. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

Nonaudit Services and Other Relationships Between the Company and the Independent Registered Public Accounting Firm

The Company’s practice is not to have its Independent Accountants provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of permissible consulting services have been provided by the Independent Accountants or other accounting and consulting firms from time to time. All new services provided by the Independent Accountants must be approved in advance by the Audit Committee regardless of the size of the engagement. The Chairman of the Audit Committee may approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.

In addition, management may not hire as an employee a person who within the last three years was an employee of the Independent Accountants and participated in the audit engagement of the Company’s financial statements if the hiring is prohibited by SEC rules or if the Audit Committee determines that the hiring of such person would impair the independence of the Independent Accountants. The independence of the Independent Accountants is considered annually by the Audit Committee and Board.

Fees Incurred for 2011 and 2010 Services Performed by the Independent Registered Public Accounting Firm

The table below provides details of the fees paid to KPMG LLP by the Company for services rendered in 2011 and 2010. All such services were approved in advance by the Audit Committee. As shown in the table below, audit and audit-related fees totaled approximately 99% of the aggregate fees paid to KPMG LLP for both 2011 and 2010, and tax fees made up the remainder. There were no other fees paid to KPMG LLP in 2011 or 2010.

	2011	2010
Audit Fees(1)	$9,107,000	$8,698,000

Audit-Related Fees(2)
Servicing Reports	973,000	714,000
Employee Benefit Plan Audits	155,000	150,000
Audit/Attest Services Not Required by Statute or Regulation	52,000	42,000

	$10,287,000	$9,604,000
Tax Fees(3)	123,000	110,000
All Other Fees	0	0

Total Fees	$10,410,000	$9,714,000

(1)	Audit Fees include all services performed to comply with generally accepted auditing standards and services that generally only the Independent Accountants can provide, such as comfort letters, statutory audits, attest services, consents and assistance with, and review of, documents filed with the SEC. For the Company, these fees include the integrated audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews, statutory audits of the Company’s subsidiaries required by statute or regulation, attest services required by applicable law, comfort letters in connection with debt issuances, consents and assistance with, and review of, documents filed with the SEC.

(2)	Audit-Related Fees are for audit and related attest services that traditionally are performed by the Independent Accountants, and include servicing reports, employee benefit plan audits, and audits or agreed-upon procedures that are not required by applicable law. Servicing reports represent reviews of the Company’s claim administration and certain health data processing functions that are provided to customers.

(3)	Tax Fees include all services performed by professional staff in the Independent Accountants’ tax division for tax return and related compliance services, except for those tax services related to the audit.

The affirmative vote of a majority of the votes cast is required for approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012. The Audit Committee and the Board recommend a vote FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2012. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

III.  Approval of the Company’s Executive Compensation on a Non-Binding Advisory Basis

In accordance with Section 14A of the Securities Exchange Act (15 U.S.C. 78n-l) (“Section 14A”), Aetna is providing shareholders with the opportunity to cast a non-binding advisory vote on the fiscal 2011 compensation of our NEOs (sometimes referred to as “say-on-pay”). This vote is not intended to address any specific item of compensation, but rather the overall compensation for our NEOs and our compensation philosophy, policies and practices as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement. Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the shareholders of Aetna Inc. (“Aetna”) hereby approve, on an advisory basis, the compensation paid to Aetna’s Named Executive Officers, as disclosed in Aetna’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.”

As described in detail under “Compensation Discussion and Analysis” and “Executive Compensation” our compensation programs are designed to motivate our executives to manage and grow a successful company. If fully earned based on the achievement of performance goals, equity compensation in the form of PSUs that are subject to performance-based vesting and MSUs, the number of which is determined by our stock price performance, are the largest component of executive compensation. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including PSUs and MSUs) and share ownership guidelines, rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosure.

This advisory vote is non-binding. The Compensation Committee, which is comprised solely of independent Directors, and the Board value the opinions of all of our shareholders and expect to take into account the outcome of this vote when considering future executive compensation decisions for our NEOs.

The affirmative vote of a majority of the votes cast is required for the non-binding advisory vote on executive compensation to be considered approved. The Board recommends a vote FOR the approval, on an advisory basis, of the proposed resolution on the compensation of Aetna’s Named Executive Officers. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval, on an advisory basis, of such compensation.

IV.    Shareholder Proposals

Proposal 1—Cumulative Voting

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 800 shares of Common Stock), has advised Aetna that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

“REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 116,356,098 shares, representing approximately 37.7% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2012 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board continues to believe that a system of voting for Directors that does not permit shareholders to cumulate their votes provides the best assurance that the decisions of the Directors will be in the interests of all shareholders.

Many shareholders in corporate America want more say when it comes to electing directors. The Board has studied various alternatives for accomplishing this objective, including cumulative voting. The Nominating Committee, which consists entirely of independent Directors, has considered these voting matters on several occasions in the last few years, as has the full Board. During the course of this review, the Board amended (with the approval of the Company’s shareholders) Aetna’s Articles of Incorporation to provide for majority voting in uncontested Director elections, implemented confidential voting in uncontested solicitations and amended Aetna’s By-Laws to provide that the Board does not have the right to alter the size of the Board beyond a range established by Aetna’s shareholders. The Board believes that these changes effectively respond to shareholder needs and strengthen the Board’s accountability to Aetna’s shareholders.

In addition, cumulative voting is one of those issues that may favor special interest groups. Cumulative voting could make it possible for such a group to elect one or more Directors beholden to the group’s narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The system of voting utilized by Aetna and by most leading corporations where each shareholder is entitled to one vote per share with respect to each Director nominee prevents the “stacking” of votes behind potentially partisan Directors. This system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

Finally, the Board alone would not be able to implement cumulative voting upon adoption of this proposal by the shareholders because cumulative voting is prohibited by Aetna’s Articles of Incorporation. Under Pennsylvania law and Aetna’s Articles of Incorporation, an amendment to Aetna’s Articles of Incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.

For these reasons, while the Board carefully considered cumulative voting as a part of its review of governance issues in the last several years, the Board continues to believe that this proposal is not in the best interests of Aetna or its shareholders.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Proposal 2— Annual Report on Political Contributions

The SEIU Master Trust, 11 Dupont Circle, N.W., Ste. 900, Washington, DC 20036-1202 (owner of Common Stock valued in excess of $2,000), has advised Aetna that it plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“Resolved: Shareholders request Aetna Inc. prepare and annually update a report, which shall be presented to the pertinent board committee and posted on Aetna’s website, disclosing Aetna’s:

(a) Policies and procedures for making indirect political contributions and expenditures with corporate funds, including the board’s role (if any) in that process, and

(b) Indirect monetary and non-monetary political contributions or expenditures through contributions to tax-exempt social welfare entities, as well as the portion of any dues or payments that are made to any trade association and that are used for an expenditure or contribution that, if made directly by the Company, would not be tax-deductible.

The report shall identify all recipients and the amount paid to each recipient from Company funds used by the organizations described above.

SUPPORTING STATEMENT

As long-term Aetna shareholders, we support transparency and accountability in corporate spending on political activities, including spending made on the Company’s behalf by politically active social welfare organizations and trade associations.

We believe, in the absence of a system of accountability for such indirect spending, company assets used by other organizations could be used for policy objectives that may be inimical to the long-term interests of and may pose risks to Aetna and its shareholders.

Presently, Aetna discloses its direct corporate contributions to state candidates and party committees, and the nondeductible portion of its dues to “state and federal trade associations, coalitions, and similar organizations” where the total annual amount of such payments are equal to or greater than $50,000.

While we commend Aetna for this disclosure, we believe it is inadequate because Aetna does not disclose which individual candidates or ballot measures its trade associations and other financially-supported tax-exempt groups support or oppose and with what levels of monetary support. One company that discloses such detail is Avon.

We view this lack of disclosure as problematic because while Aetna has in place a structure and procedure for overseeing its direct spending, it does not hold accountable third party groups engaging in political activity on Aetna’s behalf.

In 2009, for example, Aetna disclosed that more than $200,000 of its dues was used by one of its trade associations, America’s Health Insurance Plans, for “non-deductible lobbying.” Notwithstanding the fact that one cannot tell how those dues payments are used by AHIP (or third parties), Aetna is not disclosing additional donations to third parties that may be earmarked for political purposes without being traced to Aetna. That year AHIP contributed $86 million to the U.S. Chamber of Commerce, which in turn used those funds for political and lobbying activity opposing healthcare reform. This payment only became public because it was leaked to the media.

We view such disclosure and oversight essential for shareholders to fully evaluate the political use of corporate assets.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2012 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Company is an active participant in the political process at all levels of government and seeks to promote political interests that are aligned with the business interests of the Company, its shareholders and its members. We agree that transparency and accountability with respect to political expenditures are important. That is why the Company publishes annually its Political Contributions and Related Activity Report. Our 2010 report is available on our website www.aetna.com.

The Company complies fully with all state and federal laws concerning the disclosure of its political and lobbying activity. With respect to oversight, the Company’s Audit Committee reviews the Company’s Political Contributions Report prior to publication. In addition, management regularly discusses public policy issues and political activities with our full Board. Given the importance of public policy to the health care industry and our business, our Board will continue to exercise oversight with respect to public policy matters.

We believe that the information currently available to shareholders is easily accessible and understandable and, coupled with the oversight of the Company’s political activities by the Board, is in the best interest of the Company. As a result, we do not believe additional disclosure is warranted at this time.

For these reasons, the Board believes that this proposal is not in the best interests of Aetna or its shareholders.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Additional Information

Contact Information

If you have questions or need more information about the Annual Meeting, write to:

Office of the Corporate Secretary

Aetna Inc.

151 Farmington Avenue, RW61

Hartford, CT 06156

or email us at shareholderrelations@aetna.com.

For information about your record holdings or Computershare Investment Plan account, call Computershare Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.computershare.com/investor. We also invite you to visit Aetna’s website at www.aetna.com. Website addresses are included for reference only. The information contained on Aetna’s website, including our summary Annual Report, is not part of this proxy solicitation and is not incorporated by reference into this Proxy Statement or any other proxy materials.

Financial Statements

The 2011 Aetna Annual Report, Financial Report to Shareholders (the “Annual Report”) includes the Report of Independent Registered Public Accounting Firm, which includes an opinion on the Company’s consolidated financial statements as of December 31, 2011 and 2010 and for each of the three years in the three-year period ending December 31, 2011, as well as an opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011. The Annual Report also contains Management’s Discussion and Analysis of Financial Condition and Results of Operations together with the Consolidated Financial Statements and related Notes as of December 31, 2011 and 2010 and for each of the three years in the three-year period ending December 31, 2011. Other information provided in the Annual Report includes Management’s Report on Internal Control Over Financial Reporting, Selected Financial Data for the most recent five years, Quarterly Financial Data for 2011 and 2010 and a Corporate Performance Graph.

SEC Form 10-K

Shareholders may obtain a copy of Aetna’s 2011 Annual Report on Form 10-K filed with the SEC, including the financial statements and the financial statement schedules, without charge by calling 1-800-237-4273, by visiting Aetna’s website at www.aetna.com or by mailing a written request to Judith H. Jones, Aetna’s Corporate Secretary, at 151 Farmington Avenue, RW61, Hartford, CT 06156.

By order of the Board of Directors,

Judith H. Jones

Vice President and Corporate Secretary

April 9, 2012

Admission and Ticket Request Procedure

Admission

Admission is limited to shareholders of record at the close of business on March 16, 2012, or one individual designated as a shareholder’s authorized proxy holder or one representative designated in writing to present a shareholder proposal. In each case, the individual must have an admission ticket and valid government issued photo identification (e.g., a driver’s license or a passport) to be admitted to the Annual Meeting.

Ticket Request Deadline

Ticket requests must include all information specified in the applicable table below and be submitted in writing and received by Aetna on or before May 11, 2012. No requests will be processed after that date.

To Submit a Request

Submit ticket requests by mail to Office of the Corporate Secretary, 151 Farmington Avenue, RW61, Hartford, CT 06156 or by facsimile to 860-293-1361. Ticket requests will not be accepted by telephone or e-mail.

Authorized Proxy Representative

A shareholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the shareholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. The shareholder information specified below and a written proxy authorization must accompany the ticket request.

Proponent of a Shareholder Proposal

For each shareholder proposal included in this Proxy Statement, the shareholder sponsor should notify the Company in writing of the individual authorized to present the proposal on behalf of the shareholder at the Annual Meeting. One admission ticket will be issued for the designated representative.

Registered Shareholders For ownership verification provide:	Beneficial Holders For ownership verification provide one of the following:	401(k) Holders For ownership verification provide:

Option A

•    Name(s) of shareholder;

•    Address;

•    Phone number; and

•    Shareholder account number or social security number

Option B

•    A copy of your proxy card or notice showing shareholder name and address

Also include:

•    Name of authorized proxy representative, if applicable

•    Address where ticket should be mailed

•    A copy of your March brokerage account statement showing Aetna share ownership as of the record date (3/16/12); or

•    A letter from your broker, bank or other nominee verifying your record date (3/16/12) ownership; or

•    A copy of your brokerage account voting instruction card showing shareholder name and address

Also include:

•    Name of authorized proxy representative, if applicable

•    Address where ticket should be mailed and phone number

• Name; • Address; and • Phone number Also include: • Address where ticket should be mailed

Annex A

Reconciliation of Certain Amounts to the Most Directly Comparable GAAP Measure

Operating earnings and operating earnings per share exclude from net income net realized capital gains and losses and other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance. Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a more useful comparison of Aetna’s underlying business performance from period to period. Management uses operating earnings to assess business performance and to make decisions regarding Aetna’s operations and allocation of resources among Aetna’s businesses. Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Actual operating earnings per share for the full year 2011, 2010 and 2009 reflect approximately 380.2 million, 422.9 million and 449.5 million weighted average diluted shares, respectively. Refer below for a reconciliation of operating earnings and operating earnings per share to the most directly comparable Generally Accepted Accounting Principles (“GAAP”) measure.

In order to provide useful information regarding Aetna’s profitability on a basis comparable to others in the industry, without regard to financing decisions, income taxes or amortization of other acquired intangible assets (each of which may vary for reasons not directly related to the performance of the underlying business), Aetna’s pretax operating margin is based on operating earnings excluding interest expense, income taxes and amortization of other acquired intangible assets. Management also uses pretax operating margin to assess Aetna’s performance, including performance versus competitors.

The following is a reconciliation of operating earnings, operating earnings per share and pre-tax operating margin to the most directly comparable GAAP measure for 2011, 2010 and 2009:

		Year Ended December 31,
(Millions, except per common share data)		2011	2010	2009
Reconciliation to Income Before Income Taxes
Operating earnings before income taxes, excluding interest expense and amortization of other acquired intangible assets	(A)	$3,414.5	$2,723.8	$2,212.1
Interest expense		(246.9)	(254.6)	(243.4)
Amortization of other acquired intangible assets		(120.7)	(95.2)	(97.2)
Voluntary early retirement program		(137.0)	—	—
Transaction-related costs		—	(66.2)	—
Litigation-related insurance proceeds		—	156.3	38.2
Severance and facilities charge		—	(47.4)	(93.7)
Express Scripts, Inc. (“ESI”) settlement		—	—	30.2
Net realized capital gains		167.9	227.5	55.0
Income before income taxes (GAAP measure)		$3,077.8	$2,644.2	$1,901.2
Reconciliation to Net Income
Operating Earnings	(B)	$1,965.7	$1,555.4	$1,237.9
Voluntary early retirement program, net of tax		(89.1)	—	—
Transaction-related costs, net of tax		—	(43.1)	—
Litigation-related insurance proceeds, net of tax		—	101.5	24.9
Severance and facilities charge, net of tax		—	(30.8)	(60.9)
ESI settlement, net of tax		—	—	19.6
Net realized capital gains, net of tax		109.1	183.8	55.0
Net income (GAAP measure)	(C)	$1,985.7	$1,766.8	$1,276.5
Reconciliation of Revenue
Revenue, excluding net realized capital gains	(D)	$33,611.9	$34,018.5	$34,678.9
ESI settlement		—	—	30.2
Net realized capital gains		167.9	227.5	55.0
Total revenue (GAAP measure)	(E)	$33,779.8	$34,246.0	$34,764.1
Operating Margin
Pretax operating margin	(A)/(D)	10.2%	8.0%	6.4%
After-tax net income margin (GAAP measure)	(C)/(E)	5.9%	5.2%	3.7%
Operating Earnings Per Share
Weighted-average common shares — diluted	(F)	380.2	422.9	449.5
Operating earnings per share	(B)/(F)	$5.17	$3.68	$2.75
Net Income Per Share (GAAP measure)	(C)/(F)	$5.22	$4.18	$2.84

Under the ABP, bonus pool funding is determined by the Compensation Committee using non-GAAP metrics to measure actual performance. The following is a reconciliation of the actual performance metrics used in determining the bonus pool funding to the most directly comparable GAAP measure for 2011:

(Millions)	Year Ended 2011
Health care premium	$27,189.2
Other premiums	1,775.8
Fees and other revenue	3,716.1
Total premiums and fees and other revenue	32,681.1
Less: health care costs	21,653.5
Less: current & future benefits	1,876.5
Total underwriting margin (GAAP measure)	9,151.1
Less: underwriting margin from 2011 acquisitions	185.2
Underwriting margin	$8,965.9

Year Ended 2011
Adjusted operating earnings per share	$5.19
Less: estimated pension expense(1)	.02
Operating earnings per share	5.17
Voluntary early retirement program, net of tax	(.24)
Net realized capital gains, net of tax	.29
Net income (GAAP measure)	$5.22

(1)	The determination of adjusted operating earnings per share excludes the impact of projected pension expense for 2011. Pension expense in 2011 was lower than the projected pension expense as a result of the freezing of our tax-qualified noncontributory defined pension plan on December 31, 2010.

(Millions)	Year Ended 2011
Revenue (excluding net realized capital gains and acquisition related items)	(G)	$33,362.1
Revenue from 2011 acquisitions		249.8
Revenue, excluding net realized capital gains		33,611.9
Net realized capital gains		167.9
Total revenue (GAAP measure)	(H)	$33,779.8

(Millions)	Year Ended 2011
Operating expenses, excluding incentive compensation expense, operating expenses from 2011 acquisitions, other items and selling expense	(I)	$5,133.5
Incentive compensation expense		270.7
Operating expenses from 2011 acquisitions		158.4
Selling expenses		1,104.8
Voluntary early retirement program		137.0
Total operating expenses (GAAP measure)	(J)	$6,804.4
G&A as a % of revenue	(I)/(G)	15.39%
Total operating expense ratio (GAAP measure)	(J)/(H)	20.1%

151 Farmington Avenue

Hartford, Connecticut 06156

AETNA INC. 151 FARMINGTON AVENUE, RW61 HARTFORD, CT 06156-3215	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 17, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M45398-P21049	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AETNA INC.

The Board of Directors recommends a vote FOR each of the nominees.

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	Fernando Aguirre	☐	☐	☐

	1b.	Mark T. Bertolini	☐	☐	☐

	1c.	Frank M. Clark	☐	☐	☐

	1d.	Betsy Z. Cohen	☐	☐	☐

	1e.	Molly J. Coye, M.D.	☐	☐	☐

	1f.	Roger N. Farah	☐	☐	☐

	1g.	Barbara Hackman Franklin	☐	☐	☐

	1h.	Jeffrey E. Garten	☐	☐	☐

	1i.	Ellen M. Hancock	☐	☐	☐

	1j.	Richard J. Harrington	☐	☐	☐

	1k.	Edward J. Ludwig	☐	☐	☐

	1l.	Joseph P. Newhouse	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval of the Appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval of the Company’s Executive Compensation on a Non-Binding Advisory Basis.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 4 and 5.

4.	Shareholder Proposal on Cumulative Voting.	☐	☐	☐

5.	Shareholder Proposal on Political Contributions.	☐	☐	☐

NOTE: The proxies may vote in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2012 Annual Meeting of Shareholders of Aetna Inc. and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

2012 ANNUAL MEETING OF SHAREHOLDERS

OF

AETNA INC.

FRIDAY, MAY 18, 2012

9:30 AM CENTRAL TIME

GAYLORD OPRYLAND HOTEL & CONVENTION CENTER

2800 OPRYLAND DRIVE

NASHVILLE, TN 37214

Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the Annual Meeting. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by the Company’s outside tabulator, Broadridge Financial Solutions, Inc.

NOTE: If you plan to attend the meeting, you must follow the advance registration instructions on pages 5 and 85 of the 2012 Proxy Statement. Aetna’s Corporate Secretary must receive your written request for an admission ticket by May 11, 2012. You must present your admission ticket along with government-issued photo identification (e.g., a driver’s license or passport) in order to be admitted to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING: The Notice of Annual Meeting and Proxy Statement and the 2011 Annual Report, Financial Report to Shareholders are available at www.aetna.com/proxymaterials

M45399-P21049

Proxy– Aetna Inc.

2012 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS.

The undersigned hereby appoints Barbara Hackman Franklin, Ellen M. Hancock, and Edward J. Ludwig, and each of them the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the 2012 Annual Meeting of Shareholders of Aetna Inc. to be held on May 18, 2012 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the five items specified in this proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2 AND 3 AND AGAINST ITEMS 4 AND 5.

If you vote by telephone or the Internet, please DO NOT mail back this Proxy Card.

THANK YOU FOR VOTING

(Items to be voted appear on reverse side of this Proxy Card.)

AETNA INC. ANNUAL MEETING FOR HOLDERS AS OF MARCH 16, 2012 TO BE HELD ON MAY 18, 2012 Your vote is important. Thank you for voting.
Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 pm ET on May 17, 2012.
To vote by Internet
1)	Go to website www.proxyvote.com.
2)	Follow the instructions provided on the website.
To vote by Telephone
1)	Call 1-800-454-8683.
2)	Follow the instructions.
To vote by Mail
1)	Check the appropriate boxes on the voting instruction form below.
2)	Sign and date the voting instruction form.
3)	Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M40844-TBD

Important Notice Regarding the Availability of Proxy Materials for the 2012 Shareholder Meeting. The following material is available at www.proxyvote.com:

The Notice of Annual Meeting and Proxy Statement and 2011 Annual Report, Financial Report to Shareholders

The Board of Directors recommends a vote FOR each of the nominees.

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	Fernando Aguirre	☐	☐	☐

	1b.	Mark T. Bertolini	☐	☐	☐

	1c.	Frank M. Clark	☐	☐	☐

	1d.	Betsy Z. Cohen	☐	☐	☐

	1e.	Molly J. Coye, M.D.	☐	☐	☐

	1f.	Roger N. Farah	☐	☐	☐

	1g.	Barbara Hackman Franklin	☐	☐	☐

	1h.	Jeffrey E. Garten	☐	☐	☐

	1i.	Ellen M. Hancock	☐	☐	☐

	1j.	Richard J. Harrington	☐	☐	☐

	1k.	Edward J. Ludwig	☐	☐	☐

	1l.	Joseph P. Newhouse	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON		☐

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval of the Appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval of the Company’s Executive Compensation on a Non-Binding Advisory Basis.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 4 and 5.

4.	Shareholder Proposal on Cumulative Voting.	☐	☐	☐

5.	Shareholder Proposal on Political Contributions.	☐	☐	☐

NOTE: The proxies may vote in their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

AETNA INC. 151 FARMINGTON AVENUE, RW61 HARTFORD, CT 06156-3215	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2012. Have your Voting Instruction Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Aetna in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Instruction Cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2012. Have your Voting Instruction Card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Instruction Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M45400-P21049	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

AETNA INC.

The Board of Directors recommends a vote FOR each of the nominees.

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	Fernando Aguirre	☐	☐	☐

	1b.	Mark T. Bertolini	☐	☐	☐

	1c.	Frank M. Clark	☐	☐	☐

	1d.	Betsy Z. Cohen	☐	☐	☐

	1e.	Molly J. Coye, M.D.	☐	☐	☐

	1f.	Roger N. Farah	☐	☐	☐

	1g.	Barbara Hackman Franklin	☐	☐	☐

	1h.	Jeffrey E. Garten	☐	☐	☐

	1i.	Ellen M. Hancock	☐	☐	☐

	1j.	Richard J. Harrington	☐	☐	☐

	1k.	Edward J. Ludwig	☐	☐	☐

	1l.	Joseph P. Newhouse	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval of the Appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval of the Company’s Executive Compensation on a Non-Binding Advisory Basis.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 4 and 5.

4.	Shareholder Proposal on Cumulative Voting.	☐	☐	☐

5.	Shareholder Proposal on Political Contributions.	☐	☐	☐

NOTE: The Trustee may vote in its discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all voting instructions heretofore given by the signer with respect to the shares represented hereby at the 2012 Annual Meeting of Shareholders of Aetna Inc. and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

2012 ANNUAL MEETING OF SHAREHOLDERS

OF

AETNA INC.

FRIDAY, MAY 18, 2012

9:30 AM CENTRAL TIME

GAYLORD OPRYLAND HOTEL & CONVENTION CENTER

2800 OPRYLAND DRIVE

NASHVILLE, TN 37214

Your vote is important to us. You may provide voting instructions by Internet, telephone or mail. Please provide your voting instructions at your earliest convenience even if you plan to attend the Annual Meeting. Voting instructions appear on the reverse side of this card. Your individual voting instructions are held in confidence.

NOTE: If you plan to attend the meeting, you must follow the advance registration instructions on pages 5 and 85 of the 2012 Proxy Statement. Aetna’s Corporate Secretary must receive your written request for an admission ticket by May 11, 2012. You must present your admission ticket along with government-issued photo identification (e.g., a driver’s license or passport) in order to be admitted to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING: The Notice of Annual Meeting of Stockholders and Proxy Statement, the 2011 Annual Report, Financial Report to Shareholders and Letter to the 401(k) Plan Participants are available at www.aetna.com/proxymaterials

M45401-P21049

Voting Instructions – Aetna Inc.

2012 Annual Meeting of Shareholders
THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF STATE STREET BANK AND TRUST COMPANY.
To: Participants in the Aetna 401(k) Plan

State Street Bank and Trust Company, the Trustee under the Aetna 401(k) Plan (the Plan), has been instructed to solicit your instructions as named fiduciary on how to vote the Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on May 18, 2012, and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to Aetna. If you fail to provide voting instructions to the Trustee by 11:59 p.m., Eastern Time, on May 15, 2012, by telephone, by Internet, or by completing, signing and returning this card, the Trustee will vote the shares in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.

If you vote by telephone or the Internet, please DO NOT mail back this Voting Instruction Card.

THANK YOU FOR VOTING

(Items to be voted appear on reverse side.)